UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Soliciting Material under §240.14a-12

Jackson Financial Inc.

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Proxy statement and notice of annual meeting of shareholders

2026

JACKSON®

Letter From Our Independent Chairman
April 7, 2026

Dear fellow shareholders,
Disciplined execution of Jackson’s long-term growth strategy resulted in another strong year of performance for Jackson stakeholders in 2025. We met or exceeded each of our 2025 key financial targets, including capital return to common shareholders, holding company liquidity, and risk-based capital ratio. Jackson’s 2025 total shareholder return ranked in the top quartile for the year relative to peer group companies within the S&P Insurance Select Industry Index, reflecting the Company’s operational excellence and competitive performance. As we continue to grow as a leading retirement services provider, we remain grounded in our respect for our policyholders, business partners, and associates, with prudent risk management and a focus on delivering long-term shareholder value.

Since becoming an independent public company in September 2021, Jackson has successfully executed on several strategic initiatives that have delivered profitable growth and value to our stakeholders. We’ve diversified and enhanced our annuity product offerings to meet consumer needs as more Americans seek financial security in retirement. We’ve also strengthened our financial profile through more consistent capital generation and predictable financial results enabled by the establishment of Brooke Life Reinsurance Company and consistently returned capital to shareholders.
In January 2026, we announced the formation of a long-term strategic partnership with TPG Inc. and the establishment of a new Michigan-based captive reinsurer, Hickory Brooke Reinsurance Company (“Hickory Re”), to support our plans to accelerate the growth of spread-based products and further diversify our new business mix. Together, these actions are expected to increase Jackson’s future profitability and capital generation, drive earnings per share accretion after the first year following closing, and support continued strong growth in free cash flows and capital return to common shareholders. Importantly, these actions may allow for greater flexibility to strategically invest in our business to meet the increasing demand for our consumer value-oriented products and services. In addition, these actions are undertaken within Jackson’s strong, disciplined approach to risk management, which is focused on our long-term commitment to policyholders and shareholders.
Our Board of Directors continued its oversight of Jackson’s strategic framework. In June 2025, the Board hosted our annual three-day strategy session where executives from Jackson, business partners and third-party organizations shared in-depth analyses of the industry and the Company’s existing business operations and future opportunities. Jackson remains committed to providing long-term value to shareholders, focusing on capturing organic and inorganic opportunities that provide sustainable growth and earnings diversification. The Board is confident that the executive management team’s continued successful execution of this strategy supports our position as a leading retirement solutions provider.
Retail annuity sales in 2025 totaled $19.7 billion, a 10% increase over 2024 and our highest sales year since going public. Notably, the diversity of our new business mix has improved with traditional variable annuities representing 47% of 2025 sales, down from 96% in 2021. Our healthy and profitable in-force book of business has delivered strong capital generation, resulting in more than 9% growth in free cash flow(1) from year end 2024 to year end 2025 after reflecting the initial capitalization of Hickory Re. Excluding the capitalization of Hickory Re, free cash flow was up nearly 30%. Capital return to common shareholders grew nearly 37% over the same period.
We have consistently returned capital to our shareholders through both common dividends and common share repurchases over the last four years. We returned a total of $862 million to common shareholders in 2025, including $634 million in common share repurchases, which exceeded the top of our $700-$800 million targeted range. As of year-end 2025, we returned $2.7 billion to common shareholders since going public, an amount that exceeds our initial market capitalization,

(1)
See “Non-GAAP Financial Measures” in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Annual Report on Form 10-K for the year ended December 31, 2025, for more information and a reconciliation to Net cash provided by operating activities (Parent Company only), the most comparable U.S. GAAP measure.

2026 PROXY STATEMENT

reducing the number of common shares outstanding by nearly 28% over the same period. In September 2025, we announced the Board’s authorization of a $1 billion increase to Jackson’s existing common share repurchase authorization.
We have increased our common dividend each year since becoming an independent public company. In February 2026, we raised our quarterly dividend to $0.90 per common share, a 12.5% increase over the prior year and an 80% increase over our initial $0.50 dividend in the fourth quarter of 2021. We have also increased our target annual capital return range each year and have set a 2026 capital return target of $900 million — $1.1 billion.
We consistently focus on balancing return of capital to shareholders while maintaining our financial strength and investing in our business. When evaluating organic and inorganic strategic growth opportunities, we remain committed to deploying capital to its highest and best use. When we have opportunities that exceed our cost of capital, we plan to pursue them. When opportunities do not exceed our cost of capital, we plan to return excess capital to shareholders.
Jackson has a long history of contributing to society through our retirement products, prioritizing consumer value, and helping people achieve financial freedom. Our associate-led corporate responsibility efforts help make Jackson a great place to work. More than 50% of associates participated in hands-on volunteer events in 2025, supporting the communities where they live and work. Jackson’s workforce strategy focuses on attracting and retaining top talent and creating an environment that empowers associates to develop their skills and reach their full potential. We improved our recruiting process, and a cross-functional team redesigned onboarding to deliver a more engaging experience. In 2025, we launched an internal talent platform that identifies existing skills for open roles and future needs, enabling us to source, develop, and deploy talent more effectively. Through these and other efforts, Jackson continues to invest in associates and foster a culture of belonging that supports long-term engagement and success.
Jackson and our Board remain committed to maintaining meaningful and ongoing engagement with our shareholders. I value the constructive discussions held in 2025 and appreciate the perspectives shared on a broad range of matters, including Company performance and strategy, corporate governance, executive compensation, responsible use of artificial intelligence and corporate responsibility. The Board carefully considers shareholder feedback as it carries out its oversight function.
On behalf of the Board of Directors, I am proud of the accomplishments highlighted in this proxy statement that underscore Jackson’s efforts on behalf of its shareholders. I encourage your participation at our annual meeting of shareholders on May 21, 2026.
Thank you for your support and confidence in Jackson.
Steven A. Kandarian
Independent Chair,
Jackson Financial Inc. Board of Directors
2026 PROXY STATEMENT

Notice of 2026 Annual Meeting of Shareholders
Date, Time, and Place:	Record Date:
May 21, 2026 9:30 A.M. Eastern Daylight Time (“EDT”) 1 Corporate Way Lansing, Michigan 48951 517-381-5500	March 24, 2026
Items of Business and Board Voting Recommendation:
1.	Election of nine directors to serve a one-year term	FOR (each nominee)
2.	Ratification of the appointment of KPMG LLP as Jackson Financial Inc.’s independent auditor for 2026	FOR
3.	Advisory vote to approve executive compensation	FOR
And such other business as may properly come before the 2026 Annual Meeting of Shareholders and any postponements and adjournments thereof. As of the date of this proxy statement, we have not received notice of any such matters.
Please cast your votes by one of the following methods:
INTERNET	TELEPHONE	MAIL

www.proxyvote.com up until 11:59 p.m. EDT on May 20, 2026	1-800-690-6903 up until 11:59 p.m. EDT on May 20, 2026	Mark, sign, and date your proxy card and return it at least one week before the 2026 Annual Meeting of Shareholders in the pre-addressed, postage-paid envelope provided
For specific instructions on voting, please refer to Questions and Answers — Voting Information.
Attendance at the Annual Meeting of Shareholders
Your vote is important to us. Even if you plan to attend the 2026 Annual Meeting of Shareholders, we urge you to vote as soon as possible. You may vote your shares in person, over the Internet, or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you also may submit your proxy or voting instruction card at least one week before the 2026 Annual Meeting of Shareholders by completing, signing, dating, and returning your proxy or voting instruction card in the pre-addressed envelope provided.
By order of the Board of Directors.
Andrea Goodrich
Senior Vice President, Corporate Secretary
2026 PROXY STATEMENT

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2026
This Notice of Annual Meeting, Proxy Statement and Form of Proxy, and our 2025 Annual Report on Form 10-K are available under Financials in the investor relations section of our website at investors.jackson.com/financials/sec-filings and may be obtained free of charge upon written request to the Corporate Secretary at the Company’s headquarters, 1 Corporate Way, Lansing, Michigan 48951.
2026 PROXY STATEMENT

1	Proxy Statement Summary
2 The Jackson Difference
4 Our Director Nominees
5 Corporate Governance Practices
5 Shareholder Engagement Highlights
6 Executive Compensation
6 2025 Pay Mix
7 Our Corporate Responsibility: We Stand for Positive Change
9	Proposal 1 — Election of Directors
10	Our Director Nominees
21	Corporate Governance
21 Areas of Focus for the Board
22	Corporate Governance Highlights
22	Building our Board of Directors
22 Director Criteria and Nominating Process
22 Director Qualifications
23 Director Independence
23 Director Nominee Selection Process
24	Annual Election of Directors
24 Board Refreshment, Outside Commitments, Ongoing Education, and Assessment
25 Outside Commitments
25 Mandatory Retirement Age
25 Director Continuing Education
25 Board and Committee Annual Evaluations
26	Leadership Structure and Board Oversight
26 Independent Chair
26 Responsibilities of the Independent Chair
27 Board Oversight
27 Selected Areas of Board Oversight
27 Board Oversight of Strategy
27 Board Oversight of Talent, Succession Planning and other Human Capital Matters
28 Board Oversight of Corporate Responsibility
28 Board Oversight of Risk
29 Selected Areas of Committee Oversight of Risk
30	Board and Committee Meetings and Committee Responsibilities
30 Board and Committee Meetings
30 Attendance
30 Committee Structure and Composition
30	Our Board Committees
32	Engagement
32 Active Shareholder Engagement Informs Our Board
32 Shareholder Engagement
32 2025 Shareholder Engagement Program by the Numbers
32 2025 Fall Shareholder Engagement Spotlight
33 Communication with the Board
34	Director Compensation
34 2025 Annual Director Compensation
2026 PROXY STATEMENT

Table of Contents (continued)
35 2025 Director Compensation Table
36 Directors’ Stock Ownership Guidelines
36 Director’s Matching Gift Program
37	Security Ownership
37 Security Ownership of Certain Beneficial Owners
39 Security Ownership Directors and Management
41	Proposal 2 — Ratification of Independent Auditor
42 Pre-Approval Policy for Audit and Non-Audit Services
42 Audit Fees, Audit-Related Fees and All Other Fees
43 Report of the Audit Committee
44	Proposal 3 — Say-on-Pay
45	Compensation Discussion and Analysis
45 Executive Summary
47 Compensation Philosophy
48 Our Compensation and Governance Practices
49 Compensation Peer Group
50 Elements of our Executive Compensation Program
60 Compensation Committee Report
61	Executive Compensation Tables
61 Summary Compensation Table
63 Grants of Plan-Based Awards for Fiscal Year 2025
65 Outstanding Equity Awards at Fiscal Year-End 2025
67 Stock Vested
68 Fiscal Year 2025 Nonqualified Deferred Compensation Plan
69 Potential Payments Upon Termination or Change in Control
73	CEO Pay Ratio
73 Median Employee Identification Process
73 Calculation of the Pay Ratio
74	Pay vs. Performance
78	Transparency
78 Availability of Governance Documents
78 Political Activity
78 Code of Conduct and Business Ethics / Code of Financial Ethics
78 Insider Trading Policy
78 Hedging and Pledging Prohibition
79 Director Independence Analysis
79 Certain Relationships and Related Persons Transactions
81	Questions and Answers
84	Information not Incorporated into this Proxy Statement
A-1	Appendix A — Definitions and Non-GAAP Financial Measures
2026 PROXY STATEMENT

Forward Looking Statements and Non-GAAP Financial Measures
Generally speaking, any statement in this proxy statement not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as “could,” “should,” “can,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “expect,” “believe,” “anticipate,” “plan,” “predict,” “remain,” “future,” “confident,” and “commit” or similar expressions. In particular, statements regarding plans, strategies, prospects, targets, and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance, and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Other factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in Jackson Financial Inc.’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 24, 2026, and elsewhere in Jackson Financial Inc.’s reports filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.
Certain financial data included in this proxy statement consists of non-GAAP (Generally Accepted Accounting Principles) financial measures. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures can be found in the Definitions and Non-GAAP Financial Measures appendix of this proxy statement.
Certain financial data included in this proxy statement consists of statutory accounting principles financial measures. These measures are included in or derived from Jackson National Life Insurance Company (“JNL”) annual and/or quarterly statements filed with the Michigan Department of Insurance and Financial Services and are available on our website at investors.jackson.com/financials/statutory-filings.
We routinely use our investor relations website, investors.jackson.com, as a primary channel for disclosing key information to our investors, some of which may contain material and previously non-public information. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives’ social media channels is not incorporated by reference into, and is not part of, this document.
2026 PROXY STATEMENT

Proxy Statement
This proxy statement contains information about the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Jackson Financial Inc. (“JFI” or “Jackson” and together with its subsidiaries, the “Company,” “we,” “our,” or “us”). The Company is providing proxy materials to solicit proxies on behalf of Jackson’s Board of Directors (the “Board of Directors” or the “Board”). We are sending certain shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 7, 2026. The Notice includes instructions on how to access online the proxy statement, the 2025 Annual Report to Shareholders, and a Letter to Shareholders. Shareholders who have previously requested a printed or electronic copy of the proxy materials will continue to receive such a copy of the proxy materials, which will be sent on or about April 7, 2026. See the Question and Answers section of this proxy statement for additional information.
2026 PROXY STATEMENT

Proxy Statement Summary
Proxy Statement Summary
This proxy statement summary is intended to provide a broad overview of information contained elsewhere in this proxy statement and in our 2025 Annual Report to Shareholders (the “Annual Report”) and does not contain all the information you should consider when casting your vote. Please carefully review the entire proxy statement and the Annual Report before voting.
2026 Annual Meeting of Shareholders:
Date, Time, and Place:	Record Date:
May 21, 2026 9:30 A.M. EDT 1 Corporate Way Lansing, Michigan 48951 517-381-5500	March 24, 2026
Meeting Agenda and Voting Matters
Proposal		Board’s Voting Recommendation
1.	Election of nine directors to serve a one-year term	FOR (each nominee)
2.	Ratification of the appointment of KPMG LLP as Jackson Financial Inc.’s independent auditor for 2026	FOR
3.	Advisory vote to approve executive compensation	FOR
And such other business as may properly come before the 2026 Annual Meeting of Shareholders and any postponements and adjournments thereof. As of the date of this proxy statement, we have not received notice of any such matters.
2026 PROXY STATEMENT	1

The Jackson Difference
The Jackson Difference
We Are a Leading U.S. Retirement Services Provider

Jackson is a leading U.S. retirement services provider committed to reducing the complexity of retirement planning. Our range of nationwide commission and advisory-based annuities has made us one of the largest retail annuity companies in the United States as determined by sales. Founded in 1961, Jackson’s common stock is listed on the New York Stock Exchange under the ticker symbol, JXN.

We Are Guided by Our Purpose and Values
Jackson is committed to helping people achieve financial freedom so they can live the lives they want. Our corporate values of Respect, Empower, Create, and Execute guide our employee practices and decisions to build on our strong legacy.
We Are Primed for Sustainable Growth
As demand for new sources of retirement income increases and an aging U.S. population transitions into retirement, our core strengths that enable us to maintain and grow our market leadership include:
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Differentiated products and well-known brand among advisors

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Industry-leading distribution capabilities

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Award-winning customer service and scalable operating platform

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High-quality investment management

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Attractive financial profile with a strong risk-management culture

2	2026 PROXY STATEMENT

We Achieved Our Key Financial Targets
We Achieved Our Key Financial Targets and Maintain a Healthy Balance Sheet
Jackson had an exceptional year in 2025, marked by achievement of numerous milestones exemplifying operational and financial strength. For the fifth consecutive year, we met or exceeded each of our key financial targets. In addition, total retail annuity sales in 2025 were $19.7 billion, up 10% from 2024 and our highest level since becoming public, reflecting strong demand across our increasingly diverse and competitive product suite. We also delivered more than $1 billion in free capital generation and continued to grow non-GAAP free cash flow.
In January 2026, Jackson announced the formation of a long-term strategic partnership with TPG Inc., a leading global alternative asset management firm, and in December 2025, the establishment of a new Michigan-based captive reinsurer, Hickory Brooke Reinsurance Company. Together, we expect these actions to further strengthen our ability to offer competitive spread-based products and accelerate our pace of growth. These efforts are undertaken within Jackson’s strong, disciplined approach to risk management, which is focused on our long-term commitment to policyholders and shareholders.
2025 Key Financial Targets
Other Financial Highlights
YEAR ENDED DECEMBER 31
2025
(in millions)
Net income (loss) attributable to common shareholders	$(17)
Pretax adjusted operating earnings(1)	$1,882
Return on Equity (“ROE”) attributable to common shareholders	(0.2)%
Adjusted Operating ROE attributable to common shareholders(1)	14.7%

(1)
Please refer to Appendix A for an explanation of “Pretax adjusted operating earnings,” “Adjusted Operating ROE” and a reconciliation of non-GAAP financial measures to our results as reported under U.S. GAAP.

2026 PROXY STATEMENT	3

Maintained Consistent Capital
Significant Capital Return Growth

2021		2025	
QUARTERLY DIVIDEND PER COMMON SHARE	$0.50	→	$0.80	↑60%
TOTAL CAPITAL RETURN	$375M[1] Midpoint of initial target range of $325-$425 million	→	$862M Exceeded top of target range of $700-$800 million	↑130%
DILUTED COMMON SHARE COUNT	90.6M	→	68.2M	↓25%

Returned $2.7 billion to common shareholders since becoming public, exceeding our initial market capitalization

(1) Announced capital return to shareholders target range of $325-$425 million within first year following September 2021 separation. Actual capital return was $261 million from date of separation to year-end 2021.

Our Director Nominees
The Company has nominated highly qualified, independent leaders to serve on its Board of Directors. Our director nominees bring a varied mix of attributes, skills, experiences, and backgrounds to our Board, creating an effective Board focused on the long-term goals and needs of the Company’s shareholders and other stakeholders.
We ask you to vote FOR all the director nominees listed in Proposal 1 — Election of Directors, below.
Each director nominee attended at least 75% of the Board and committee meetings on which he or she sits. Detailed information regarding these individuals is set forth in this proxy statement summary and under Proposal 1. The Nominating and Governance Committee and the Board believe that the nominees provide the relevant and comprehensive attributes, skills, experiences, and backgrounds that, in light of Jackson’s business, structure, and challenges, are needed to provide highly effective oversight of the Company’s business, risks, and current and long-term strategic needs.
4	2026 PROXY STATEMENT

Shareholder Engagement Highlights
Corporate Governance Practices
Jackson’s governance framework is a set of principles, guidelines, and practices that support our values and long-term value creation for our shareholders. Our Board ensures that Jackson maintains its robust governance framework and strong ethical culture. We regularly review, update, and enhance our corporate governance practices and compliance and training programs, as appropriate, in light of shareholder interests, changes in applicable laws, regulations and stock exchange requirements, and the evolving needs of our business. Our corporate governance highlights include:
Independent Board Oversight

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Independent Chair

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All directors except CEO are independent

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Fully independent Board committees, each with substantial oversight of Company risks and corporate responsibility matters

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Independent directors meet in executive sessions at Board and committee meetings

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Board participation in and oversight of strategic planning

Board Refreshment & Other Practices

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Annual Board and committee evaluations

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New director orientation and continuing director education

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Mandatory retirement age

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Limits on Board member service to three other public company boards

Shareholder Accountability

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Annual election of directors by majority vote in uncontested elections with director resignation policy

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One vote per share

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Shareholder right to call special meetings

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No poison pill or shareholder rights plan

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Directors and executive officers are:

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prohibited from hedging and pledging of Company stock;

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prohibited from receiving loans from the Company; and

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subject to robust stock ownership guidelines

The Board recognizes that governance is an evolving process and has established the Company’s Corporate Governance Guidelines to provide the Board with a general framework in fulfilling its duties and responsibilities. Each year, the Board reviews and updates, as appropriate, the Corporate Governance Guidelines to address emerging needs and practices.
The Corporate Governance Guidelines are available under Governance in the investor relations section of our website at investors.jackson.com/governance.
Shareholder Engagement Highlights
During 2025, Jackson held 30 meetings with shareholders and investors representing approximately 30% of the shares outstanding, including nearly half of its top 10 shareholders. In its 2025 fall shareholder engagement, the Company extended 15 invitations to governance teams to meet, including our largest shareholders (representing 47% of shares outstanding), and held four virtual meetings with these teams (representing 27% of shares outstanding). Our independent Board Chair and executives engaged in discussions with shareholders throughout the year to better understand and appreciate their perspectives on a variety of topics, including Company performance and strategy, corporate governance, executive compensation, and corporate responsibility topics. Management shares these engagement efforts and any shareholder feedback with the full Board at each regular Board meeting. We intend to continue an open dialogue with shareholders through our regular outreach program in 2026 and beyond.
2026 PROXY STATEMENT	5

Executive Compensation
Executive Compensation
Key objectives of our executive compensation program include the following:
Pay for Performance A material amount of compensation is at-risk and assessed based on preset goals that are aligned with our long-term strategy and drive increases in shareholder value	Provide Competitive Target Total Direct Compensation Our compensation enables us to attract, motivate, and retain high-performing executives
Align Executives’ Interests with Shareholder Interests A significant portion of our named executive officers’ (“NEOs”) total direct compensation is delivered in the form of stock-based incentives	Encourage Long-Term Decision-Making Our long-term incentive compensation program includes awards with multi-year overlapping performance or vesting periods
Reinforce Strong Risk Management We incentivize actions that create sustainable shareholder value and minimize excessive risk-taking	Maintain Strong Governance Our strong governance includes rigorous plan design, goal setting, risk mitigation, and benchmarking
2025 Pay Mix
Our 2025 compensation program. At our 2025 annual meeting of shareholders, strong support was expressed for our executive compensation programs with over 94% of votes cast in favor of the non-binding advisory resolution on executive compensation. The results of our “say-on-pay” Advisory Vote and feedback from our shareholder outreach discussions are part of the Compensation Committee’s regular review of our executive compensation program. We believe the strong level of support is evidence that the program is working as intended and meets our shareholders’ expectations.
We ask you to vote FOR the Advisory Vote to approve the executive compensation of the Named Executive Officers described in Proposal 3 — Say-on-Pay below. Our 2025 NEOs include our president and chief executive officer (“CEO”), chief financial officer (“CFO”), the three other most highly compensated, currently employed executive officers, and our former President of Jackson National Life Distributors LLC, as listed in the Summary Compensation Table in the Compensation Discussion and Analysis section.
6	2026 PROXY STATEMENT

Our Corporate Responsibility
Our Corporate Responsibility: We Stand for Positive Change
Jackson’s corporate responsibility program reflects our commitment to positive practices that promote the sustainability of Jackson’s business and a more confident future for all. Our strategy includes a balanced, long-term approach to serving our stakeholders responsibly, including customers, advisors, distribution partners, associates, community partners, regulators, vendors, and shareholders.
2026 PROXY STATEMENT	7

Board Oversight of Corporate Responsibility
Board Oversight of Corporate Responsibility
The Company integrates our various corporate responsibility initiatives into our strategy and daily operations at each level of the business. This begins with direct oversight by the Nominating and Governance Committee, which reviews the Company’s programs and reporting on human capital and sustainability. See the Board Oversight of Corporate Responsibility section of this proxy statement.
Reporting
The Company annually issues a report on these matters. Our latest report can be found at jackson.com/the-jackson-difference/corporate-responsibility. The information on this webpage is not incorporated by reference in, and does not form a part of, this proxy statement or any other SEC filing. The Company intends to publish its next Corporate Responsibility Report in or around May 2026.
8	2026 PROXY STATEMENT

Proposal 1 — Election of Directors
Proposal 1 — Election of Directors
Your Board recommends a vote FOR each of the Director nominees
The Company’s success and long-term value benefit from the attributes, skills, experiences, and backgrounds of its directors. The Board considers nominees who have demonstrated integrity and accomplishment in their business and professional careers and who possess the necessary experience and background to contribute to the Board and to Jackson. In addition, the nominees engage in continuing education and other programs to remain current in their particular areas of expertise, to further their understanding of corporate governance, and to gain knowledge in other matters relevant to Jackson.
The Board nominees consist of highly qualified leaders with significant accomplishments in their respective fields. All Board nominees have a breadth of executive leadership experience. In these positions, they have developed extensive and wide-ranging management experience, including strategic and financial planning, public company financial reporting, governance, compliance, risk management, technology matters, and leadership development. The Board believes each of the current nominees qualifies for service on the Board of Directors. The Board and the Nominating and Governance Committee further believe the attributes, skills, experiences, and backgrounds of our directors provide us with a varied range of perspectives and the business acumen to effectively address the Company’s evolving needs and represent the best interests of JFI’s shareholders.
Pursuant to our Amended and Restated By-Laws, each nominee for election in an uncontested election is elected by the affirmative vote of the majority of votes cast, which means that the votes cast “for” a nominee’s election must exceed the votes cast “against” such nominee’s election. As required by our Corporate Governance Guidelines, each nominee has tendered his or her irrevocable resignation to the Board that will be effective upon (i) the director receiving a greater number of votes “against” his or her election than votes “for” such election, and (ii) the Board’s acceptance of such resignation. Abstentions are not considered votes cast and will have no effect on the proposal. Broker non-votes will not affect the outcome of the vote.
2026 PROXY STATEMENT	9

Our Director Nominees
Our Director Nominees
To assist with candidate assessment, the Nominating and Governance Committee utilizes a matrix, which is reviewed annually, of the relevant skills and experiences that evolve with the Company’s business and strategy. With this in mind, the Board, led by the Nominating and Governance Committee chair, identified the following skills and experiences as most relevant for the Company’s Board at this time.
Our nine Board members self-identify their skills and qualifications and, as a whole, reflect a balanced and qualified Board, as indicated below.
10	2026 PROXY STATEMENT

Our Director Nominees
Lily Fu Claffee Independent Director Age: 56 Director since September 2021 Jackson Board Committees Audit Committee Nominating and Governance Committee
Qualifications and Expertise Provided to the Board
Ms. Claffee’s extensive financial and regulatory experience in the public and private sectors provides a valuable resource for the Board. Her federal government experience and legal expertise enables the Board to better understand how to navigate the ever-changing regulatory environment in which the Company operates. Ms. Claffee’s current responsibilities at OneMain Financial include overseeing the company’s legal team, as well as corporate governance, compliance, information security, internal audit, corporate communications, government relations, and corporate responsibility.
Experience
OneMain Financial
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Executive Vice President, Chief Legal Officer & Corporate Secretary (2021 to present)

Fox Corporation
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Executive Vice President, General Counsel and Head of Compliance of Fox News Media, a news organization owned by Fox Corporation (2018 to 2021)

Chamber of Commerce of the United States
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Chief Legal Officer and Corporate Secretary (2010 to 2018)

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Executive Vice President, U.S. Chamber Litigation Center (2012 to 2018)

Jones Day
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Partner, Government Regulation (2009 to 2010)

U.S. Department of Commerce
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General Counsel (2008 to 2009)

U.S. Department of Treasury
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Deputy General Counsel (2006 to 2008)

U.S. Department of Justice
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Deputy Associate Attorney General (2005 to 2006)

Mayer Brown LLP
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Partner, Litigation & Antitrust (1994 to 2005)

Education
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J.D., University of Minnesota Law School

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B.A., English Literature and Philosophy, University of Wisconsin – Madison

Attributes and Skills
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Executive Leadership

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Corporate Governance

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Finance and Capital Markets

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Human Capital Management

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Financial Services

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Legal and Compliance

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Risk Management

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Technology, AI, and Cybersecurity

2026 PROXY STATEMENT	11

Our Director Nominees
Gregory T. Durant Independent Director Age: 67 Director since September 2021 Jackson Board Committees Audit Committee (Chair) Compensation Committee
Qualifications and Expertise Provided to the Board
Mr. Durant’s experience as senior executive of a global professional services firm with oversight responsibilities of policy and government relations efforts enhances the Board’s ability to monitor and oversee financial accounting, public policy, and human capital management risks.
Experience
Deloitte LLP
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Vice Chairman (2019 until retirement in 2021)

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Deputy Chief Executive Officer (2015 to 2019)

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National Managing Partner, Clients and Industries (2011 to 2013)

Other Boards
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Deloitte LLP, Director (2005 to 2011)

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Deloitte Touché Tohmatsu (2006 to 2008)

•
Carnegie Hall Board of Trustees, Trustee and member of its Finance & Operations Committee and Audit Committee (2012 to present)

•
University of Chicago Booth School of Business, Dean’s Advisory Council (2011 to 2020)

•
A Better Chance, Vice Chair (2010 to 2020)

Education
•
M.B.A., University of Chicago Booth School of Business

•
B.B.A. in Accounting, Western Michigan University

•
CPA; member of the American Institute of Certified Public Accountants

Attributes and Skills
•
Executive Leadership

•
Audit and Financial Reporting Expertise

•
Business Operations and Strategic Planning

•
Corporate Governance

•
Finance and Capital Markets

•
Investment Management

•
Human Capital Management

•
Financial Services

12	2026 PROXY STATEMENT

Our Director Nominees
Steven A. Kandarian Independent Chair of the Board Age: 74 Director since February 2021 Jackson Board Committees Compensation Committee Nominating and Governance Committee (Chair)
Qualifications and Expertise Provided to the Board
Mr. Kandarian has nearly two decades of senior executive leadership experience in the insurance and annuity industries, including managing the risks associated with large investment portfolios through various economic cycles. This experience allows him to effectively oversee management’s execution of the strategic plan and effectively monitor its operational and long-term investment decisions.
Experience
MetLife, Inc.
•
President and CEO (2011 until retirement in 2019)

•
Chair (2012 until retirement in 2019)

•
Chief Investment Officer (2005 to 2011)

Pension Benefit Guaranty Corporation
•
Executive Director (2001 to 2004)

Other Boards
Public Company Boards
•
ExxonMobil Corporation, Director (2018 to present), Member of Compensation Committee, Nominating & Governance and Executive committees, former member of Environment, Safety & Policy Committee

•
AECOM, Independent Lead Director (2019 to 2021), Compensation Committee Chair, Audit Committee member

•
MetLife, Inc., Director (2011 to 2019), Chair (2012 to 2019)

Other
•
Neuberger Berman, Director (2015 to present)

•
Damon Runyon Cancer Research Found., Director (2011 to present)

•
The Business Council, Member (2012 to present)

•
The Business Roundtable, Member (2011 to 2019)

•
Partnership for New York City, Director (2013 to 2019)

•
Institute of International Finance, Director (2014 to 2018), Insurance Regulatory Committee Chair (2015 to 2018)

•
Lincoln Center for the Performing Arts, Director (2012 to 2018)

•
Financial Services Forum, Member (2011 to 2016)

•
American Council of Life Insurers, Director (2012, 2013, 2015)

•
Economic Club of New York, Member (2012 to 2013)

Education
•
M.B.A., Harvard Business School

•
J.D., Georgetown University Law Center

•
B.A. in Economics, Clark University

Attributes and Skills
•
Executive Leadership

•
Audit and Financial Reporting Expertise

•
Business Operations and Strategic Planning

•
Corporate Governance

•
Finance and Capital Markets

•
Investment Management

•
Human Capital Management

•
Financial Services

•
Insurance

•
Risk Management

•
Marketing and Communications

2026 PROXY STATEMENT	13

Our Director Nominees
Derek G. Kirkland Independent Director Age: 68 Director since September 2021 Jackson Board Committees Audit Committee Finance and Risk Committee
Qualifications and Expertise Provided to the Board
Mr. Kirkland’s experience as a senior investment banking executive focused primarily on the insurance sector helps the Board oversee the Company’s capital allocation philosophy, strategy, and execution. His deep experience in M&A and knowledge of capital markets and equity valuation in the insurance sector also enable him to contribute to Board oversight of the Company’s long-term strategy.
Experience
Morgan Stanley
•
For over 30 years, Mr. Kirkland held several management positions, serving as Vice Chair of Investment Banking, Managing Director or Advisory Director, each at various times for 15 years until retiring in April 2020. Prior to that he served in a series of roles of increased responsibility.

Harvard University
•
Senior Fellow at the Mossavar-Rahmani Center for Business and Government, Harvard University John F. Kennedy School of Government (2015 to 2016)

Other Boards
•
Astia, Trustee (2026 to present)

•
Third Way, Trustee (2006 to present)

Education
•
Master’s in Public Policy, John F. Kennedy School of Government at Harvard University

•
A.B. in History, Princeton University

Attributes and Skills
•
Executive Leadership

•
Business Operations and Strategic Planning

•
Corporate Governance

•
Finance and Capital Markets

•
Human Capital Management

•
Financial Services

•
Insurance

14	2026 PROXY STATEMENT

Our Director Nominees
Drew E. Lawton Independent Director Age: 67 Director since September 2021 Jackson Board Committees Compensation Committee Finance and Risk Committee
Qualifications and Expertise Provided to the Board
Mr. Lawton’s executive leadership experience at large global insurance firms provides the Board with valuable industry perspective. His expertise in annuity products, financial risk, and investment management enables him to contribute to Board oversight of the Company’s investment, capital market, and human capital management risks.
Experience
New York Life Investment Management
•
Chief Executive Officer (2014 until retirement in 2015)

•
Senior Managing Director, Retail Annuities, Retirement Solutions and Traditional Investments (2010 to 2015)

Fidelity Investments
•
President and CEO, Pyramis Global Advisors Trust Company, f/k/a Fidelity Management Trust Company (2002 to 2008)

•
Senior Vice President, Investment Services (1997 to 2002)

Aetna Life & Casualty
•
Chief Marketing Officer, Aeltus Investment Management (1995 to 1997)

•
Head, 401k Marketing (1993 to 1995)

•
Equity Investments Product Manager (1991 to 1995)

Other
•
Adjunct professor, University of North Texas (2021 to present)

Other Boards
•
BlackRock iShares Trust, Board of Trustees, Independent Director (2016 to present)

•
Principal Mutual Funds, Director (2016 to 2016)

•
Fidelity Management Trust Company, Director (2002 to 2008)

•
Make-a-Wish Foundation of America, Director (2011 to 2017)

•
University of Virginia Frank Batten School of Leadership and Public Policy, Trustee (2016 to 2018)

Education
•
M.B.A. in Finance, University of North Texas

•
B.A. in Administrative Science, Yale University

Attributes and Skills
•
Executive Leadership

•
Business Operations and Strategic Planning

•
Corporate Governance

•
Finance and Capital Markets

•
Investment Management

•
Human Capital Management

•
Financial Services

•
Insurance

•
Marketing and Communications

2026 PROXY STATEMENT	15

Our Director Nominees
Martin J. Lippert Independent Director Age: 66 Director since September 2021 Jackson Board Committees Finance and Risk Committee Nominating and Governance Committee
Qualifications and Expertise Provided to the Board
Mr. Lippert has nearly four decades of leadership experience in the financial services industry, managing various business units and functions as well as serving on the executive committees at each of the financial institutions. Mr. Lippert’s depth of experience in global technology and operations including digital strategy, cybersecurity, anti-money laundering, and risk management in insurance and financial services bolsters the Board’s risk planning. His cybersecurity expertise strengthens oversight of critical technology infrastructure.
Experience
MetLife, Inc.
•
Executive Vice President of Global Technology and Operations (2011 until retirement in 2019)

Citi
•
Chief Operations and Technology Officer (2008 to 2009)

Royal Bank of Canada
•
Vice Chairman (1997 to 2008)

BNY Mellon
•
Executive Vice President for Information Management and Research (1981 to 1997)

Other Boards
•
Freddie Mac, Special Adviser (2009 to 2010)

•
Trillium Health Systems, Director (2004 to 2009)

•
AOL, Canada, Chair (2000 to 2002)

•
University of Pittsburgh, Board of Visitors (2018 to present)

•
New Leaders, Director (2010 to present)

•
Nile Global Inc. Advisory Board, Member (2020 to present)

•
Recipient of Peter J. Kight Lifetime Achievement Award for Innovation in Banking

Education
•
B.S. in Business, University of Pittsburgh

Attributes and Skills
•
Executive Leadership

•
Business Operations and Strategic Planning

•
Corporate Governance

•
Finance and Capital Markets

•
Human Capital Management

•
Financial Services

•
Insurance

•
Legal and Compliance

•
Marketing and Communications

•
Technology, AI, and Cybersecurity

16	2026 PROXY STATEMENT

Our Director Nominees
Russell G. Noles Independent Director Age: 67 Director since September 2021 Jackson Board Committees Audit Committee Finance and Risk Committee (Chair)
Qualifications and Expertise Provided to the Board
Mr. Noles has broad experience as a senior executive at large U.S. insurance and diversified financial services companies. His experience in finance, audit, and risk management, including implementing internal controls to mitigate operational, cybersecurity, financial, governance and technology risks, as well as supervisory oversight of IT, IS and Technology Operations, all contribute to Board oversight of these areas.
Experience
Nuveen
•
Chief Operating Officer (2017 until retirement in 2019)

Teachers Insurance & Annuity Association (“TIAA”)
•
Chief Strategy Officer (2011 to 2017)

•
Senior Vice President, Product Development & Management (2008 to 2011)

•
Chief Auditor (2004 to 2008)

•
Acting Chief Financial Officer (2005 to 2006)

St. Paul Travelers Companies
•
Vice President, Internal Audit (2001 to 2004)

Other Boards
•
Metropolitan State University of Denver, Board of Trustees, Chair (2022 to 2023), Member (2019 to present)

•
Consumer Reports, Director, former Chair of Finance Committee and Investments Subcommittee (2019 to 2024)

•
TIAA-CREF Life Insurance Company, Director, Chair of Audit Committee (2008 to 2018)

Education
•
M.B.A. in Finance, University of Denver

•
B. S. in Accounting, Metropolitan State University of Denver

•
CPA; member of the American Institute of Certified Public Accountants

Attributes and Skills
•
Executive Leadership

•
Audit and Financial Reporting Expertise

•
Business Operations and Strategic Planning

•
Corporate Governance

•
Finance and Capital Markets

•
Investment Management

•
Human Capital Management

•
Financial Services

•
Insurance

•
Risk Management

•
Technology, AI, and Cybersecurity

2026 PROXY STATEMENT	17

Our Director Nominees
Laura L. Prieskorn CEO, President and Director Age: 58 Director since February 2021
Qualifications and Expertise Provided to the Board
Ms. Prieskorn’s over 30-year tenure at Jackson Financial Inc., currently as Chief Executive Officer and President, contributes a wealth of direct business expertise and valuable internal perspective. Her experience across many senior roles at the Company adds institutional perspective of operations, investment strategy, human capital management, and risk management.
Experience
Jackson Financial Inc.
•
Chief Executive Officer (2021 to present)

•
Chief Operating Officer (2019 to 2021)

•
Senior Vice President, Chief Administration Officer (2009 to 2019)

•
Various positions (1991 to 2019)

Other Boards
•
American Council of Life Insurers (2021 to present)

Education
•
B.B.A. in Business Administration, Central Michigan University

Attributes and Skills
•
Executive Leadership

•
Audit and Financial Reporting Expertise

•
Business Operations and Strategic Planning

•
Corporate Governance

•
Finance and Capital Markets

•
Investment Management

•
Human Capital Management

•
Financial Services

•
Insurance

•
Risk Management

•
Marketing and Communications

•
Technology, AI, and Cybersecurity

18	2026 PROXY STATEMENT

Our Director Nominees
Esta E. Stecher Independent Director Age: 69 Director since September 2021 Jackson Board Committees Compensation Committee (Chair) Nominating and Governance Committee
Qualifications and Expertise Provided to the Board
Ms. Stecher’s more than 25 years as a senior executive at a leading financial services firm in various executive roles contributes significant expertise in risk management, finance, financial services, and human capital management. Her expertise in operational, regulatory, and tax management within financial services provides a broad perspective and contributes to Board oversight.
Experience
Goldman Sachs
•
Chair of Goldman Sachs Bank USA (2016 to 2023)

•
CEO of Goldman Sachs Bank USA (2011 to 2016)

•
General Counsel (2000 to 2011)

•
Tax Director (1994 to 2000)

Sullivan & Cromwell
•
Partner, Tax Group (1990 to 1994)

•
Associate, Tax Group (1982 to 1990)

Other
•
Long Arc Capital, Board Advisor (2023 to present)

•
Revolut Holdings, Board Advisor (2023 to present)

•
Council on Foreign Relations, Member (2013 to present)

Other Boards
•
Columbia Investment Management Company, Director (2019 to present)

•
Dana Farber Cancer Institute, Director (2017 to present)

•
GS Donor Advised Philanthropy Fund for Wealth Management, Chair (2020 to present)

•
Lincoln Center for the Performing Arts, Director (2018 to present), Chair of Audit Committee (2022 to present)

•
Perez Art Museum, Trustee (2025 to present)

•
University of Minnesota Foundation, Director (2017 to present)

Education
•
J.D., Columbia University School of Law

•
B.A. in History, University of Minnesota

Attributes and Skills
•
Executive Leadership

•
Audit and Financial Reporting Expertise

•
Business Operations and Strategic Planning

•
Corporate Governance

•
Finance and Capital Markets

•
Human Capital Management

•
Financial Services

•
Legal and Compliance

•
Risk Management

2026 PROXY STATEMENT	19

Director Attributes and Skills
Director Attributes and Skills
The Board, led by the Nominating and Governance Committee, has identified the following attributes, skills, and experience as most relevant for the Company’s Board at this time. We look to each director to be knowledgeable in these areas. However, we indicate those particularly prominent attributes, skills, and experience that each director brings to the Board. Our Board membership includes 33% women and 22% underrepresented minorities.
DIRECTOR NOMINEE QUALIFICATIONS, ATTRIBUTES AND SKILLS	Lily Fu Claffee	Gregory T. Durant	Steven A. Kandarian	Derek G. Kirkland	Drew E. Lawton	Martin J. Lippert	Russell G. Noles	Laura L. Prieskorn	Esta E. Stecher
Executive Leadership
Executive management experience in a public company or executive leadership experience as a division president or functional leader within a complex organization
Audit and Financial Reporting Expertise
Experience overseeing financial reporting, disclosure controls, and internal controls functions
Business Operations and Strategic Planning
Experience developing and implementing operating plans and business strategy, company operations, operating platforms, and implementing technology strategies
Corporate Governance

Experience on governance committees, responsibility for governance functions, understanding of current corporate governance standards and best practices, or oversight of corporate responsibility matters

Finance and Capital Markets
Experience with debt and capital market transactions, capital allocation, and mergers and acquisitions
Investment Management
Experience with asset management, financial investment markets, and investment decisions and strategy
Human Capital Management
Oversight of talent development, experience managing a human resources or compensation function
Financial Services
Senior leadership experience in the financial services industry
Insurance
Experience in the insurance industry, including the development and distribution of insurance and annuity products
Legal and Compliance
Professional experience overseeing legal or compliance functions
Risk Management
Professional experience overseeing risk management functions
Marketing and Communications
Experience managing a marketing / sales function, increasing the perceived value of a product line or brand over time in the market
Technology, AI, and Cybersecurity
Experience with technology, artificial intelligence, cybersecurity, or related issues and risks
20	2026 PROXY STATEMENT

Corporate Governance
Corporate Governance
Our purpose-driven culture embraces the values of respect, empowerment, creativity, and execution. Because our associates think like owners, the Company empowers our associates to create a sustainable and ethical business, a practice that has guided the Company over the long term. Our Board of Directors embodies these values and acts as the steward of the Company, promoting the long-term value and health of Jackson in the interest of shareholders and our many other stakeholders consistent with good corporate citizenship.
The Board is entitled to exercise all corporate authority, except for those matters reserved to the shareholders. The Board oversees the implementation of and compliance with standards of accountability and monitors the effectiveness of management policies and decisions to ensure the Company is managed in such a way as to achieve its objectives. Our corporate governance policies and practices are contained in our governance documents, including our Fourth Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws, Corporate Governance Guidelines, and committee charters.
Areas of Focus for the Board
Strategy and Operations	Talent and Succession Planning
• Reviewing and endorsing strategic plans • Reviewing corporate performance
•
Overseeing and evaluating senior management performance and compensation

•
Providing advice and counsel to senior management in planning for effective succession

•
Evaluating the performance of the CEO and overseeing succession planning for the CEO, the Chair of the Board, and the chairs of the Board committees

Governance and Risk Management	Board Composition and Effectiveness

•
Overseeing and evaluating management’s systems and processes for the identification, assessment, management, mitigation, and reporting of major risks

•
Establishing, monitoring, and updating corporate governance standards and overseeing corporate responsibility matters

•
Monitoring of the processes established to maintain integrity and ethical conduct

•
Recommending candidates for election to the Board

•
Setting standards for director qualification, orientation, and continuing education

•
Reviewing and assessing the Board’s leadership and committee structure

•
Undertaking an annual performance evaluation to ensure continued effectiveness of the Board

2026 PROXY STATEMENT	21

Corporate Governance Highlights
Corporate Governance Highlights
Independent Board Oversight
•
Independent Chair

•
All directors except CEO are independent

•
Fully independent Board committees, each with substantial oversight of Company risks and corporate responsibility matters

•
Independent directors meet in executive sessions at Board and committee meetings

•
Board participation in and oversight of strategic planning

Board Refreshment & Other Practices
•
Annual Board and committee evaluations

•
New director orientation and continuing director education

•
Mandatory retirement age

•
Limits on Board member service to three other public company boards

Shareholder Accountability
•
Annual election of directors by majority vote in uncontested elections with director resignation policy

•
One vote per share

•
Shareholder right to call special meetings

•
No poison pill or shareholder rights plan

•
Directors and executive officers are:

◦
prohibited from hedging and pledging of Company stock;

◦
prohibited from receiving loans from the Company; and

◦
subject to robust stock ownership guidelines

Building Our Board of Directors
In 2021, Mr. Kandarian was appointed as the Chair of the Board of Directors (“Chair”) by our former parent company. Mr. Kandarian, in close coordination with Jackson’s senior management, developed the initial criteria for identifying and recruiting directors, including industry experience, independence, character, ability to exercise sound judgment, demonstrated leadership, and ethics and integrity. Since then, the Board has adopted the following key policies and practices that maintain a skilled and well-qualified body that effectively fulfills its duties and responsibilities to our shareholders.
Director Criteria and Nominating Process
Director Qualifications
We believe utilizing a broad search and well-developed search criteria leads to a Board of Directors aligned with our business, our strong corporate governance practices, and our corporate responsibility goals. Above all else, candidates for our Board must possess the highest level of integrity and strength of character. Our Board also recognizes that the criteria and composition of a best-in-class Board changes over time as the business and goals of the Company evolve. To address this, the Nominating and Governance Committee and the Board review the criteria for selection and the current Board composition annually to ensure the best candidates are nominated each year. Specifically, the Nominating and Governance Committee assesses the skills and the experience needed to perform oversight of the Company’s strategy and business and compares the skills and experience of both current directors and potential director nominees.
22	2026 PROXY STATEMENT

Building Our Board of Directors
Our nine Board members self-identify their skills and qualifications and, as a whole, reflect a balanced and qualified Board, as indicated below.
Executive Leadership Executive management experience in a public company or executive leadership experience as a division president or functional leader within a complex organization (9 of 9)	Audit and Financial Reporting Expertise Experience overseeing financial reporting, disclosure controls, and internal controls functions (5 of 9)

Business Operations and Strategic Planning
Experience developing and implementing operating plans and business strategy, company operations, operating platforms, and implementing technology strategies (8 of 9)

Corporate Governance
Experience on governance committees, responsibility for governance functions, understanding of current corporate governance standards and best practices, or oversight of corporate responsibility matters (9 of 9)

Finance and Capital Markets Experience with debt and capital market transactions, capital allocation, and mergers and acquisitions (9 of 9)	Investment Management Experience with asset management, financial investment markets, and investment decisions and strategy (5 of 9)
Human Capital Management Oversight of talent development, experience managing a human resources or compensation function (9 of 9)	Financial Services Senior leadership experience in the financial services industry (9 of 9)
Insurance Experience in the insurance industry, including the development and distribution of insurance and annuity products (6 of 9)	Legal and Compliance Professional experience overseeing legal or compliance functions (3 of 9)
Risk Management Professional experience overseeing risk management functions (5 of 9)	Marketing and Communications Experience managing a marketing / sales function, increasing the perceived value of a product line or brand over time in the market (4 of 9)
Technology, AI, and Cybersecurity Experience with technology, artificial intelligence, cybersecurity, or related issues and risks (4 of 9)
In addition, the Nominating and Governance Committee considers the importance of board culture and the varied experiences of each board candidate to be an integral part in selecting a balanced slate of candidates.
Director Independence
Our Board is committed to strong governance practices, including director independence. Our Corporate Governance Guidelines require that a majority of our directors be independent. All of our current director nominees but Ms. Prieskorn, our CEO, are independent. To determine independence, the Nominating and Governance Committee and the Board consider the independence standards in the New York Stock Exchange (the “NYSE”) Listed Company Manual. See the Transparency — Director Independence Analysis section of this proxy statement for more information.
Director Nominee Selection Process
The Nominating and Governance Committee’s process in evaluating potential nominees recommended by its members, other members of the Board, or other persons, begins with evaluation of the skills and experience necessary to provide independent oversight of management and the performance of current directors. If new directors are needed, the Nominating and Governance Committee conducts targeted efforts to identify and recruit individuals who have the
2026 PROXY STATEMENT	23

Building Our Board of Directors
qualifications identified through the director nominee selection process. New candidates are screened, vetted, and meet with several current members of the Board as a part of the selection process. The Nominating and Governance Committee will recommend candidates selected for nomination to the Board for review, consideration, and approval as director nominees in our proxy statement.
The Nominating and Governance Committee will evaluate candidates recommended by shareholders using the same criteria discussed above. Any shareholder who would like the Nominating and Governance Committee to consider a candidate for Board membership must send timely notice delivered in accordance with the requirements specified in our Amended and Restated By-Laws. Such notice shall include all information required to be disclosed in solicitation of proxies for election of directors, including the name and address of the proposing shareholder and the proposed candidate, the business, professional, and educational background of the proposed candidate, and a description of any agreement or relationship between the proposing shareholder and proposed candidate. Such notice shall also include a written consent of the proposed candidate to be identified as a nominee and to serve as a director if elected. The communication must be sent by mail or other delivery service to the attention of the Corporate Secretary at Jackson’s headquarters. See the Questions and Answers section of this proxy statement for more information.
Annual Election of Directors
Jackson’s directors are elected for a one-year term at the annual meeting of shareholders. If elected in 2026, each of the Board’s nine nominees will serve until the 2027 annual meeting of shareholders. As permitted under Delaware law, majority voting is applied to elections of directors in uncontested elections.
Majority Vote in Uncontested Elections and Director Resignation Policy
Pursuant to our Amended and Restated By-Laws, each nominee for election in an uncontested election is elected by the affirmative vote of the majority of votes cast. As required by our Corporate Governance Guidelines, prior to the annual election of directors, each nominee will tender his or her irrevocable resignation to the Board that will be effective upon (i) the director nominee receiving a greater number of votes “against” his or her election than votes “for” such election, and (ii) the Board’s acceptance of such resignation.
Board Refreshment, Outside Commitments, Ongoing Education, and Assessment
Board Refreshment
The Board believes that a fully engaged Board is a strategic asset of the Company and fresh viewpoints and perspectives are important for informed decision-making. At the same time, the Board believes that directors develop a deeper understanding of the Company over time, which provides significant shareholder value, and that year-over-year director continuity is beneficial to shareholders. In addition to relevant attributes, skills, experiences, and backgrounds for directors, the Board’s Corporate Governance Guidelines identify personal characteristics that should be considered, including reputation for integrity, ethics, individual accountability, judgment, independence, and a commitment to full participation on the Board and its committees. While the Board will seek a broad mix of candidates, final consideration of nominees will be given to candidates without regard to race, color, religion, gender, or national origin.
The Board will fill vacancies when they arise and, based on the Nominating and Governance Committee’s annual review and recommendation, will evaluate whether its directors collectively have the right mix of attributes, skills, experiences, and backgrounds necessary for the Board to be a good steward for the Company’s shareholders. The results of these evaluations will be used to identify desirable skill sets for potential Board nominees and to screen director candidates. In planning for future Board refreshment and director succession, the Nominating and Governance Committee will consider potential director candidates, taking into account the factors set forth in its committee charter and the Company’s Corporate Governance Guidelines.
The Corporate Governance Guidelines provide for an initial Board size of nine directors, which may be modified by resolution of the Board. The current Board of Directors were elected at our annual meeting of shareholders in May of
24	2026 PROXY STATEMENT

Annual Election of Directors
2025, and all are director nominees for election at the Company’s Annual Meeting. The Board considers the optimal size, structure, composition, and committee chairs, based on the Nominating and Governance Committee’s review and recommendation, and will refresh the Board as needed and appropriate, with an anticipated mix of tenure and experience.
Outside Commitments
Our Board expects our directors to commit sufficient time and attention to Company matters and to use their judgment and consider all of their commitments when accepting additional directorships. Under our Corporate Governance Guidelines, no director may sit on more than three other public company boards (for the avoidance of doubt, a public company is a company with publicly-traded equity). Directors are required to seek approval of the Chair of the Board and the Chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on another public company board or private for-profit board. Directors also inform the Chair of the Board and Chair of the Nominating and Governance Committee before joining the board of any non-profit or other organization. Such requests are analyzed for consistency with the conflict of interest policy in the Company’s Code of Conduct and Business Ethics and the Company’s tolerance for reputational risk. The Nominating and Governance Committee also periodically reviews the outside board service and employment commitments of our directors to assess their capacity to continue to fully meet their responsibilities as directors.
Mandatory Retirement Age
To enable Board refreshment, under our Corporate Governance Guidelines, directors may not stand for reelection or appointment to the Board after reaching age 75. To ensure thoughtful succession planning rather than a mechanical retirement process, the Board may approve exceptions to this policy.
Director Continuing Education
The Company places high importance on a robust orientation program for new directors and on continuous development of the Board because they are key to the ability of directors to fulfill their roles. Directors receive ongoing education and development opportunities in meeting with management representatives from our business and functional areas, and reviewing and discussing the Company’s strategic plans, financial statements, key issues, policies, and practices. Under the oversight of the Nominating and Governance Committee, directors are encouraged to enroll in continuing director education programs, at our expense, on corporate governance and critical issues associated with a director’s service. Each year, at least one-third of our directors complete continuing director education courses that focus on a variety of critical topics, including governance, artificial intelligence, financial accounting, and executive compensation. Our Board regularly receives management reports on relevant subjects, including hedging, investments, capital structure, strategy, investor relations, shareholder activism, human capital management, corporate responsibility, technology, artificial intelligence, data privacy, and cybersecurity.
Board and Committee Annual Evaluations
The Board recognizes a rigorous, ongoing evaluation process as an essential component of strong corporate governance practices that promotes continuing Board effectiveness. Each year, our Nominating and Governance Committee oversees a Board and committee evaluation process consistent with the NYSE standards, our Corporate Governance Guidelines, and the charters of each of the Board committees. The Board’s and committees’ annual evaluation process is reflective and expansive, including both individual evaluations of the Board and performance evaluations of each committee. The Nominating and Governance Committee solicits feedback using a written questionnaire and through separate committee and Board discussions. Further, the Board Chair conducts one-on-one calls with each director to discuss the director’s assessment of the Board’s performance, culture, process, and the substantive content of Board discussions. Each committee and the Board discuss the results of the annual evaluations in executive session, identify areas for further consideration and opportunities for improvement, and formulate plans to address actionable matters.
2026 PROXY STATEMENT	25

Leadership Structure and Board Oversight
Leadership Structure and Board Oversight
Leadership Structure
The Board has strong governance structures and processes in place to ensure independent oversight of management.
Independent Chair
The Board regularly and carefully considers its leadership structure. The Board currently believes having separate individuals serve as the Chair and the CEO best serves the Company and the Board in fulfilling the Board’s role and responsibilities on behalf of Jackson’s shareholders. The independent directors perform their duties as a Board or in committees comprised solely of independent directors including selecting, evaluating the performance of, and setting compensation for, the CEO.
Our Corporate Governance Guidelines provide that if the Chair is not an independent director, a lead independent director shall be appointed annually by the independent directors.
Responsibilities of the Independent Chair
The Chair is responsible for facilitating Board involvement in major issues and proposals, ensuring the Board is addressing major strategic and operational initiatives, providing an appropriate level of risk oversight, reviewing and approving meeting agendas and information to be provided to the Board, consulting with directors, the CEO, and management, and presiding at Board meetings, executive sessions of the Board, and shareholder meetings. The Chair promotes and facilitates effective communication and serves as a conduit between the Board, the CEO, and other members of the management team. At present, the Board believes that maintaining separate roles of the Chair and CEO strengthens Jackson’s corporate governance and is expected to contribute to enhanced oversight of management as it seeks to create long-term value for our shareholders.
26	2026 PROXY STATEMENT

Leadership Structure and Board Oversight
Board Oversight
The Board recognizes the importance of a Company strategy designed to create sustainable long-term value for Jackson’s shareholders and other stakeholders. The execution of our strategic vision ensures Jackson will expand as a leading retirement solutions provider committed to growing and protecting retirement savings and income to help Americans achieve financial freedom for life. We seek to capture organic and inorganic opportunities that provide sustainable growth and earnings diversification, while leveraging our core strengths and capabilities. The Board believes that the Company’s values and culture are strongly aligned with its business strategy to create value. The Board and its committees also review and discuss with management matters related to our people, including associate engagement, compensation and benefits, business conduct and compliance, and executive succession planning. See the Board Oversight of Corporate Responsibility section of this proxy statement.
The Board values and embodies our culture of ethical behavior and recognizes that integrity is essential to what we do every day, as reflected in the Board’s adoption of the Company’s Corporate Governance Guidelines and the Company’s Code of Conduct and Business Ethics. See the Transparency — Availability of Governance Documents section of this proxy statement. Further, the Board’s commitment to supporting our communities and motivating others to engage in positive change underscores the Board’s commitment to our corporate responsibility initiatives for our stakeholders.
Selected Areas of Board Oversight
Board Oversight of Strategy
The Board actively engages with management and oversees the implementation of Jackson’s strategy as to products, distribution, financial, regulatory, and corporate responsibility matters. The Board annually reviews the Company’s strategic plans and the principal issues (especially financial, accounting, and risk management issues, as well as the Company’s approach to limiting corporate responsibility risks) that the Company is facing or may face in the future. During such review, the Board works with management to develop and assess key elements of our business and financial plans, strategic initiatives, and near- and long-term initiatives.
This process involves Board sessions with our senior leadership team dedicated to the review of Jackson’s overall strategy, opportunities, challenges, and capabilities. This annual strategy review process helps shape the strategic content presented in our communications with the investment community. In addition to business strategy, the Board also reviews Jackson’s short- and long-term financial plans and balance sheet strength, which serve as the basis for the annual operating and capital plans for the upcoming year, including capital return to shareholders. The Board receives regular updates and evaluates progress made and related opportunities, challenges, and risks.
Board Oversight of Talent, Succession Planning, and other Human Capital Matters
The Board recognizes the importance of continuity of Board and management leadership. Recruiting, developing, promoting, and retaining top talent is a key priority for the Company. The Board has delegated primary oversight responsibility for management development and leadership succession planning to the Nominating and Governance Committee. The Nominating and Governance Committee oversees the development of appropriate succession planning with respect to the Chair of the Board, the chair of each committee of the Board, and the CEO of the Company. The Nominating and Governance Committee reports periodically on its activities to the full Board.
In addition, to promote continuity in senior management of the Company, the Nominating and Governance Committee oversees succession planning with respect to other key executive officers. The Company’s Chief Human Resources Officer presents an annual talent review to the Nominating and Governance Committee. To ensure the succession planning and management development process supports and enhances Jackson’s strategic objectives, the Board and the Nominating and Governance Committee also receive reporting on the Company’s current pool of executive talent, identified retention strategies, and leadership potential, including both short- and long-term development plans.
2026 PROXY STATEMENT	27

Leadership Structure and Board Oversight
Board Oversight of Corporate Responsibility
The Nominating and Governance Committee has primary responsibility for oversight of corporate responsibility matters. The Board and each of its committees also review and discuss throughout the year various corporate responsibility-related subjects, including board governance, human capital, compensation, and other matters. We believe this strong focus on corporate responsibility supports the sustainability of our business.
Board Oversight of Risk
The Board believes that evaluating the executive team’s management of risks that may impact Jackson is one of its most important areas of oversight. This responsibility is shared among the committees and each committee apprises the full Board of significant risk topics and management’s response and mitigation planning.
The Company’s risk framework, based on the three lines model, supports management’s effective risk management.
MANAGEMENT
Led by our CEO, Chief Risk Officer and other executive officers, management implements and supervises day-to-day operations, monitors compliance with the Board-approved risk framework, and reports to the Board and its committees on significant risk matters.
FIRST LINE: RISK OWNERSHIP AND MANAGEMENT	SECOND LINE: RISK OVERSIGHT AND CHALLENGE	THIRD LINE: INDEPENDENT ASSURANCE
Our business function leaders have primary ownership of risk management relating to their area of expertise.	Our risk team focuses on risk oversight and challenge, especially related to top business, financial, and non-financial risks. Our compliance team oversees and ensures appropriate frameworks are in place to manage compliance and regulatory requirements.	Our internal audit team provides independent, objective, and risk-based assessment and reporting on the overall effectiveness of risk management, control, and governance processes across the organization.
We believe disciplined and effective risk oversight is fundamental to our strategy to deliver sustainable, long-term value to our shareholders. Management implements the risk framework based on the three lines model, illustrated above. Our Board, working directly with and through its committees, approves the Company’s risk framework and risk appetite and oversees the management of significant risks affecting the Company. The Board discusses and reviews with management significant risks affecting the Company, including matters escalated by the Board committees from within their respective areas of oversight, as discussed below.
28	2026 PROXY STATEMENT

Leadership Structure and Board Oversight
Selected Areas of Committee Oversight of Risk
Finance and Risk Committee
Our Finance and Risk Committee assists the Board with oversight of the Company’s risk framework and the top financial and non-financial risks identified by management, including information security, privacy, and cybersecurity. The Committee annually reviews the Company’s risk appetite and risk limits, and the effectiveness of the risk management function. As part of its oversight, the Committee also reviews and discusses risks related to financial management matters at each meeting.
Information Governance Spotlight

AI governance and oversight
We are committed to responsible use of artificial intelligence (“AI”). Our artificial intelligence oversight working group (a cross-functional team of leaders):
•
ensures that our AI models and data practices meet ethical standards and comply with relevant regulations, including privacy laws and industry-specific requirements;

•
oversees the management of AI-related reputational, cybersecurity, and regulatory risks consistent with our AI risk management policy;

•
prioritizes the transparent, accountable, and ethical deployment of AI technologies using key controls including compliance monitoring and regular associate training.

Data protection; Privacy
Our chief information security officer annually updates the board on cybersecurity threats, risks, policy updates, incidents, and remediation actions. The chief risk officer provides a risk report quarterly to the finance and risk committee that includes reporting on cybersecurity as a non-financial/operational risk. Our information security and privacy department:
•
is comprised of professionals with private and public sector backgrounds and rigorous certifications;

•
maintains alignment with industry standards and regulatory requirements;

•
monitors intelligence to ensure coverage for emerging threats;

•
includes an in-house 24/7 security operations center;

•
conducts regular penetration exercises and scenario-based testing to ensure our controls operate as intended and our teams remain prepared for incidents;

•
provides comprehensive annual training on information security, data privacy, AI, cybersecurity practices, and protecting data against cyber threats;

•
annually updates our information security policy;

•
adheres to financial reporting controls that are tested annually by our external auditor; and

•
maintains a cybersecurity risk insurance program.

Data Governance
Our company leverages data to extract intelligence insights and create digital capabilities, executed through:
•
a data governance policy setting the parameters to manage enterprise data responsibly;

•
a business-driven data governance council, comprised of data owners and stewards; and

•
a corporate records policy aligned with regulatory frameworks.

Audit Committee
Our Audit Committee’s duties and responsibilities include oversight of accounting and financial reporting processes, the effectiveness of our internal controls over financial reporting, and the performance of our internal audit function. The Audit Committee also has risk management oversight responsibility, which includes coordination with our Finance and Risk Committee to review management of business and financial risks, and to review compliance with significant applicable legal, ethical, and regulatory requirements.
Compensation Committee
Our Compensation Committee reviews and approves compensation for executive officers other than the CEO, including employment agreements or arrangements, and recommends compensation arrangements for the CEO for approval by the independent directors of the Board. The Compensation Committee’s responsibilities also include oversight of management’s efforts to ensure that the Company’s compensation programs do not encourage excessive or inappropriate risk-taking.
Nominating and Governance Committee
Our Nominating and Governance Committee is responsible for, among its other duties and responsibilities, identifying and recommending candidates for election to our Board of Directors, and reviewing and recommending changes and enhancements to our Board governance. The Nominating and Governance Committee recommends criteria for the selection of new directors, including risk awareness and management expertise. The Nominating and Governance Committee also oversees the Company’s corporate responsibility policies and practices, the succession planning of the chairs of the Board and its committees, the CEO, and certain senior executives, and the Company’s human capital matters, including the Company’s talent strategy and hiring and attrition reports.

2026 PROXY STATEMENT	29

Board and Committee Meetings and Committee Responsibilities
Board and Committee Meetings and
Committee Responsibilities
Board and Committee Meetings
Frequent Board meetings are critical not only for timely decisions, but also for directors to be well-informed about Jackson’s operations and challenges. The Board meets at least four times annually, adding meetings, as needed. Our Board met 12 times in 2025. Our four committees met a total of 27 times during that same period. During most committee meetings, committee members met in a closed executive session without management present. The committees report regularly to the full Board on their activities and actions.
Executive Sessions of Independent Directors
Our independent directors meet regularly in executive session without management present, and meet at least once a year with our chief executive officer. The Chair of the Board, or if applicable the lead independent director, acts as chair at such executive sessions.
Attendance
Directors are expected to regularly attend Board and committee meetings, as well as our annual meeting of shareholders. During 2025, each current director attended at least 75% of the Board and committee meetings on which he or she sits. All of our directors attended the 2025 annual meeting of shareholders.
Committee Structure and Composition
The Board maintains four standing committees: Audit, Compensation, Finance and Risk, and Nominating and Governance. As required by each committee’s charter, all members of each committee are independent directors. The Nominating and Governance Committee’s recommendations regarding appointments to each committee are considered by the Board and the Board makes appointments based on the recommendations.
The current committee appointments and leadership positions as well as a brief summary of the responsibilities of each committee are set forth below. The full charters, as adopted by the Board and anticipated to be amended from time to time, of the Audit Committee, the Compensation Committee, the Finance and Risk Committee, and the Nominating and Governance Committee, are available under the Governance section of the investor relations section of our website at investors.jackson.com/governance.
Our Board Committees
COMMITTEE	MEMBERS IN 2025	DESCRIPTION
Audit Committee(1) Meetings held in 2025: 9	Gregory T. Durant (Chair) Lily Fu Claffee Derek G. Kirkland Russell G. Noles
The Audit Committee
•
has oversight of the Company’s accounting, financial reporting, and disclosure and control processes, and audits of financial statements by the outside auditor;

•
has various risk management oversight responsibilities;

•
reviews and approves our internal audit plan and internal audit charter and oversees the work of internal audit and independent audit functions;

•
in connection with the committee’s oversight of the independent auditor, approves the compensation and oversees the engagement, performance, and continued independence of the independent auditor; and

•
oversees our compliance and ethics program, including regulatory compliance with applicable legal and regulatory requirements.

30	2026 PROXY STATEMENT

Our Board Committees
COMMITTEE	MEMBERS IN 2025	DESCRIPTION
Compensation Committee(2) Meetings held in 2025: 8	Esta E. Stecher (Chair) Gregory T. Durant Steven A. Kandarian Drew E. Lawton
The Compensation Committee
•
establishes the Company’s general compensation philosophy and develops compensation programs aligned with the philosophy, while considering results of annual say-on-pay votes;

•
approves corporate performance goals, evaluates the CEO’s performance, and recommends for approval by the independent directors of the Board the CEO’s total compensation level based on such evaluation; and

•
oversees the Company’s equity-based compensation and annual incentive compensation plans, and executive officer compensation, including approval of salary, bonus, equity awards, and employment/separation agreements.

See the Compensation Discussion and Analysis section for the committee’s role in executive compensation.

Finance and Risk Committee Meetings held in 2025: 6	Russell G. Noles (Chair) Derek G. Kirkland Drew E. Lawton Martin J. Lippert
The Finance and Risk Committee
•
oversees the Company’s risk framework, which includes recommending to the Board approval of the Company’s risk framework and risk appetite and approving the Company’s risk limits;

•
annually reviews the effectiveness of risk management;

•
regularly reviews top risks identified by management, the Company’s risk appetite, limits and triggers, processes related to the committee’s risk framework, and reporting and monitoring of financial and non-financial risk, including information security, AI, and cybersecurity;

•
reviews activity reports relating to breaches of Company risk framework, policies, limits and remediation actions;

•
makes recommendations to the Board on share repurchases, dividends, equity and debt issuances, M&A activity, and business and financial recovery plans; and

•
reviews emerging regulatory developments, and reports on financial management matters, including asset and liability management strategy; capital needs, liquidity, financing arrangements, and credit ratings; and investment strategy, portfolio composition, and investment performance of the general account.

Nominating and Governance Committee Meetings held in 2025: 4	Steven A. Kandarian (Chair) Lily Fu Claffee Martin J. Lippert Esta E. Stecher
The Nominating and Governance Committee
•
oversees the Company’s corporate governance program, including annual review of the Board and committee structure and composition, and recruitment;

•
recommends director nominees, the Board chair, committee assignments, and committee chairs;

•
determines director independence, expertise, and reviews director resignations, outside board commitments, and compliance with the Company’s stock ownership guidelines;

•
develops and oversees succession planning and the annual performance evaluation process for the Board and the committees; and

•
has oversight of our corporate responsibility programs and human capital matters.

(1)
All Audit Committee members are independent under the applicable U.S. Securities and Exchange Commission (the “SEC”) and NYSE rules and are “financially literate.” The Board has determined that Gregory Durant, the committee’s chair, qualifies as an “audit committee financial expert” under applicable SEC rules.

(2)
All Compensation Committee members are independent under the applicable SEC and NYSE rules, are “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, and are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

2026 PROXY STATEMENT	31

Engagement
Engagement
Active Shareholder Engagement Informs Our Board
Shareholder Engagement
Jackson’s Board and management prioritize fostering long-term relationships with our shareholders. We proactively engage with shareholders and other stakeholders throughout the year to learn their perspectives on significant issues, including Board composition and practices, Company performance and strategy, corporate governance, executive compensation, and corporate responsibility topics. This engagement helps us better understand shareholder priorities and perspectives and fosters constructive dialogue. Jackson is committed to a robust engagement program that promotes an active, year-round, open dialogue with shareholders and other stakeholders. These meetings strengthen Jackson’s relationship with our shareholders and reinforce our commitment to incorporate shareholder feedback into various decisions made by the Board and management.
2025 Shareholder Engagement Program by the Numbers
Our investor relations team maintains an open dialogue with the investment community, including our current shareholders. In addition to our quarterly earnings reports and quarterly earnings conference calls, the Company’s senior management engages in outreach through Jackson’s investor relations department, holding regular meetings with shareholders and participating in investor conferences. We communicate with investors and shareholders, as well as investment analysts, in small group sessions and through management presentations. We also reach out to existing and prospective shareholders over the course of each quarter. Investors and shareholders are invited to contact the investor relations team with questions regarding the Company’s results and strategy. In 2025, our investor relations team held over 30 meetings with shareholders and investors representing approximately 30% of our shares outstanding, including nearly half of our top 10 shareholders. These investor relations-led engagements help build strong relationships with the investment community.
2025 Fall Shareholder Engagement Spotlight
The fall of 2025 marked our fourth year of shareholder engagement to present the Company’s strategy and governance practices. We extended invitations to 15 of our shareholders (representing 47% of shares outstanding) to meet individually and held four virtual meetings with our shareholders (representing 27% of shares outstanding), including our two largest shareholders. Our independent Board Chair led the engagement meetings, along with our Investor Relations and Corporate Secretary teams.
Shareholder Engagement Feedback
•
Shareholders appreciated our active dialogue and commitment to soliciting their views.

•
Key topics included:

◦
Discussions relating to the Board’s composition, tenure, refreshment, ongoing education, annual self-assessment process, and executive succession planning

◦
Discussions of current views related to corporate responsibility matters, including human capital matters

◦
Discussions regarding our executive compensation program

◦
Discussions regarding the Board’s oversight relating to artificial intelligence (“AI”) and the Company’s information governance programs

We share feedback from engagement sessions with our directors, which informs the Board’s discussions in key areas. Jackson and our Board remain committed to consistent and substantive shareholder engagement and to incorporating shareholder perspectives in our governance and compensation discussions and corporate responsibility initiatives.
32	2026 PROXY STATEMENT

Engagement
Communication with the Board
Jackson has established a process by which shareholders and other interested parties may communicate with the Board, its committees, and/or individual directors on matters of interest. Such communications should be sent in writing to:
INDIVIDUAL DIRECTOR	ENTIRE BOARD OF DIRECTORS
REGULAR MAIL	REGULAR MAIL	EMAIL

[Name(s) of Director(s)] Jackson Financial Inc. c/o : Corporate Secretary 1 Corporate Way Lansing, Michigan 48951	Board of Directors Jackson Financial Inc. c/o : Corporate Secretary 1 Corporate Way Lansing, Michigan 48951	boardofdirectors @jackson.com
Additional information concerning this process is available in the Board of Directors Communications Policy available under Governance in the investor relations section of our website at investors.jackson.com/governance.
2026 PROXY STATEMENT	33

Annual Director Compensation
Director Compensation
The Non-employee Directors’ annual compensation program consists of cash and equity components, with greater emphasis on equity compensation. While directors do not receive additional fees for service on our Board committees, the chairs of our Board committees receive an additional cash retainer. The table below summarizes the Non-employee Directors’ total annual compensation:
ANNUAL NON-EMPLOYEE DIRECTOR COMPENSATION
Compensation Component	Non-employee Director (other than Chair)	Chair of the Board
Annual Cash Retainer	$125,000	$270,000
Annual Equity Retainer (intended $ value)	$185,000	$330,000
Committee Chair Annual Cash Retainer
Audit Committee	$35,000
Compensation Committee	$30,000
Finance & Risk Committee	$35,000
Nominating & Governance Committee	$20,000
In 2025, Mercer (US) LLC (“Mercer”), the Board’s independent compensation consultant, presented its recommendations for director compensation based on a competitive study among our compensation peer group (which is described in the Compensation Peer Group section of the Compensation Discussion and Analysis). As a result, the Nominating & Governance Committee proposed to the Board an increase in the annual equity retainer for our Non-employee Directors, other than the Board Chair, to $185,000 from $165,000. No other increases were proposed. The Board approved this increase effective June 1, 2025.
The Company compensates Non-employee Directors based on a Board-service year beginning June 1 and ending May 31 (each a “Service Year”), which timing generally aligns with the annual service of a director elected at the annual meeting of shareholders.
As described above, our Non-employee Directors are entitled to receive an annual cash retainer, an annual equity retainer and, for those serving as chair of a Board committee, an additional committee chair cash retainer. Each Non-employee Director may choose to receive an equity award in lieu of a cash retainer with a target value equal to the cash retainer that would otherwise have been made to such director for the Service Year. The annual equity retainer and equity elected in lieu of the cash retainer payment are delivered in the form of restricted share units (“RSUs”) or, at the election of a Non-employee Director, in the form of restricted shares.
Equity awards received in lieu of an annual cash retainer or committee chair cash retainer (as applicable) vest in equal quarterly installments after the grant date, consistent with the frequency of the quarterly payment of the annual cash retainer that the Non-employee Director would have otherwise received. The annual equity retainer cliff vests on the earlier of the first anniversary of the grant date or the date of the next annual meeting of shareholders, subject to the Non-employee Director’s continued service on the Board through such date. All vested RSUs settle in the Company’s common stock on a one-for-one basis upon the Non-employee Director’s departure from the Board. If a Non-employee Director elects to receive restricted shares rather than RSUs, such shares will settle in the Company’s common stock on a one-for-one basis upon vesting, but cannot be transferred or sold until the Non-employee Director departs from the Board. If the Company declares and pays a cash dividend on its common shares, a dividend equivalent equal to the cash dividend will be credited on then outstanding RSU and unvested restricted share awards. That dividend equivalent will be deemed reinvested in additional RSUs or unvested restricted shares, as applicable, and will be subject to the same vesting and other terms and conditions as the underlying RSU or unvested restricted share awards.
Ms. Prieskorn, who is an employee of Jackson, does not receive any compensation for her service as a director.
2025 Annual Director Compensation
Non-employee Directors (other than the Chair). For the 2025 Service Year, our Non-employee Directors, other than the Chair, were each awarded: (i) a cash retainer of $125,000 plus, as applicable, a committee chair cash retainer in an amount
34	2026 PROXY STATEMENT

Annual Director Compensation
as noted in the table above (or, if elected by the Non-employee Director, an equity award of equivalent value to the cash retainer(s)); and (ii) an annual equity retainer with an intended value of $185,000. The number of RSUs, or restricted shares, if so elected, comprising the equity awards was determined by dividing the intended value of the awards by $83.01, the average closing price of the Company’s common stock for the 10-trading day period immediately preceding the grant date of June 1, 2025, rounded down to the nearest whole share unit or share.
Board Chair Compensation. For the 2025 Service Year, the Board Chair was awarded: (i) a cash retainer of $270,000, (ii) a committee chair cash retainer of $20,000 for serving as the Chair of the Nominating & Governance Committee, and (iii) an annual equity retainer with an intended value of $330,000. The number of RSUs comprising the equity award were determined by dividing the intended value by $83.01, the average closing price of the Company’s common stock for the 10- trading day period immediately preceding the grant date of June 1, 2025, rounded down to the nearest whole share unit or share.
2025 Director Compensation Table
The table below summarizes each Non-employee Director’s annual compensation for the calendar year ended December 31, 2025. The amounts reported below are impacted by the timing of certain Non-employee Director compensation payments primarily because the full grant date fair value of equity awards granted in lieu of the annual cash retainer for the 2025 Service Year are reported, whereas only the portion of the annual cash retainer earned during the fiscal year is reported for those receiving cash.
NAME	FEES EARNED OR PAID IN CASH(1)(3)	STOCK AWARDS(2)(3)	ALL OTHER COMPENSATION(4)	TOTAL
Lily Fu Claffee	$124,373	$184,122	$0	$308,495
Gregory T. Durant	$160,000	$184,122	$10,000	$354,122
Steven A. Kandarian	$290,000	$328,494	$10,000	$628,494
Derek G. Kirkland	$72,917	$184,122	$0	$257,039
Drew E. Lawton	$125,000	$184,122	$10,000	$319,122
Martin J. Lippert	$124,373	$184,122	$0	$308,495
Russell G. Noles	$159,164	$184,122	$8,500	$351,786
Esta E. Stecher	$154,206	$184,122	$10,000	$348,328

(1)
For Messrs. Durant, Kandarian, Kirkland, and Lawton, the amounts in this column reflects cash received for their annual cash retainers and committee chair fees (if applicable) for service through December 31, 2025 (which includes the last five months of the 2024 Service Year and the first seven months of the 2025 Service Year). The amount in this column only reflects the cash Mr. Kirkland received for his annual cash retainer for the 2025 Service Year as he elected to receive equity in lieu of cash for his 2024 Service Year. The value of that award was reported in the 2024 Director Compensation Table in our 2025 Proxy Statement. For Mses. Claffee and Stecher and Messrs. Lippert and Noles, the amount in this column reflects the June 1, 2025 grant date fair value of RSUs for the 2025 Service Year, as they elected to receive equity in lieu of the cash retainer and committee chair fees (if applicable) for the 2025 Service Year.

The grant date fair values for equity awards received in lieu of cash for the annual cash retainer were $124,373. The grant date fair values for equity awards received in lieu of cash for the committee chair fee for Ms. Stecher was $29,833 and for Mr. Noles was $34,791.
(2)
Non-employee Directors, other than Mr. Kandarian, received an annual equity award comprised of RSUs with a June 1, 2025 grant date fair value of $184,122 for Board service for the 2025 Service Year. Mr. Kandarian received an annual equity award comprised of RSUs with a June 1, 2025 grant date fair value of $328,494, for Board service for the 2025 Service Year.

(3)
The stock price used to calculate the grant date fair value for RSU awards in these columns was $82.64. All fair values were computed using the share price at the date of grant, in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation — Stock Compensation.” See Note 18 to the Company’s Consolidated Financial Statements, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, for additional information on the Company’s Incentive Plan.

2026 PROXY STATEMENT	35

Annual Director Compensation
The following table sets forth unvested RSUs and restricted stock awards held by each Non-employee Director as of December 31, 2025:
	STOCK AWARDS
	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(A) (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(B) ($)

NAME
Lily Fu Claffee	3,054	$325,709
Gregory T. Durant	2,283	$243,482
Steven A. Kandarian	4,072	$434,279
Derek G. Kirkland	2,283	$243,482
Drew E. Lawton	2,283	$243,482
Martin J. Lippert	3,054	$325,709
Russell G. Noles	3,270	$348,746
Esta E. Stecher	3,239	$345,439

(A)
The amounts in this column represent the number of outstanding unvested RSUs and/or restricted shares, including dividend equivalents credited as of December 31, 2025.

(B)
The values in this column were calculated by multiplying the number of unvested RSUs and/or restricted shares outstanding as of December 31, 2025, by $106.65, the closing price of Company common stock on December 31, 2025.

(4)
Represents Company charitable matching gift contributions made on behalf of Non-employee Directors who, in 2025, made charitable donations and received a match or the promise of a match for those 2025 donations under the Company’s charitable matching program. For material terms of the program, see, below, Director’s Matching Gift Program.

Directors’ Stock Ownership Guidelines
Our stock ownership guidelines applicable to Non-employee Directors require that within five years after appointment or election, a Non-employee Director must beneficially own JFI common stock and common stock equivalents (including unvested RSUs and/or restricted shares) having a dollar value of at least five times the annual cash retainer for serving on the Board. All Non-employee Directors are expected to comply with the ownership guidelines in the stated timeframe. Once a Non-employee Director achieves the required beneficial ownership level, future changes in the annual cash retainer will not impact that Non-employee Director’s compliance with the guideline. All Non-employee Directors are in compliance with the Company’s stock ownership guidelines.
The Jackson Financial Inc. Insider Trading Policy expressly prohibits the hedging or pledging of Company shares by directors or executive officers. See the Transparency — Hedging and Pledging Prohibition section of this proxy statement. No directors have hedged or pledged any of the shares that they beneficially own.
Director’s Matching Gift Program
Non-employee Directors may participate in the Company’s charitable donation matching program. Under this program, the Company matches contributions made by participants to eligible charities up to $10,000 per year. Matching charitable donations made (and agreed to be made) for certain Non-employee Directors in 2025 are set forth in the 2025 Director Compensation table and footnotes above.
36	2026 PROXY STATEMENT

Security Ownership
Security Ownership
Security Ownership of Certain Beneficial Owners
The following table sets forth information concerning any person known to Jackson to beneficially own more than 5% of JFI common stock, as of December 31, 2025, except as otherwise noted below. The information in the table and the related notes are based on statements filed with the SEC by the respective beneficial owners pursuant to sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.
NAME AND ADDRESS OF BENEFICIAL OWNER(S)(2)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS(1)
BlackRock, Inc.(3) 50 Hudson Yards New York, New York 10001	7,578,304	9.8%
TPG GP A, LLC, James G. Coulter, and Jon Winkelried(4) c/o TPG Inc. 301 Commerce Street, Suite 3300 Fort Worth, Texas 76102	4,715,554	6.7%
Dimensional Fund Advisors LP(5) 6300 Bee Cave Road, Building One Austin, Texas 78746	4,175,972	5.3%

(1)
Unless otherwise indicated, percentages calculated are based on JFI common stock outstanding as described in the Schedule 13G or 13G/A filed with the SEC by each respective beneficial owner.

(2)
In a Schedule 13G/A filed with the SEC on February 13, 2024 (based on ownership as of December 29, 2023), The Vanguard Group (“Vanguard”) reported aggregate beneficial ownership of 10,657,989 shares of common stock, which would constitute approximately 15.1% of all shares of common stock of the Company outstanding as of March 24, 2026. However, in a Schedule 13G/A filed with the SEC on March 27, 2026, Vanguard reported that it beneficially owns 0 shares as of March 13, 2026, following an internal reorganization pursuant to which Vanguard’s beneficial ownership has been disaggregated. In its Schedule 13G/A, Vanguard noted that (i) certain subsidiaries or business divisions of subsidiaries of Vanguard that formerly had, or were deemed to have, beneficial ownership with Vanguard will report beneficial ownership separately (on a disaggregated basis) from Vanguard, and (ii) Vanguard no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by such subsidiaries and/or business divisions. Accordingly, Vanguard is not included among the 5% beneficial owners presented in the table.

(3)
Based on information provided in a Schedule 13G/A filed on March 7, 2024 (based on ownership as of March 6, 2024), BlackRock, Inc., a parent holding company, has the sole voting power with respect to 7,424,586 shares and the sole dispositive power with respect to 7,578,304 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the common stock of Jackson Financial Inc. No one person’s interest in the common stock of Jackson Financial Inc. is more than five percent of the total outstanding common shares. BlackRock, Inc. certifies that to the best of its knowledge and belief the securities were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of Jackson Financial Inc. and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect.

(4)
Based on information provided in a Schedule 13G jointly filed on February 13, 2026 (based on ownership as of February 11, 2026) by TPG GP A, LLC, a Delaware limited liability company (“TPG GP A”), James G. Coulter and Jon Winkelried (each, a “Reporting Person” and, together, the “Reporting Persons”), pursuant to an Agreement of Joint Filing incorporated by reference herein in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended. The Reporting Persons have shared voting power and shared dispositive power over the 4,715,554 shares.

TPG GP A exercises direct or indirect control over entities that collectively hold 100% of the shares of Class B       common stock (which represents a majority of the combined voting power of the common stock) of TPG Inc., a Delaware corporation, which is the sole member of TPG GPCo, LLC, a Delaware limited liability company, which is the sole
2026 PROXY STATEMENT	37

Security Ownership
member of TPG Holdings II-A, LLC, a Delaware limited liability company, which is the general partner of TPG Operating Group II, L.P., a Delaware limited partnership (“TPG Operating Group”), which directly holds 4,715,554 shares of Common Stock, par value $0.01 per share (“Common Stock”) of Jackson Financial Inc. (the “Issuer”). Because of the relationship of TPG GP A to TPG Operating Group, TPG GP A may be deemed to beneficially own the shares of Common Stock held by TPG Operating Group.
TPG GP A is controlled by entities owned by Messrs. Coulter and Winkelried. Because of the relationship of Messrs. Coulter and Winkelried to TPG GP A, each of Messrs. Coulter and Winkelried may be deemed to beneficially own the shares of Common Stock held by TPG Operating Group. Messrs. Coulter and Winkelried disclaim beneficial ownership of the securities held by TPG Operating Group except to the extent of their pecuniary interest therein. TPG GP A, LLC, James G. Coulter, and Jon Winkelried certify to the best of their knowledge and belief that the securities were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of Jackson Financial Inc. and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect other than activities solely in connection with a nomination under ?? [sic] 240.14a-11.
(5)
Based on information provided in a Schedule 13G filed on February 9, 2024 (based on ownership as of December 29, 2023), Dimensional Fund Advisors LP has the sole power to vote or to direct the vote* of 4,106,123 shares and the sole power to dispose or to direct the disposition* of 4,175,972 shares. This schedule is not being filed pursuant to Rule 13d-1(b)(1)(ii)(J) or Rule 13d-1(d). *NOTE: Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of Jackson Financial Inc. that are owned by the Funds and may be deemed to be the beneficial owner of the shares of Jackson Financial Inc. held by the Funds. However, all securities reported in the schedule are owned by the Funds. Dimensional disclaims beneficial ownership of all such securities. In addition, Dimensional’s filing of this Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by this Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

The Funds described in this NOTE have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of the securities held in their respective accounts. To the knowledge of Dimensional, the interest of any one such Fund does not exceed 5% of the class of securities.
Dimensional Fund Advisors LP certifies that to the best of its knowledge and belief the securities were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of Jackson Financial Inc. and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect.
38	2026 PROXY STATEMENT

Security Ownership
Security Ownership of Directors and Management
The table below shows the ownership of JFI common stock by each director nominee, each of our NEOs, and all director nominees and all executive officers as a group, as of April 7, 2026, except as otherwise noted below. Additional details on the outstanding equity awards held by Non-employee Directors are included in the Non-employee Director Compensation section above. Further, additional details on each NEO’s outstanding equity awards are included in the Compensation Discussion and Analysis section and related executive compensation tables, below.
NAME OF BENEFICIAL OWNER(1)	COMMON SHARES	SHARES THAT MAY BE ACQUIRED WITHIN 60 DAYS(2)	PERCENT OF COMMON SHARES(3)
Non-Employee Directors
Lily Fu Claffee	0	44,341.61	*
Gregory T. Durant(4)	7,500.00	28,086.94	*
Steven A. Kandarian	0	109,364.68	*
Derek G. Kirkland	21,533.00	13,026.91	*
Drew E. Lawton	0	28,086.94	*
Martin J. Lippert	0	44,341.61	*
Russell G. Noles	15,685.34	20,609.23	*
Esta E. Stecher	0	47,723.51	*
Named Executive Officers
Laura L. Prieskorn(5)	450,041.01	0	*
Don W. Cummings(6)	50,515.00	0	*
Craig D. Smith(7)	78,146.00	0	*
Chris A. Raub	16,316.00	1,358.76	*
Carrie L. Chelko(8)	73,996.85	0	*
Scott E. Romine(9)	53,339.99	0	*
Director Nominees and Executive Officers as a Group	657,161.20	337,187.03	1.4%

(1)
A beneficial owner in this context means any person who, directly or indirectly, though any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, which generally includes securities held by members of a person’s immediate family sharing the same household, and a person’s right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

(2)
In computing the percentage of common shares owned by each person and by the group, these common shares (if any) were added to the total number of outstanding common shares for the separate calculations.

(3)
An asterisk (*) indicates less than 1%, as of the record date, March 24, 2026.

(4)
Mr. Durant’s common shares are directly owned and held in a joint brokerage account in the name of Gregory T Durant & Jill M Durant JTWROS TOD.

(5)
Ms. Prieskorn directly owns 4,900 common shares in a joint brokerage account in the name of L. Prieskorn and C. Prieskorn TTEE, where Ms. Prieskorn and her spouse are both the trustees and the beneficiaries.

(6)
Mr. Cummings directly owns 31,367 common shares held in a trust account in the name of L1 Living Trust U/T/A 3/25/2025, where Don W Cummings and his spouse, Mary Katherine Cummings, are both the sole trustees and the sole beneficiaries.

(7)
Common shares held as of December 31, 2025, the date that Mr. Smith retired from PPM America, Inc.

(8)
As of May 12, 2023, Ms. Chelko also directly owns 4,844.80 depositary shares, where each depositary share represents a 1/1000th fractional interest in a share of Fixed-Rate Reset Noncumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”).

2026 PROXY STATEMENT	39

Security Ownership
(9)
As of August 5, 2025, the date Mr. Romine left the Company, his common shares were directly owned and held in a joint brokerage account in the name of Scott Romine & Penny Romine, TTEE Eleven D Six Trust U/A 08/25/23, where Mr. Romine and his spouse were both the sole trustees and the sole beneficiaries.

40	2026 PROXY STATEMENT

Proposal 2 — Ratification of Independent Auditor
Proposal 2 — Ratification of Independent Auditor
The Board of Directors recommends that you vote FOR the Ratification of the Appointment of KPMG LLP as Jackson Financial Inc.’s independent auditor for 2026
The Audit Committee and the Board of Directors believe that the continued retention of KPMG LLP (“KPMG”) to serve as the Company’s independent auditor for the year ending December 31, 2026, is in the best interests of the Company and its shareholders, and the Board is asking shareholders to ratify this appointment. Representatives of KPMG will be present at the meeting to respond to appropriate questions from shareholders and to make any desired statements. The Audit Committee is directly and solely responsible for the appointment or replacement, retention, termination, compensation, and oversight of the independent external audit firm that performs audit services. In considering KPMG’s appointment for the 2026 fiscal year, the Audit Committee performed the following:
Obtained and reviewed a KPMG report describing:
•
KPMG’s internal quality-control procedures;

•
any material issues raised by the most recent quality-control review, or peer review, of KPMG, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by KPMG, and any steps taken to deal with any such issues;

•
any publicly available reports issued within the past five years by the Public Company Accounting Oversight Board (“PCAOB”) or other governmental or professional authorities concerning KPMG; and

•
any PCAOB review of KPMG, or any inquiry or investigation by governmental or professional authorities within the past five years of KPMG, and any steps taken to deal with such issues.

Reviewed KPMG’s work in 2025 and evaluated KPMG’s qualifications, performance, and independence, including:
•
a review and evaluation of the lead partner on KPMG’s engagement with the Company;

•
an assessment of KPMG’s independence, including a review of all relationships between KPMG and the Company consistent with the applicable requirements of the PCAOB;

•
the matters required to be communicated to audit committees in accordance with Auditing Standard No. 1301;

•
the audit process, including, without limitation, any problems or difficulties encountered in the course of the performance of the audit, including any restrictions on the independent auditor’s activities or access to requested information imposed by management, and management’s response thereto, and any significant disagreements with management; and

•
any “management” or “internal control” letter issued or proposed to be issued by KPMG to the Company.

KPMG has been retained as the Company’s independent auditor continuously since 1999. To ensure continuing auditor independence, the Audit Committee will at least annually assess all relationships between the auditor and the Company consistent with the PCAOB requirements, review and evaluate the lead partner of the independent audit team, and ensure the proper rotation of KPMG’s audit partner, lead partner and concurring partner occurs.
Approval of the proposal requires the affirmative votes of a majority of the shares of JFI common stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as votes “against” the proposal.
2026 PROXY STATEMENT	41

Pre-Approval Policy for Audit and Non-Audit Services
Pre-Approval Policy for Audit and Non-Audit Services
The Company has adopted a policy for the pre-approval of all audit and permitted non-audit services to be provided to Jackson by its independent auditor. The Audit Committee is responsible for the review and approval of any fees associated with those services. Specific pre-approval by the Audit Committee is required for any proposed services exceeding pre-approved fee levels.
The Audit Committee grants pre-approvals for categories of services at the start of each fiscal year. Pre-approvals are applicable for 12 months from the date of pre-approval. In considering these pre-approvals, the Audit Committee reviews detailed supporting documentation from the independent auditor for each proposed service to be provided. Unused pre-approval amounts do not carry forward to the next year.
The Audit Committee may delegate pre-approval authority for audit and non-audit services to one or more of its members, and such authority has been delegated to the chair of the Audit Committee. The decisions of any member to whom such authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not delegate to management its responsibilities to pre-approve services performed by the Company’s independent auditor. The Audit Committee periodically reviews reports summarizing all services provided by the independent auditor.
The Company’s Senior Vice President and Controller monitors services provided by the independent auditor and overall compliance with the pre-approval policy. The Senior Vice President and Controller reports periodically to the Audit Committee on the status of outstanding engagements, including actual services provided and associated fees, and must promptly report any noncompliance with the pre-approval policy to the chair of the Audit Committee. In 2025, all services reported in the below table were approved by the Audit Committee pursuant to the described policy.
Audit Fees, Audit-Related Fees and All Other Fees
The following table sets forth the fees for professional services rendered by KPMG LLP, the Company’s independent auditor, with respect to fiscal years 2025 and 2024, respectively:
FEE CATEGORY	2025	2024
Audit Fees(1)	$8,940,665	$8,553,600
Audit-Related Fees(2)	$255,500	$252,500
Tax Fees(3)	$—	$143,115
All Other Fees(4)	$61,550	$—
Total Fees	$9,257,715	$8,949,215

(1)
Audit Fees. Consists of fees billed for professional services rendered for the audit of Jackson’s annual financial statements, review of the interim financial statements included in Jackson’s quarterly reports on Form 10-Q, comfort letters, and other services normally provided in connection with Jackson’s statutory and regulatory filings or engagements.

(2)
Audit-Related Fees. Consists of fees for services that were reasonably related to performance of the audit of the annual consolidated financial statements for the fiscal year, other than Audit Fees, such as employee benefit plan audits, internal control reviews, service organization control reports, and other attestation services.

(3)
Tax Fees. Fees for tax services include fees billed for professional services rendered for tax compliance, tax advice, tax planning, and tax consulting.

(4)
All Other Fees. Fees for all other services include fees billed for all other professional services rendered, other than those reported as “Audit Fees,” Audit-Related Fees,” and “Tax Fees.”

42	2026 PROXY STATEMENT

Report of the Audit Committee
Report of the Audit Committee
The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities. The Board has determined that each of the members of the Audit Committee is “independent,” as that term is defined in the independence requirements for audit committee members contained in the applicable rules of the U.S. Securities and Exchange Commission (the “SEC”) and corporate governance standards of the New York Stock Exchange. The Audit Committee acts under a charter adopted by the Board that is reviewed annually. The charter is available in the Governance section of Jackson’s website at investors.jackson.com/governance.
Management is responsible for the Company’s internal controls, the financial reporting process, and for compliance with applicable laws and regulations. The Audit Committee’s responsibility is to monitor and oversee these processes. KPMG LLP, the Company’s registered public accounting firm for the year ended December 31, 2025, was responsible for performing an independent audit of the Company’s consolidated financial statements covering that year and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.
In performing its responsibilities, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements and the effectiveness of internal control over financial reporting with management and KPMG. The Audit Committee discussed with KPMG matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. KPMG also provided to the Audit Committee the written disclosures and letter required by PCAOB standards concerning KPMG’s independence, and the Audit Committee discussed with KPMG that firm’s independence.
Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC.
Gregory T. Durant, Chair
Lily Fu Claffee
Derek G. Kirkland
Russell G. Noles
Members of the Audit Committee of
the Board of Directors
2026 PROXY STATEMENT	43

Proposal 3 — Say-on-Pay
Proposal 3 — Say-on-Pay
The Board of Directors recommends that you vote FOR the Advisory Vote to approve the compensation of the Named Executive Officers
As required by Section 14A(a)(1) of the Exchange Act and related rules of the SEC, the below resolution provides our shareholders an opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement. The Company asks its shareholders for their non-binding advisory approval of the 2025 compensation of its NEOs. See the Compensation Discussion and Analysis section of this proxy statement.
Shareholders are being asked to approve the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED.
Approval of the proposal requires the affirmative votes of a majority of the shares of JFI common stock present or represented by proxy and entitled to vote at the annual meeting of shareholders. Abstentions will have the same effect as votes “against” the proposal. Broker non-votes will not affect the outcome of the vote.
We are asking our shareholders to vote “for” the approval of the compensation of the Company’s NEOs, as disclosed in the Compensation Discussion and Analysis section of this proxy statement, including the related tables, notes, and narrative.
While this Say-on-Pay vote is advisory and non-binding, the Board of Directors and the Compensation Committee of the Board, which is comprised of independent directors, value the opinions expressed by our shareholders and will consider the outcome of this Say-on-Pay vote when making future compensation decisions regarding the NEOs. The next Say-on-Pay vote will occur at the 2027 Annual Meeting.
44	2026 PROXY STATEMENT

Compensation Discussion and Analysis
Compensation Discussion and Analysis
This compensation discussion and analysis contains information about the material elements of compensation provided in 2025 to our named executive officers (the “NEOs”).
Our 2025 NEOs, and their titles as of December 31, 2025, are as follows:
NAME	TITLE
Laura L. Prieskorn	Chief Executive Officer, President and Director
Don W. Cummings	Executive Vice President and Chief Financial Officer
Craig D. Smith	President and CEO, PPM America, Inc.
Chris A. Raub	Executive Vice President, JFI and President, Jackson National Life Insurance Company
Carrie L. Chelko	Executive Vice President and General Counsel
Scott E. Romine	Former President and CEO, Jackson National Life Distributors LLC
The following leadership changes occurred in 2025:
•
Mr. Raub, previously serving as Jackson Financial Inc.’s Executive Vice President and Chief Risk Officer, was appointed, effective April 14, 2025, Executive Vice President, Jackson Financial Inc. (“JFI” or “Jackson” and together with its subsidiaries, the “Company,” “we,” “our,” or “us”), and President, Jackson National Life Insurance Company.

•
Mr. Romine, previously serving as President and CEO, Jackson National Life Distributors LLC, left the company on August 5, 2025.

•
Mr. Smith, previously serving as President and CEO, PPM America, Inc., retired effective December 31, 2025. Mr. Raub was named Interim CEO, PPM America, Inc., following Mr. Smith’s retirement.

Executive Summary
Jackson had an exceptional year in 2025, marked by numerous milestones exemplifying operational and financial strength. Through disciplined execution of our strategy and outstanding performance, our 2025 total shareholder return ranked in the top quartile for the year relative to peer group companies within the S&P Insurance Select Industry Index. Our success was built on the foundation of our core capabilities, including an increasingly diverse and competitive product suite, a leading distribution network, award-winning customer support, strong asset management expertise, and a disciplined approach to risk management.
A few examples of our management team’s effective performance and diligent execution of Jackson’s 2025 financial and strategic plans include:
Financial and Capital Strength
For the fifth consecutive year, Jackson met or exceeded each of our key financial targets, including holding company liquidity, risk-based capital (“RBC”) ratio, and capital return to common shareholders.
At the holding company level, we ended 2025 with more than $650 million in cash and highly liquid assets, above our $250 million minimum buffer and providing financial flexibility. We had a strong capital position at the operating company level, with an RBC ratio at Jackson National Life Insurance Company (“JNL”) of 567% at year-end 2025, well above our target minimum of 425%.
We returned $862 million to common shareholders in 2025 through $634 million in common share repurchases and $228 million in common dividends, which exceeded the top of our $700-800 million targeted range. As of year-end 2025, we have returned $2.7 billion to common shareholders since becoming public, an amount that exceeds our initial market capitalization.
In January 2026, we announced the formation of a long-term strategic partnership with TPG Inc. (“TPG”), a leading global alternative asset management firm, and in December 2025, the establishment of a new Michigan-based captive reinsurer,
2026 PROXY STATEMENT	45

Compensation Discussion and Analysis
Hickory Brooke Reinsurance Company (“Hickory Re”). Together, these actions will further strengthen our ability to offer competitive spread-based products that generate attractive financial returns. We expect our partnership with TPG and our overall captive reinsurance strategy will contribute to stronger and more stable capital generation. This gives us confidence to increase our capital return targets for the fifth time, setting a 2026 target range of $900 million to $1.1 billion. Jackson’s approach to capital management is anticipated to continue to balance investment in our business, maintain financial strength and return capital to common shareholders.
Products, Sales, and Service
Product innovation, distribution expansion, and industry-leading service continue to be differentiators for Jackson.
Total retail annuity sales in 2025 were $19.7 billion, up 10% from 2024 and our highest level since 2019, reflecting sustained demand across our product suite. Our continued product innovation has resulted in sales growth, greater business diversification and enhanced distribution relationships, with an increasing number of financial professionals selling more than one Jackson product. In 2025, we launched Jackson’s Market Link Pro® III and Market Link Pro® Advisory III, which helped bring our annual registered index-linked annuity sales to a record $6.9 billion, up 22% over 2024. Our fixed and fixed index sales increased 18% year-over-year to $1.9 billion, supported by the launch of our new fixed index annuity, Jackson Income AssuranceSM. Variable annuity sales increased 3% from 2024 to $10.9 billion, reflecting higher sales of products without lifetime benefits.
We maintained a strong distribution network within our three traditional broker-dealer channels with approximately 500 broker-dealer distribution partners and more than 121,000 appointed advisors. We continued to expand our presence among the growing independent registered investment advisers (“RIAs”) channel, ending 2025 with more than 2,100 RIA firm agreements providing access to more than 28,000 investment advisor representatives.
We were once again recognized by Service Quality Measurement Group, Inc. for excellence in contact center service, including Highest Customer Service in the Financial Industry in 2025.
Culture
Our 2025 accomplishments reflect the hard work of our many talented associates who come to Jackson to work with a market leader. Our associates routinely rate our total rewards offerings highly and the organization places an emphasis on workforce development, highlighting opportunities for growth within the organization.
Jackson’s human capital management strategy is rooted in our core values of Respect, Empower, Create, and Execute. In 2025, we launched our Skills Marketplace, an internal talent warehouse that provides insight into skills that exist internally for open roles and future needs, allowing us to source, develop, and deploy talent where we need it most. The Skills Marketplace also provides insight into emerging skills in the market and access to candidates with those skills where needed to supplement our internal-first recruiting and workforce planning strategies. Additionally, a cross-functional team redesigned Jackson’s onboarding program to deliver a more engaging experience from offer acceptance through a new associate’s first month. Through these efforts, Jackson continues to invest in an onboarding experience that reflects our values, fosters belonging and sets the foundation for long-term engagement and success.
Our philanthropic strategy is aligned with our business purpose to build the foundation for financial freedom for all. We have a passionate and committed workforce that engages with the community and is generous with their time and resources. In 2025, more than 50% of our associates participated in hands-on volunteer events supporting the communities where they live and work.
Our 2024 Corporate Responsibility Report was published in May 2025 and provides an update on practices that positively impact our business success and sustainability. These efforts are designed to maintain our balanced, long-term approach to serving our stakeholders as we continue to evolve and adapt to a changing market environment.
46	2026 PROXY STATEMENT

Compensation Discussion and Analysis
Compensation Philosophy
Our compensation philosophy is designed to align the interests and incentives of our NEOs with those of our long-term shareholders by linking a substantial portion of each NEO’s compensation to achievement of performance metrics aligned with our strategy. It includes the following general principles and objectives:
PAYING FOR PERFORMANCE	A material amount of executive compensation is variable and based on Company and individual performance results that drive increases in shareholder value
PROVIDING COMPETITIVE TARGET TOTAL DIRECT COMPENSATION OPPORTUNITIES	We aim to offer competitive compensation that enables us to attract, motivate and retain high-performing executives
ALIGNING EXECUTIVES’ INTERESTS WITH SHAREHOLDER INTERESTS	A significant portion of our NEOs’ target Total Direct Compensation (“TDC”) is delivered in the form of stock-based incentives
ENCOURAGING LONG-TERM DECISION-MAKING	Our long-term incentive compensation program includes awards with multi-year overlapping performance or vesting periods
AVOIDING PROBLEMATIC PAY PRACTICES	We do not provide excessive perquisites, excessive change in control severance pay or excise tax gross-ups, and we will not reprice stock options without shareholder approval
REINFORCING STRONG RISK MANAGEMENT	Our compensation program is designed to avoid providing our associates with incentives to take excessive risks
MAINTAINING STRONG GOVERNANCE
Fostered by Compensation Committee oversight of our executive compensation program, we have a rigorous process in place to:
•
review plan design,

•
set financial goals and target TDC levels,

•
review risk, control and conduct issues, and

•
adjust compensation levels as appropriate

2026 PROXY STATEMENT	47

Compensation Discussion and Analysis
Our Compensation and Governance Practices
WHAT WE DO	WHAT WE DON’T DO
Pay-for-performance compensation philosophy	No hedging or pledging of Company stock by executive officers
Significant majority of executive compensation delivered in the form of at-risk, performance-based pay
Annual incentive program linked to financial and strategic goals	No “single-trigger” or excessive change in control severance benefits
Multi-year vesting and/or performance periods for equity grants; appropriately capped incentive levels	No excessive perquisites
Multiple performance metrics in both the annual and long-term incentive programs that deter excessive focus on a singular performance goal	No golden parachute excise tax gross-ups in connection with a change in control

“Clawback” policy for incentive programs, which goes beyond the minimum requirements of the SEC guidelines, including recoupment provisions in the event of a financial restatement, breach of law, company conduct, or misconduct
No repricing of options permitted in the Jackson Financial Inc. 2021 Omnibus Incentive Plan (“Jackson OIP”) without shareholder approval
Robust stock ownership guidelines
Annual assessment of compensation risks	No evergreen provision in the Jackson OIP
Independent compensation consultant	No payout of dividend equivalents accrued on equity awards of executive officers unless and until underlying award vests
Say-on-Pay Results
At our 2025 annual meeting of shareholders, strong support was expressed for our executive compensation programs with over 94% of votes cast in favor of the non-binding advisory resolution on executive compensation. The results of our “say-on-pay” advisory vote and feedback from our shareholder outreach discussions are part of the Compensation Committee’s regular review of our executive compensation programs.
Role of the Compensation Committee
The Compensation Committee discharges the Board’s responsibilities relating to executive compensation. Among other things, the Compensation Committee is responsible for:
•
Establishing and periodically reviewing the Company’s general compensation philosophy, strategy and principles, and, in consultation with senior management and considering shareholder feedback (including the results of our “say-on-pay” advisory vote), overseeing the development and implementation of compensation programs in accordance with those principles.

•
Annually reviewing and approving corporate goals and objectives relevant to the CEO’s total compensation, evaluating the CEO’s performance, and recommending for approval by the independent directors of the Board the CEO’s total compensation level.

•
Annually reviewing and approving corporate goals and objectives relevant to the compensation of the other NEOs; with input from the CEO, evaluating the performance of these executive officers, reporting the results to the Board, and reviewing and approving incentive compensation levels for NEOs other than the CEO.

•
Reviewing and approving all compensation arrangements, including employment, consulting, retirement, severance, and change in control agreements for executive officers other than the CEO.

48	2026 PROXY STATEMENT

Compensation Discussion and Analysis
•
Reviewing and making recommendations to the Board with respect to the Company’s equity-based compensation programs.

•
Reviewing and approving the Company’s annual incentive compensation programs in which the NEOs participate.

•
Reviewing and overseeing compliance with the Company’s executive officer stock ownership guidelines, hedging, pledging, and clawback policies.

•
Overseeing management’s efforts to ensure the Company’s compensation programs do not encourage excessive or inappropriate risk-taking.

•
Reviewing and approving a group of peer companies to use as a reference point when determining the compensation paid to the NEOs.

•
Reviewing the “Compensation Discussion and Analysis” and the “Compensation Committee Report” and recommending to the Board those sections for inclusion in the Company’s annual proxy statement.

The Compensation Committee may delegate, in its discretion, all or a portion of its duties and responsibilities to subcommittees, officers or employees of the Company as the Compensation Committee deems to be in the best interests of the Company.
The Role of Our CEO
Ms. Prieskorn, as part of her responsibilities as CEO, evaluates each of the other executive officers’ performance and makes recommendations regarding the executive officers’ compensation to the Compensation Committee.
The Role of the Compensation Committee’s Independent Compensation Consultant
In overseeing the Company’s compensation programs, the Compensation Committee develops programs based on its own deliberations and recommendations from management and from compensation and benefits consultants, including its independent compensation consultant, Mercer (US) LLC (“Mercer”). Mercer provides research, analysis, and independent advice on topics such as the compensation of our NEOs, executive compensation trends, and peer companies that may be utilized for comparative purposes. Mercer reports directly to the Compensation Committee, and the Compensation Committee may, at any time, replace the independent compensation consultant or hire additional consultants or advisors.
At the Compensation Committee’s direction, Mercer attends Compensation Committee meetings, reviews and advises on all materials provided to the Compensation Committee for discussion and approval, and undertakes special projects as assigned.
The Compensation Committee has assessed the independence of Mercer based on the New York Stock Exchange listed company standards and applicable SEC rules and regulations and concluded that Mercer’s engagement does not raise any conflicts of interest.
Compensation Peer Group
When determining target compensation levels for our NEOs, the Compensation Committee reviews the current base salary, target short-term incentive, target equity-based long-term incentive (“LTI”) and target TDC of each NEO, and compares these compensation elements to equivalent roles at a select group of peer companies. This peer group is evaluated by the Compensation Committee on an annual basis, taking into account the advice of its independent compensation consultant. The companies in our peer group were selected after careful consideration of a range of relevant factors including size, industry, and companies with which we compete for executive talent, among other factors. The Compensation Committee considers pay data from the peer group as an important reference point in determining how to continue to provide competitive pay opportunities.
2026 PROXY STATEMENT	49

Compensation Discussion and Analysis
The peer group used as a reference point for 2025 executive compensation decisions was similar to the group used in 2024. In 2025, F&G Annuities & Life was added to the peer group based on its alignment with established peer selection criteria and its comparable lines of business. The 2025 peer group included the following companies:
2025 COMPENSATION PEER GROUP
Ameriprise Financial	Brighthouse Financial	CNO Financial	Corebridge Financial
Equitable	F&G Annuities & Life	Genworth Financial	Guardian Life
Lincoln National	Pacific Life	Principal Financial	Unum Group
Voya Financial
Elements of Our Executive Compensation Program
Overview
For 2025, the compensation program for our NEOs consisted of base salary, cash-based short-term incentive bonus, LTI, and limited perquisites. Collectively, these compensation elements are designed to further the goals set forth in our compensation principles and our pay-for-performance philosophy.
The graphics below present the 2025 target pay mix for our CEO and average target pay mix of our other NEOs.
We discuss below each element of our executive compensation, the reason for providing each element, and how each element fits into our overall compensation philosophy.
Base Salary
The Company provides base salaries that reflect the responsibilities of each role while maintaining competitiveness in the markets in which we compete for talent. Consistent with our pay-for-performance philosophy, base salaries comprise not only the smallest percentage of our NEOs’ total compensation, but also the only fixed pay element. The Compensation Committee annually reviews and, if appropriate, adjusts each NEO’s base salary. For the CEO’s base salary, the Compensation Committee recommends any adjustment to the independent directors of the Board for approval. When determining if a base salary adjustment is warranted, the Compensation Committee considers several factors including:
•
market data regarding similar positions in our peer group and the broader financial sector,

•
changes in individual levels of responsibility, and

•
individual performance and experience.

While the Compensation Committee considers the above factors to guide its decisions, it does not rely on them exclusively. The Compensation Committee exercises its business judgment based on a thorough assessment of our NEOs’ compensation levels and their overall alignment with our compensation philosophy and pay strategy.
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Compensation Discussion and Analysis
In February 2025, the Compensation Committee approved the base salary for each NEO, except for Ms. Prieskorn, whose base salary was approved by the independent members of the Board. The table below sets forth the 2025 annualized base salaries of our NEOs.
NAME	2025 ANNUALIZED SALARY
Laura L. Prieskorn	$1,150,000
Don W. Cummings	$650,000
Craig D. Smith	$580,000
Chris A. Raub	$600,000
Carrie L. Chelko	$590,000
Scott E. Romine	$650,000
Short-Term Incentives for 2025
The annual incentive plan is an important element of NEO compensation. The annual incentive focuses NEOs on the achievement of organizational and individual results within a performance year by providing variable compensation that is determined by performance, measured on a Company-wide basis or with respect to one or more business units, divisions or affiliates, and on individual performance. The target performance objectives are intended to balance the need to achieve our financial and strategic goals while setting challenging standards of performance.
Mses. Prieskorn and Chelko and Messrs. Cummings, Smith, Raub, and Romine participate in the Jackson Annual Bonus Program. Mr. Smith also participates in the PPM America, Inc. (“PPM”) Bonus Pool to ensure pay-for-performance alignment in light of his Jackson responsibilities and his leadership of the PPM business. Half of his annual target bonus is determined under the Jackson Annual Bonus Program and the other half is determined under the PPM Bonus Pool. Details regarding these annual incentive programs are discussed below.
Jackson Annual Bonus Program
Participants in the 2025 Jackson Annual Bonus Program are eligible to receive payouts based on achievements of certain performance measures established by the Compensation Committee at the beginning of each fiscal year. The Jackson Annual Bonus Program participants include the NEOs along with other senior leaders at the Company.
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Compensation Discussion and Analysis
For the 2025 performance year, our Compensation Committee approved the following quantitative and qualitative performance measures:
2025 SHORT-TERM INCENTIVE PERFORMANCE METRICS
Goal	Weighting	Purpose
Pretax Adjusted Operating Earnings	60%	Measures profitability
Controllable Costs	20%	Reflects the strong historical, cultural, and strategic focus on cost management
Key Strategic Objectives	20%
Qualitative goals that encourage the achievement of various business objectives, including balance sheet health, growth, and culture initiatives
•
Balance Sheet Health

◦
Ensure balance sheet health at JNL & Brooke Life Reinsurance Company (“Brooke Re”) to support all stakeholder commitments and to position us to take advantage of strategic opportunities

•
Organic and Inorganic Growth

◦
Increase access to valuable retirement solutions by expanding our opportunities, evolving our existing product offerings, and launching new products to position us to be the retirement solution provider of choice

•
Culture

◦
Preservation of Jackson’s organizational culture that is built upon collaborative teamwork, respect, strong execution, and a commitment to employee professional growth and career advancement

2025 Annual Bonus Performance Metric Results
The table below describes the threshold, target, and maximum payout levels for each performance measure, including the performance outcome achieved and the payout percentage for each performance measure (including the overall cumulative payout percentage, which is used to determine the ultimate payout against the target annual cash incentive amount for each NEO). Based on 2025 performance, the Compensation Committee approved a payout in 2025 at 125.9% of the target amount.
2025 SHORT-TERM INCENTIVE PERFORMANCE METRIC RESULTS(1)
Goal	Weighting	Threshold	Target	Maximum	Performance Outcome	Payout Percentage	Weighted Payout
		50%	100%	200%
Pretax Adjusted Operating Earnings(2)	60%	$1,466m	$1,833m	$2,200m	$1,879m	112.5%	67.5%
Controllable Costs(3)	20%	$827m	$752m	$677m	$764m	92.0%	18.4%
Key Strategic Objectives(4)	20%	Goals described above			Maximum	200.0%	40.0%
Cumulative Payout Percentage							125.9%
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Compensation Discussion and Analysis
(1)
If the performance outcome is below the threshold level for a performance measure, then there is a 0% payout for such measure. If the performance outcome for a performance measure is between the threshold and target levels, or the target and maximum levels, then straight-line interpolation between the respective levels is used to determine the payout percentage.

(2)
See Appendix A for the reconciliation of “Pretax adjusted operating earnings” to the most comparable U.S. GAAP measure, and the adjustments made to “Pretax adjusted operating income” pursuant to the terms of the Annual Bonus Program.

(3)
See Appendix A for a description of “Controllable Costs” and the adjustments made to general and administrative expenses in determining “Controllable Costs” for purposes of the Annual Bonus Program.

(4)
The Compensation Committee determined that management exceeded the Key Strategic Objectives noting among other items, that:

 —
Balance Sheet Health: Risk-based capital ratio (“RBC”) remained well above our target minimum of 425% throughout 2025; Brooke Re continues to prove its resiliency and self-sufficiency, maintaining a strong capital position through 2025.

 —
Organic and Inorganic Growth: Exceeded goals in the number of multi-product producers, top producers, and new producers in our successful pursuit of organic growth; launched two new products helping drive further organic growth and diversification of our product suite and distribution results; and continued evaluation of inorganic growth opportunities culminating in our partnership with TPG.

 —
Culture: Launched our Skills Marketplace, an internal talent warehouse that provides insight into skills that exist within Jackson as well as emerging skills within the market and across the industry, positioning us well to deliver on the Company’s talent and workforce planning needs as we deliver on our growth strategy.

2025 PPM Bonus Pool. The 2025 PPM Bonus Pool was approved by the Compensation Committee for PPM associates. The design of the PPM Bonus Pool captures PPM’s dual mandate for both managing the performance of Jackson’s general account and accumulating and managing the performance of third-party assets. The 2025 PPM Bonus Pool targets were established with the following weightings: managing the performance of the general account of JFI (40%) and third-party assets (30%), PPM controllable costs (10%), and key strategic objectives (20%). The key strategic objectives were focused on 1) acquiring new third-party assets under management (“AUM”), 2) maintaining and growing existing third-party AUM, 3) customer service, and 4) operational excellence. Based on 2025 performance, the Compensation Committee approved a payout in 2025 for the PPM Bonus Pool at 117.9% of the target amount.
Annual Bonus Payout Amounts for Fiscal Year 2025
2025 BASE SALARY	X	ANNUAL BONUS TARGET	X	APPROVED PAYOUT PERCENT	=	ANNUAL BONUS AMOUNT
To receive an annual bonus, an NEO must remain employed by the Company through the payment date, except in cases of termination due to disability or qualifying retirement (each as defined in the Jackson OIP), death, or involuntary termination without cause, in which case the NEO will be paid a pro-rated bonus based on the portion of the performance year worked.
The Compensation Committee, in its discretion, may vary individual bonus percentage payouts based on an individual NEO’s performance. For 2025, the cash bonuses for Messrs. Romine and Smith were delivered at the pool outcomes based on company performance for each annual bonus program in which they participated, in each case as governed by their respective separation/retirement agreements. Accordingly, a cash bonus at the earned amount of 125.9% of target for the Jackson Annual Bonus Program was awarded to Mr. Romine. Likewise, for the portion of his bonus related to the Jackson Annual Bonus Program, Mr. Smith received the earned amount of 125.9% of target and, for the portion provided under the PPM Bonus Pool, the earned amount of 117.9% of target, for an aggregate bonus of approximately 122% of target.
In recognition of their contributions to the company’s extraordinary performance and accomplishments during 2025, including the formation of Hickory Re and our strategic partnership with TPG, as well as other initiatives critical in our acceleration of organic and inorganic growth, the Compensation Committee awarded Mses. Prieskorn and Chelko and Mr. Raub cash bonuses of 130% of target. In further recognition of his additional efforts and strategy development associated with this success, the Compensation Committee awarded Mr. Cummings a cash bonus of 135% of target.
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Compensation Discussion and Analysis
The table below sets forth the 2025 target bonuses and actual bonus amounts earned for each of our NEOs. The cash bonuses earned by these NEOs are reflected in the “Non-Equity Incentive Compensation” column of our 2025 Summary Compensation Table.
	2025 SHORT-TERM INCENTIVE PROGRAM AWARDS
NAMED EXECUTIVE OFFICER	Target Bonus	Payout as Percentage of Target	Approved Actual Bonus Amount
Laura L. Prieskorn	$2,300,000 (200% of Base Salary)	130%	$3,000,000
Don W. Cummings	$1,137,500 (175% of Base Salary)	135%	$1,535,600
Craig D. Smith(1)	$1,914,000 (165% of Base Salary for Jackson) (165% of Base Salary for PPM)	122%	$2,333,166
Chris A. Raub(2)	$978,041 (reflects blended pre- and post-promotion targets)	130%	$1,271,500
Carrie L. Chelko	$885,000 (150% of Base Salary)	130%	$1,150,500
Scott E. Romine(3)	$579,658 (150% of Base Salary through August 5, 2025)	126%	$729,789

(1)
Mr. Smith received a 2025 bonus based on his qualifying retirement effective December 31, 2025.

(2)
Mr. Raub’s 2025 target bonus increased to 175% from 150% of base salary effective with his promotion to Executive Vice President, Jackson Financial Inc., and President, Jackson National Life Insurance Company, effective April 14, 2025. His full-year 2025 target bonus was prorated based on his target bonus for the time spent in each role.

(3)
Mr. Romine’s 2025 bonus was pro-rated for the number of days worked in 2025.

Long-Term Incentive Awards Granted in 2025
Our LTI program is designed to incentivize the delivery of longer-term business goals, sustainable long-term returns for shareholders, and strategic priorities. In line with our pay-for-performance philosophy, LTI compensation forms a significant part of the compensation package for each of our NEOs. The LTI program also serves as a key tool for attracting and retaining senior-level talent and drives delivery of our longer-term business outcomes to align our NEOs’ interests with the interests of our shareholders.
Under our LTI program, each NEO was granted an award of performance share units (“PSUs”) and restricted share units (“RSUs”) on March 10, 2025 (the “2025 Grant Date”). Upon his appointment as Executive Vice President, JFI and President, Jackson National Life Insurance Company, Mr. Raub was granted an additional LTI award on May 9, 2025 (the “2025 Off-Cycle Grant Date”), which brought his total 2025 LTI award to the new target approved by the Compensation Committee. Each NEO’s aggregate target LTI award for 2025 was granted 60% in the form of PSUs and 40% in the form of RSUs.
The number of units granted to each NEO was determined by dividing the dollar value of the NEO’s target award by the average closing price of the Company’s common stock for the 10-trading day period immediately preceding the applicable grant date. Any PSUs and RSUs that vest will be settled on a one-for-one basis in shares of the Company’s common stock.
If the Company declares and pays a cash dividend on its common shares, a dividend equivalent equal to the cash dividend will be credited on then outstanding PSU and RSU awards. That dividend equivalent will be deemed reinvested in additional PSUs or RSUs, as applicable, and will be subject to the same vesting and other terms and conditions as the underlying PSU or RSU awards. Dividend equivalents vest when, and to the extent, the underlying PSUs and RSUs vest.
PSUs and RSUs vest subject to an NEO’s continued employment through the vesting date(s), except in cases of termination due to death, disability, termination without cause, termination for good reason, or qualifying retirement as set forth in
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Compensation Discussion and Analysis
the Jackson OIP and the respective award agreements. The treatment of outstanding PSU and RSU awards upon an NEO’s termination and/or a change in control of the Company is described below in the Potential Payments Upon Termination or Change in Control section.
2025 PSU Awards. The 2025 PSUs may be earned based on the Company’s achievement of certain financial performance measures over a three-year performance period commencing on January 1, 2025 and ending on December 31, 2027. PSUs may vest between 0% and 200% of the target award based on the level of achievement of the performance measures. The performance measures used for the PSUs focus on critical financial measures and provide an equal balance between cash flow generation and return on equity.
The performance measures are as follows:
•
Net Cash Flow to JFI (50%), which supports facilitation of debt repayment and shareholder capital return; and

•
Adjusted Operating Return on Equity Attributable to Common Shareholders (“Adjusted Operating ROE”) (50%), which helps ensure strong underlying financial performance of the business.

A relative total shareholder return (“rTSR”) modifier is applied to the vesting result achieved from the Net Cash Flow to JFI and Adjusted Operating ROE metrics. This modifier assesses the Company’s total shareholder return over the three-year performance period compared to each company within the S&P Insurance Select Industry Index, an industry peer group, for the same period. As indicated in the schedule below, the modifier will be applied to the vesting results and may increase or decrease the vesting result by 20%. However, the maximum number of PSUs that can be earned cannot exceed the maximum target of 200%, regardless the impact of the rTSR modifier.
rTSR Modifier
Performance Quartile	Payout Modifier
Top Quartile	120%
2nd and 3rd Quartiles	100%
Bottom Quartile	80%
The weighting and the threshold, target, and maximum performance goals for each of the two performance measures are set forth in the following table.
2025-2027 GOALS(1)
Performance Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)
Net Cash Flow to JFI(2)	50%	$1,553m	$3,106m	$4,659m
Adjusted Operating ROE(2)	50%	12.6%	15.7%	18.8%

(1)
If the performance outcome is below the threshold level for a performance measure, then the payout percentage will be 0% for that measure. If the performance outcome is achieved between the threshold and target levels, or between the target and maximum levels, then the payout percentage will be determined by straight-line interpolation.

(2)
This is a non-GAAP measure. See Appendix A for a full description of Net Cash Flow to JFI and Adjusted Operating ROE.

Any PSUs that are earned based on the achievement of the performance measures will vest on March 10, 2028, or in the case of the additional award granted to Mr. Raub on the Off-Cycle Grant Date in connection with his promotion, on May 9, 2028. The table below sets forth the target number of PSUs granted to each NEO in 2025 under our LTI program and the value of such PSUs based on a grant date fair value of $83.67 for awards granted on the 2025 Grant Date and $87.73 for the award granted to Mr. Raub on the Off-Cycle Grant Date, using a Monte Carlo valuation model.
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Compensation Discussion and Analysis
NEO	PSUs (#)	GRANT DATE FAIR VALUE ($)
Laura L. Prieskorn	52,412	4,385,312
Don W. Cummings	14,578	1,219,741
Craig D. Smith	17,007	1,422,976
Chris A. Raub	14,325	1,223,619
Carrie L. Chelko	10,586	885,731
Scott E. Romine	13,536	1,132,557
2025 RSU Awards. The RSUs granted in 2025 will vest in equal tranches on the first, second and third anniversaries of the 2025 Grant Date, or in the case of Mr. Raub’s off-cycle grant, the 2025 Off-Cycle Grant Date. The table below sets forth the number of RSUs granted to each NEO in 2025 under our LTI program and the value of such RSUs based on the closing price of the Company’s common stock on the 2025 Grant Date of $81.19 and the 2025 Off-Cycle Grant Date of $84.41, as applicable.
NEO	RSUs (#)	GRANT DATE FAIR VALUE ($)
Laura L. Prieskorn	34,941	2,836,860
Don W. Cummings	9,718	789,004
Craig D. Smith	11,338	920,532
Chris A. Raub	9,550	788,608
Carrie L. Chelko	7,057	572,958
Scott E. Romine	9,024	732,659
Performance-Based LTI Awards Vested in 2025
Award achievement for the 2023 PSU Awards. The 2023 PSU awards had a three-year performance period commencing on January 1, 2023, and ending on December 31, 2025. These PSUs could vest between 0% and 200% of the target award based on the level of achievement of the performance measures. On February 2, 2026, the Compensation Committee approved the achievement of the performance measures for the 2023 PSU awards. The performance measures, certified achievement, and vesting percentages are described below. These awards vested on March 10, 2026, the third anniversary of the March 10, 2023 grant date.
2023-2025 GOALS(1)
Performance Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Certified Achievement	Vesting Percentage	Weighted Payout
Generation of Net Cash Flow Available to JFI(2)	60%	$2,949m	$4,449m	$5,949m	$3,392m	64.8%	38.9%
Adjusted Operating ROE(2)	40%	12.0%	15.0%	18.0%	21.1%	200.0%	80.0%
Vesting Based on Performance Measures							118.9%
rTSR Modifier Based on Top Quartile Ranking							120.0%
Approved Vesting Percent							142.7%

(1)
If the performance outcome is below the threshold level for a performance measure, then the payout percentage will be 0% for such measure. If the performance outcome for a performance measure is between the threshold and target levels, or the target and maximum levels, then straight-line interpolation between the respective levels is used to determine the payout percentage.

(2)
This is a non-GAAP measure. See Appendix A for a full description of Generation of Net Cash Flow Available to JFI and Adjusted Operating ROE and the impact of adjustments made pursuant to the terms of each long-term incentive program.

PPM Performance Incentive Award (the “PIA”) Plan. Messrs. Smith and Raub previously participated in the PIA Plan, which is intended to further align individual compensation to the investment performance delivered to PPM clients. The
56	2026 PROXY STATEMENT

Compensation Discussion and Analysis
PIA Plan awards previously granted to Messrs. Smith and Raub in 2022 vested in March 2025. The cash amount payable under this award ($396,928 for Mr. Smith and $57,622 for Mr. Raub) is included in the “Non-Equity Incentive Compensation” column of our Summary Compensation Table. Until November of 2024, the amount was determined based on returns in the PPM Core Plus Fixed Income Fund and the PPM High Yield Core Fund managed by PPM. Following the announced closure of these two funds, for the remainder of the three-year performance period, the amount was determined based on returns in the JNL/PPM America High Yield, Investment Grade Credit and Total Return Bond Funds. Over the three-year period, this represented a return of 8.0% on the original grant amounts of $367,500 for Mr. Smith and $53,350 for Mr. Raub.
Stock Ownership Guidelines
The Compensation Committee oversees stock ownership guidelines applicable to senior officers and executives of the Company (each, a “covered executive”). The required common stock holdings pursuant to the guidelines are as follows:
TITLE	REQUIRED HOLDINGS
CEO	7 x annual base salary
Executive Committee members	4 x annual base salary
Senior Vice Presidents (and equivalent)	1 x annual base salary
Each covered executive is required to achieve the applicable stock ownership level within five years after becoming subject to it. For purposes of determining beneficial ownership levels, stock held outright, stock held in retirement accounts, and unvested stock-settled RSUs granted under the Jackson OIP are counted. Unvested PSUs do not count toward determining ownership levels. Once a covered executive has acquired sufficient Company common stock to meet the share ownership requirement, such number of shares then becomes the covered executive’s minimum ownership requirement (even if the covered executive’s salary increases or the fair market value of such shares subsequently changes) unless the covered executive is promoted to a higher level. If a covered executive fails to meet the guidelines within five years, a mandatory deferral of all or a portion of the executive’s annual bonus payment into RSUs will be applied. All NEOs are in compliance with the Company’s stock ownership guidelines.
Nonqualified Deferred Compensation Plan
Jackson National Life Insurance Company Management Deferred Income Plan (the “MDIP”). All NEOs are eligible to participate in the MDIP, an unfunded, nonqualified deferred compensation plan offered to a select group of management and highly compensated associates. Participation in the MDIP is voluntary and provides participants the opportunity to defer compensation until a later date. Participants may elect to defer a portion of their salary and/or annual incentive bonus during an open enrollment period prior to the year in which the compensation is earned. Amounts deferred are credited to a bookkeeping account and are always 100% vested. A participant may direct the deemed investment of his or her account among the notional investment options available. A participant may elect to receive payment of deferred amounts upon termination of employment or after a specified calendar year. Payment options include a single lump sum or annual installments not to exceed 25 years.
For more information on the Company’s deferred compensation plan, see the fiscal year 2025 Nonqualified Deferred Compensation table.
Tax Implications
Section 162(m) of the U.S. Internal Revenue Code generally limits the deductibility, for federal income tax purposes, of compensation paid to certain executives of publicly held companies to $1 million per person per year. As a publicly held company, we are subject to Section 162(m) compensation deduction limits. However, our Compensation Committee may authorize compensation payments that are not deductible for federal income tax purposes when the Compensation Committee believes that such payments are appropriate to attract, retain, and incentivize executive talent.
Limited Perquisites and Other Benefits
The Company provides limited perquisites to its associates, including the NEOs, to facilitate the performance of their management responsibilities. These perquisites primarily include:
2026 PROXY STATEMENT	57

Compensation Discussion and Analysis
Corporate Aircraft. We maintain corporate aircraft used primarily for business travel by our executive officers, allowing for more efficient and effective use of our executives’ time while traveling between the Company’s various locations, including our Lansing headquarters, which is not located near a major commercial airport. It also enables our executive officers to work on confidential and sensitive matters while traveling. Additionally, for security purposes, our CEO is required to use the corporate aircraft for all travel, including personal travel.
The other NEOs and their guests may occasionally use our corporate aircraft for non-business purposes, subject to approval on a case-by-case basis, and the availability of aircraft and crew.
Our NEOs incur taxable income, calculated in accordance with the U.S. Department of Transportation Standard Industry Fare Level Rates, for personal use of our corporate aircraft. We do not grant bonuses or other compensation to cover, reimburse, or otherwise “gross-up” any income tax owed for personal travel on our corporate aircraft.
Financial Planning and Tax Preparation Services. We offer to reimburse our NEOs, along with certain other officers, up to a maximum of $15,000 annually for any combination of financial planning services and tax preparation services provided by a certified public accountant.
Executive Physicals. We offer an executive physical program to our NEOs and certain other officers to promote annual preventive physicals that are comprehensive and are provided in a manner and format that minimizes the NEO’s time away from the office.
Jackson Financial Inc. Severance Plan
All NEOs are eligible to participate in the Jackson Financial Inc. Severance Plan (the “Severance Plan”). The Compensation Committee adopted the Severance Plan, effective as of November 7, 2022, to provide severance benefits to a select group of officers. The CEO’s eligibility to participate in the Severance Plan was approved on November 7, 2022, by the independent directors of the Board.
The Severance Plan provides for a lump sum cash payment to a participant in the event of his or her employment termination by the Company without cause or by the participant with good reason (each as defined in the Severance Plan). The participant’s receipt of that lump sum cash payment is conditioned upon the participant’s execution and non-revocation of a release of claims in favor of the Company. The amount of the lump sum cash payment for the NEO group in the event of a qualifying termination under the Severance Plan is calculated as:
•
for the CEO, a two times multiple of the “severance compensation basis”; and

•
for the other NEOs, a 1.5 multiple of the “severance compensation basis”.

The “severance compensation basis” includes a participant’s annual base salary, target annual bonus for the year of termination, and the amount required for 12 months of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). The Severance Plan also provides for the payment of a pro-rated annual bonus for the year in which the termination occurs and, if termination occurs before the annual bonus for the immediately prior year is paid, an earned annual bonus for that prior year. The payments are in addition to payments in respect of accrued rights, which include accrued but unpaid base salary, and benefits provided under the Company’s associate benefit plans upon a termination of employment. In the event of a termination for cause, the Severance Plan provides for the payment of the accrued rights, but not a lump sum cash payment, a pro-rated annual bonus, or an earned annual bonus.
If the participant holds outstanding LTI awards at termination, those awards are treated in the manner set forth in the relevant plan document and award agreement(s).
Retirement Plans
All NEOs participate in the Jackson National Life Insurance Company Defined Contribution Retirement Plan (the “DCRP”), a qualified 401(k) plan, in which all associates are generally eligible to participate. Under the DCRP, associates are permitted to contribute a percentage of their annual eligible compensation, subject to limits imposed by the Internal Revenue Code and the DCRP. The Company matches 100% of the first six percent of eligible compensation contributed and may make a discretionary profit-sharing contribution. We do not provide or maintain any defined benefit plans or supplemental executive retirement plans.
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Compensation Discussion and Analysis
Compensation Clawback Policy
The Company maintains a Compensation Clawback Policy, which provides the Compensation Committee the ability to recover certain incentive-based compensation from current and former executive officers, including our NEOs, in the event of fraud, malfeasance and/or an accounting restatement resulting from material non-compliance with financial reporting requirements. The accounting restatement recoupment provisions summarized below comply with the NYSE requirements and became effective as of December 1, 2023, for any incentive compensation received on or after October 2, 2023. In addition, the Company has expanded its policy beyond the minimum requirements to recoup incentive compensation in the event of breaches of law or Company standards of conduct and ethics, or other misconduct.
•
Accounting Restatement: In the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with financial reporting requirements under the federal securities laws, the Company is required to recoup any excess incentive compensation received by any executive officer designated by the Board pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Officers”) during the three prior fiscal years, that was predicated on achieving certain financial results that are subsequently the subject of such accounting restatement.

•
Misconduct: The Compensation Committee may, in its sole discretion, seek recoupment of incentive compensation from any officer of the Company, including Section 16 Officers, if it concludes that the officer engaged in serious misconduct that:

◦
results in a material violation law or of the Company’s Code of Conduct and Business Ethics or Code of Financial Ethics, and

◦
causes or could reasonably be expected to cause substantial financial, reputational, or other harm to the Company.

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Report of the Compensation Committee
Compensation Committee Report
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with management. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the U.S. Securities and Exchange Commission. The Compensation Committee acts under a charter that is reviewed annually. The current Charter is available to shareholders at the Governance section of Jackson’s investor relations page of its website at investors.jackson.com/governance.
Esta E. Stecher, Chair
Gregory T. Durant
Steven A. Kandarian
Drew E. Lawton
Members of the Compensation Committee
of the Board of Directors
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Executive Compensation Tables
Executive Compensation Tables
Summary Compensation Table
The following Summary Compensation Table and accompanying footnotes present important information regarding compensation for each of our NEOs. Additional information regarding the elements of compensation approved by the Compensation Committee is detailed in the Compensation Discussion and Analysis above.
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL COMPENSATION ($)
Laura L. Prieskorn Chief Executive Officer, President and Director	2025	1,142,308	—	7,222,172	3,000,000	—	114,207	11,478,687
	2024	1,084,616	—	8,007,381	2,950,200	—	146,127	12,188,324
	2023	1,000,000	—	6,332,212	3,500,000	—	143,110	10,975,322
Don W. Cummings Executive Vice President and Chief Financial Officer	2025	648,462	—	2,008,745	1,535,600	—	101,276	4,294,083
	2024	538,462	—	2,492,717	1,208,500	—	80,138	4,319,817
Craig D. Smith President and CEO, PPM America, Inc.	2025	573,846	—	2,343,508	2,730,094	—	42,000	5,689,448
	2024	540,000	—	2,724,696	2,656,363	—	41,400	5,962,459
	2023	537,693	—	2,201,589	2,524,569	—	42,050	5,305,901
Chris A. Raub Executive Vice President, JFI and President, Jackson National Life Insurance Company	2025	572,116	—	2,012,227	1,329,122	—	42,000	3,955,465
Carrie L. Chelko Executive Vice President and General Counsel	2025	586,923	—	1,458,689	1,150,500	—	55,446	3,251,558
	2024	560,769	—	1,556,935	1,146,600	—	58,487	3,322,791
	2023	500,769	—	1,120,317	1,092,400	—	49,199	2,762,685
Scott E. Romine Former President and CEO, Jackson National Life Distributors LLC	2025	436,563	—	1,865,216	729,789	—	2,488,311	5,519,879
	2024	650,000	—	2,001,798	1,307,500	—	41,400	4,000,698
	2023	650,000	—	1,656,063	1,392,300	—	49,062	3,747,425

(1)
Amounts reported in this column reflect the actual amount of base salary paid to each NEO in that year. For Mr. Romine, this column also includes accrued but unused personal time off paid upon his departure.

(2)
Amounts in this column reflect the aggregate grant date fair value of stock awards granted in the applicable year calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC 718”). See Note 18 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, for assumptions used to determine the values of these awards.

The amounts included in this column for PSUs granted in 2025 under the Company’s LTI program are calculated based on the achievement of the performance goals at target levels for such awards. If the highest level of performance is achieved, based on the grant date fair value of $83.67 for awards granted on the 2025 Grant Date and $87.73 for the award granted to Mr. Raub on the Off-Cycle Grant Date, using a Monte Carlo valuation, the maximum value for the respective PSUs as of the date of grant are:
Laura L. Prieskorn	Don W. Cummings	Craig D. Smith	Scott E. Romine	Carrie L. Chelko	Chris A. Raub
$8,770,624	$2,439,482	$2,845,952	$2,265,114	$1,771,462	$2,447,238
2026 PROXY STATEMENT	61

Executive Compensation Tables
(3)
Amounts reported in this column reflect the amounts paid under the Company’s annual cash incentive plans for the 2025 performance year. For Messrs. Smith and Raub, also included are the amounts paid under the PIA. More information regarding the terms of the annual cash incentive awards is summarized under Compensation Discussion and Analysis — Short-Term Incentives for 2025, and for the PIA, under the Compensation Discussion and Analysis — Performance-Based LTI Awards Vested in 2025. The amount reported for Mr. Smith reflects the amounts paid under the Jackson Annual Bonus Plan ($1,204,863), the PPM Bonus Pool ($1,128,303) and the PIA (his 2022 award, which vested at a final value of $396,928 on March 10, 2025). The amount reported for Mr. Raub reflects the amounts paid under the Jackson Annual Bonus Plan ($1,271,500) and the PIA (his 2022 award, which vested at a final value of $57,622 on March 10, 2025).

(4)
No above-market earnings are reported for 2025 as the interest that would have been earned at 120% of the applicable federal long-term rates during 2025 was greater than the actual earnings during the period.

(5)
The following table reflects 2025 amounts included as “All Other Compensation” for each NEO.

NAME	401(K) COMPANY CONTRIBUTION ($)	PERQUISITES(A) ($)	SEVERANCE ($)(B)	TOTAL OTHER COMPENSATION ($)
Laura L. Prieskorn	42,000	72,207	—	114,207
Don W. Cummings	42,000	59,276	—	101,276
Craig D. Smith	42,000	—	—	42,000
Chris A. Raub	42,000	—	—	42,000
Carrie L. Chelko	42,000	13,446	—	55,446
Scott E. Romine	14,250	—	2,474,061	2,488,311

(A)
For Ms. Prieskorn, $53,671, and for Mr. Cummings, $44,276, in perquisites relate to personal use of the corporate aircraft. We determined the aggregate incremental cost of the personal use of our corporate aircraft to include trip fuel expenses, maintenance labor and parts, landing fees, trip catering and crew expenses. Fuel, landing fees and catering are specific to the trip. Maintenance labor and parts are industry average and aircraft specific for each hour of operation. Crew expenses are based on a daily per diem. Because our aircraft are used primarily for business travel, this methodology excludes fixed costs that do not change based on usage such as the salaries, benefits, training of pilots and crew, purchase or lease costs of aircraft and other fixed costs.

The amounts above also reflect the reimbursement for financial planning / tax preparation services for Mr. Cummings and Ms. Chelko; the use of tickets to sporting events for Mses. Prieskorn and Chelko; and executive physicals for Mses. Prieskorn and Chelko.
(B)
For Mr. Romine, $2,474,061 represents cash severance payments related to his departure from the Company under his Separation Agreement consistent with the Jackson Financial Inc. Severance Plan (the “Severance Plan”). For more information on amounts payable under the Severance Plan, see the Potential Payments Upon Termination or Change in Control section.

62	2026 PROXY STATEMENT

Executive Compensation Tables
Grants of Plan-Based Awards for Fiscal Year 2025
The following table provides information regarding awards granted to the NEOs in the last fiscal year pursuant to the Jackson Annual Bonus Program, the PPM Bonus Pool and the Jackson OIP. Fractional shares have been rounded to the nearest whole share for purposes of this proxy statement.
			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	GRANT DATE FAIR VALUE OF STOCK AWARDS ($)(2)
AWARD	GRANT DATE(1)	APPROVAL DATE(1)	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Laura L. Prieskorn
Jackson Annual Bonus Program(3)			1,150,000	2,300,000	4,600,000
LTI RSUs(4)	3/10/2025	2/12/2025							34,941	2,836,860
LTI PSUs(5)	3/10/2025	2/12/2025				26,206	52,412	104,824		4,385,312
Don W. Cummings
Jackson Annual Bonus Program(3)			568,750	1,137,500	2,275,000
LTI RSUs(4)	3/10/2025	2/11/2025							9,718	789,004
LTI PSUs(5)	3/10/2025	2/11/2025				7,289	14,578	29,156		1,219,741
Craig D. Smith
Jackson Annual Bonus Program(3)			478,500	957,000	1,914,000
PPM Bonus Pool(6)			478,500	957,000	1,914,000
LTI RSUs(4)	3/10/2025	2/11/2025							11,338	920,532
LTI PSUs(5)	3/10/2025	2/11/2025				8,504	17,007	34,014		1,422,976
Chris A. Raub
Jackson Annual Bonus Program(3)			489,021	978,041	1,956,082
LTI RSUs (Annual)(4)	3/10/2025	2/11/2025							5,437	441,430
LTI PSUs (Annual)(5)	3/10/2025	2/11/2025				4,078	8,156	16,312		682,413
LTI RSUs (Off-Cycle)(4)	5/9/2025	4/4/2025							4,113	347,178
LTI PSUs (Off-Cycle)(5)	5/9/2025	4/4/2025				3,085	6,169	12,338		541,206
Carrie L. Chelko
Jackson Annual Bonus Program(3)			442,500	885,000	1,770,000
LTI RSUs(4)	3/10/2025	2/11/2025							7,057	572,958
LTI PSUs(5)	3/10/2025	2/11/2025				5,293	10,586	21,172		885,731
Scott E. Romine
Jackson Annual Bonus Program(3)			289,829	579,658	1,159,315
LTI RSUs(4)	3/10/2025	2/11/2025							9,024	732,659
LTI PSUs(5)	3/10/2025	2/11/2025				6,768	13,536	27,072		1,132,557

(1)
The 2025 LTI annual awards of PSUs and RSUs under the Jackson OIP were approved by our Board for Ms. Prieskorn on February 12, 2025, and by the Compensation Committee for the remaining NEOs on February 11, 2025, with a grant date of March 10, 2025. Mr. Raub’s additional Off-Cycle award of PSUs and RSUs under the Jackson OIP were approved by the Compensation Committee on April 4, 2025 with a grant date of May 9, 2025.

(2)
The amounts in this column represent the aggregate grant date fair value of all equity-based awards granted to the NEOs in 2025 in accordance with ASC 718. The grant date fair value for RSUs that were granted on March 10, 2025, was

2026 PROXY STATEMENT	63

Executive Compensation Tables
based on the closing price of the Company’s common stock of $81.19. The grant date fair value for Mr. Raub’s Off-Cycle RSUs that were granted on May 9, 2025 was based on the closing price of the Company’s common stock of $84.41. The grant date fair value for PSUs granted on March 10, 2025, was $83.67. The grant date fair value for Mr. Raub’s Off-Cycle PSUs granted on May 9, 2025 was $87.73. Both PSU grant date fair values were based on a Monte Carlo valuation model.
(3)
These amounts reflect the payout levels for the NEOs under the Jackson Annual Bonus Program based on the potential achievement of certain performance goals as discussed above in Compensation Discussion and Analysis — Short-Term Incentives for 2025 — Jackson Annual Bonus Program. For the actual amounts paid to the NEOs pursuant to the 2025 Jackson Annual Bonus Program, see the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

(4)
RSUs granted under the Jackson OIP pursuant to our LTI program in 2025 will vest in three equal tranches on the first, second and third anniversaries of the grant date subject to each participant’s continued employment through the applicable vesting date, except as described in the Potential Payments Upon Termination or Change in Control section. The number of shares of common stock received on settlement will be increased by an additional number of shares to reflect the dividends that would have been payable during the vesting period.

(5)
PSUs granted under the Jackson OIP pursuant to our LTI program on March 10, 2025 will vest on March 10, 2028, and those granted on May 9, 2025 will vest on May 9, 2028, after completion of the three-year performance period from January 1, 2025 to December 31, 2027, and based on achievement of the performance goals and rTSR results as described above in Compensation Discussion and Analysis — Long-Term Incentive Awards Granted in 2025 and subject to each participant’s continued employment through the vesting date, except as described in the Potential Payments Upon Termination or Change in Control section. PSUs may vest between 0% and 200% of the target award based on the achievement of the performance measures. If the performance outcome for a performance measure is below the threshold level, then the payout percentage will be 0% for such measure. If the performance outcome for a performance measure is between the threshold and target levels, or the target and maximum levels, then straight-line interpolation between the respective levels is used to determine its payout percentage. The combined vesting results from the performance measures may be increased or decreased by 20% based on the rTSR results. However, the maximum number of PSUs that can be earned cannot exceed the maximum target of 200%, regardless the impact of the rTSR modifier. The number of shares of common stock received on settlement will be increased by an additional number of shares to reflect the dividends that would have been payable during the vesting period.

(6)
These amounts reflect the payout levels for Mr. Smith under the PPM Bonus Pool based on the potential achievement of certain performance criteria as discussed above in Compensation Discussion and Analysis — Short-Term Incentives for 2025 — PPM 2025 Bonus Pool. For the actual amounts paid to Mr. Smith pursuant to the PPM Bonus Pool, see the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above.

64	2026 PROXY STATEMENT

Executive Compensation Tables
Outstanding Equity Awards at Fiscal Year-End 2025
The following table sets forth outstanding equity grants for each NEO as of December 31, 2025, including grants from 2023, 2024 and 2025.
	STOCK AWARDS
	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(1)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(2)
NAME	(#)	($)	(#)	($)
Laura L. Prieskorn
2023 LTI PSU Award(3)			146,520	15,626,358
2023 LTI RSU Award(4)	22,103	2,357,285
2024 LTI PSU Award(5)			165,708	17,672,758
2024 LTI RSU Award(6)	35,624	3,799,300
2025 LTI PSU Award(7)			108,411	11,562,033
2025 LTI RSU Award(8)	34,672	3,697,769
Don W. Cummings
2023 LTI PSU Award(3)			14,087	1,502,379
2023 LTI RSU Award(4)	2,121	226,205
2024 LTI PSU Award(5)			8,054	858,959
2024 LTI RSU Award(6)	6,058	646,086
2024 Retention RSU Award(9)	4,795	511,387
2024 Mid-Cycle LTI PSU Award(10)			17,616	1,878,746
2024 Mid-Cycle LTI RSU Award(11)	3,763	401,324
2025 LTI PSU Award(7)			30,154	3,215,924
2025 LTI RSU Award(8)	9,661	1,030,346
Craig D. Smith
2023 LTI PSU Award(3)			50,942	5,432,964
2023 LTI RSU Award(4)	7,683	819,392
2024 LTI PSU Award(5)			56,386	6,013,567
2024 LTI RSU Award(6)	12,121	1,292,705
2025 LTI PSU Award(7)			35,178	3,751,734
2025 LTI RSU Award(8)	11,249	1,199,706
Chris A. Raub
2023 LTI PSU Award(3)			4,179	445,690
2023 LTI RSU Award(4)	2,836	302,459
2023 Mid-Cycle LTI PSU Award(12)			11,248	1,199,599
2023 Mid-Cycle LTI RSU Award(13)	1,695	180,772
2024 LTI PSU Award(5)			24,166	2,577,304
2024 LTI RSU Award(6)	5,194	553,940
2025 LTI PSU Award(7)			16,870	1,799,186
2025 LTI RSU Award(8)	5,394	575,270
2025 Off-Cycle LTI PSU Award(14)			12,640	1,348,056
2025 Off-Cycle LTI RSU Award(15)	4,042	431,079
2026 PROXY STATEMENT	65

Executive Compensation Tables
	STOCK AWARDS
	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(1)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED(2)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(1)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(2)
NAME	(#)	($)	(#)	($)
Carrie L. Chelko
2023 LTI PSU Award(3)			25,923	2,764,688
2023 LTI RSU Award(4)	4,038	430,653
2024 LTI PSU Award(5)			32,220	3,436,263
2024 LTI RSU Award(6)	7,160	763,614
2025 LTI PSU Award(7)			21,897	2,335,315
2025 LTI RSU Award(8)	7,298	778,332
Scott E. Romine
2023 LTI PSU Award(3)			38,320	4,086,828
2023 LTI RSU Award(4)	5,794	617,930
2024 LTI PSU Award(5)			41,426	4,418,083
2024 LTI RSU Award(6)	8,927	952,065
2025 LTI PSU Award(7)			27,998	2,985,987
2025 LTI RSU Award(8)	8,979	957,610

(1)
The amounts in these columns represent the number of outstanding PSUs and RSUs, including dividend equivalents credited as of December 31, 2025.

(2)
The values in these columns were calculated by multiplying the applicable number of RSUs/PSUs as of December 31, 2025, by $106.65, the closing price of the Company’s common stock on December 31, 2025.

(3)
The amounts in these rows reflect PSUs that were granted on March 10, 2023, under our LTI program. The performance period was January 1, 2023 through December 31, 2025. They were earned based on achievement of performance conditions during the performance period and vested on March 10, 2026. All 2023 PSUs shown are based on the number of PSUs outstanding on December 31, 2025, multiplied by the applicable vesting percentage based on the actual achievement of the performance conditions.

(4)
The amounts in these rows reflect RSUs that were granted on March 10, 2023, under our LTI program. The final tranche of this award vested on March 10, 2026.

(5)
The amounts in these rows reflect PSUs that were granted March 10, 2024, under our LTI program. The performance period is January 1, 2024, through December 31, 2026 with a vesting date of March 10, 2027. The number of PSUs shown is based on achievement at maximum performance level as the performance for these PSUs is above target performance level through December 31, 2025. However, the amount of these awards that are paid out, if any, will depend on the actual performance over the full performance period.

(6)
The amounts in these rows reflect RSUs that were granted on March 10, 2024, under our LTI program. The second tranche vested on March 10, 2026. The remaining unvested share units will vest on March 10, 2027.

(7)
The amounts in these rows reflect PSUs that were granted March 10, 2025, under our LTI program. The performance period is January 1, 2025, through December 31, 2027 with a vesting date of March 10, 2028. The number of PSUs shown is based on achievement at maximum performance level as the performance for these PSUs is above target performance level through December 31, 2025. However, the amount of these awards that are paid out, if any, will depend on the actual performance over the full performance period.

(8)
The amounts in these rows reflect RSUs that were granted on March 10, 2025, under our LTI program. The first tranche vested on March 10, 2026. The remaining unvested share units will vest on March 10, 2027, and March 10, 2028.

(9)
The amounts in this row reflect RSUs that were granted as a retention award to Mr. Cummings on March 10, 2024, under our LTI program. The second and final tranche vested on March 10, 2026.

66	2026 PROXY STATEMENT

Executive Compensation Tables
(10)
The amounts in these rows reflect PSUs that were granted to Mr. Cummings on September 10, 2024, under our LTI program. The performance period is January 1, 2024 through December 31, 2026 with a vesting date of September 10, 2027. The number of PSUs shown is based on achievement at maximum performance level as the performance for these PSUs is above target performance level through December 31, 2025. However, the amount of these awards that are paid out, if any, will depend on the actual performance over the full performance period.

(11)
The amounts in this row reflect RSUs that were granted to Mr. Cummings on September 10, 2024, under our LTI program. The remaining unvested share units will vest on September 10, 2026, and September 10, 2027.

(12)
The amounts in these rows reflect PSUs that were granted to Mr. Raub on September 10, 2023, under our LTI program. The performance period is January 1, 2023 through December 31, 2025. They were earned based on achievement of performance conditions during the performance period and will vest on September 10, 2026. The PSUs shown are based on the number of PSUs outstanding on December 31, 2025, multiplied by the applicable vesting percentage based on the actual achievement of the performance conditions.

(13)
The amounts in this row reflect RSUs that were granted to Mr. Raub on September 10, 2023, under our LTI program. The remaining unvested share units will vest on September 10, 2026.

(14)
The amounts in these rows reflect PSUs that were granted to Mr. Raub on May 9, 2025, under our LTI program. The performance period is January 1, 2025 through December 31, 2027 with a vesting date of May 9, 2028. The number of PSUs shown is based on achievement at maximum performance level as the performance for these PSUs is above target performance level through December 31, 2025. However, the amount of these awards that are paid out, if any, will depend on the actual performance over the full performance period.

(15)
The amounts in these rows reflect RSUs that were granted to Mr. Raub on May 9, 2025, under our LTI program. They will vest in substantially equal tranches on May 9, 2026, May 9, 2027, and May 9, 2028.

Stock Vested
The following table summarizes the value received from stock awards vested during 2025.
	STOCK AWARDS(1)
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
Laura L. Prieskorn	174,018	14,144,020
Don W. Cummings	28,601	2,358,028
Craig D. Smith	52,195	4,242,747
Chris A. Raub	13,768	1,148,218
Carrie L. Chelko	30,008	2,436,376
Scott E. Romine	45,975	3,736,410

(1)
Includes dividend equivalents equal to dividends paid throughout the vesting period on the underlying RSU and PSU awards. The amount also reflects share units withheld on November 20, 2025, to cover employment taxes due on unvested grants of RSUs to comply with Internal Revenue Code tax withholding regulations that apply to equity grants with qualifying retirement vesting provisions.

(2)
Amounts reported represent the total pre-tax value realized upon vesting, calculated as share units vested times the closing price of the Company’s common stock on the applicable vesting date (or the last NYSE trading day prior to the date vested).

2026 PROXY STATEMENT	67

Executive Compensation Tables
Fiscal Year 2025 Nonqualified Deferred Compensation Plan
The following table provides information on deferrals made by our NEOs in 2025, as well as their aggregate plan balances in the MDIP. We do not make Company contributions to the MDIP.
NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR END(1) ($)
Laura L. Prieskorn	—	112,406	—	2,427,993
Don W. Cummings	483,400	140,531	—	1,307,886
Craig D. Smith	—	—	—	—
Chris A. Raub	—	—	—	—
Carrie L. Chelko	374,669	130,951	—	1,183,909
Scott E. Romine	—	13,270	59,765	228,928

(1)
The following amounts included in the Aggregate Balance at Last Fiscal Year End column were reported as compensation in the Summary Compensation Table in prior years: Ms. Prieskorn — $76,146 and Mr. Romine — $12,287.

68	2026 PROXY STATEMENT

Executive Compensation Tables
Potential Payments Upon Termination or Change in Control
The following table shows the estimated potential payments to each NEO as if the NEO’s employment had been terminated or a qualifying change in control had occurred as of December 31, 2025. These estimated benefits are provided under the terms of the Severance Plan and the incentive plans as described below. The actual amounts that would be paid to any NEO can only be determined at the time of an actual termination of employment or change in control and would vary from those listed below. The estimated amounts listed below are in addition to the amounts listed above in the Fiscal Year 2025 Nonqualified Deferred Compensation Plan table, as well as any retirement, welfare and other benefits that are available to our salaried associates generally.
	BASELINE CASH SEVERANCE(1)	PAYMENT OF ACCRUED BONUS	UNVESTED STOCK AWARDS		TOTAL
NAME	($)	($)(2)	($)(3)		($)
Laura L. Prieskorn
Death	—	2,895,700	35,422,159	(4)	38,317,859
Disability	—	2,895,700	54,715,503	(5)	57,611,203
Involuntary Termination w/o Cause	6,949,041	2,895,700	54,715,503	(6)	64,560,244
Resignation for Good Reason	6,949,041	2,895,700	54,715,503	(6)	64,560,244
Qualifying Change in Control	—	—	35,422,159	(7)	35,422,159
Qualifying Retirement	—	2,895,700	54,715,503	(6)	57,611,203
Don W. Cummings
Death	—	1,432,100	6,845,063	(4)	8,277,163
Disability	—	1,432,100	10,271,356	(5)	11,703,456
Involuntary Termination w/o Cause	2,717,193	1,432,100	10,271,356	(6)	14,420,649
Resignation for Good Reason	2,717,193	1,432,100	10,271,356	(6)	14,420,649
Qualifying Change in Control	—	—	6,845,063	(7)	6,845,063
Qualifying Retirement	—	1,432,100	9,759,969	(6)	11,192,069
Chris A. Raub
Death	—	1,293,597	6,058,841	(4)	7,352,438
Disability	—	1,293,597	9,413,355	(5)	10,706,952
Involuntary Termination w/o Cause	2,510,943	1,231,400	9,413,355	(6)	13,155,698
Resignation for Good Reason	2,510,943	1,231,400	9,413,355	(6)	13,155,698
Qualifying Change in Control	—	62,197	6,058,841	(7)	6,121,038
Qualifying Retirement	—	1,293,597	9,413,355	(6)	10,706,952
Carrie L. Chelko
Death	—	1,114,200	6,795,818	(4)	7,910,018
Disability	—	1,114,200	10,508,865	(5)	11,623,065
Involuntary Termination w/o Cause	2,246,546	1,114,200	5,359,731	(6)	8,720,478
Resignation for Good Reason	2,246,546	1,114,200	5,359,731	(6)	8,720,478
Qualifying Change in Control	—	—	6,795,818	(7)	6,795,818
Qualifying Retirement	—	—	—	(6)	—

(1)
Represents the lump sum severance payment that the NEO would receive under the Severance Plan as a result of the indicated triggering event occurring on December 31, 2025, subject to the NEO executing and not revoking a release of claims in favor of the Company. A disability for purposes of the Severance Plan means a “disability” as approved by the Company’s long term disability insurance carrier; provided that in the case of any amount paid under the Severance Plan that is subject to Internal Revenue Code Section 409A, disability shall have the meaning set forth therein.

(2)
Represents accrued cash payments that would be earned by each NEO under the Company’s Severance Plan as a result of the indicated triggering event occurring on December 31, 2025, which amounts are calculated based on actual

2026 PROXY STATEMENT	69

Executive Compensation Tables
full year performance for the 2025 Jackson Annual Bonus Program. For Mr. Raub, except in the case of an involuntary termination without cause or resignation for good reason, also includes the value of the accelerated vesting of the outstanding awards granted in 2023 under the PIA Plan, assuming a triggering event on December 31, 2025.
(3)
The value of the lapse of the service vesting condition for unvested equity awards is calculated by multiplying the estimated number of PSUs and RSUs for which the service vesting is accelerated by the closing market price of the Company’s shares on December 31, 2025, which was $106.65. See the Termination Provisions section for a description of the treatment of each of our outstanding equity awards in each termination scenario and see the footnotes below for a description of how we determined the estimated number of vested performance-based awards included in this column in each termination scenario.

(4)
For the 2023, 2024, and 2025 PSUs, the values at death are based upon target performance levels.

(5)
For the 2024 and 2025 PSUs, the values for disability reflect achievement at the maximum performance level over the entire performance period (which assumption is based on performance through December 31, 2025). For the 2023 PSUs, values for disability are based on the actual value of the PSUs earned for the 2023-2025 performance period.

(6)
With the exception of Ms. Chelko, all NEOs meet the age and service requirements to be eligible for qualifying retirement (as defined in the applicable award agreement) for the awards granted under our LTI program. Therefore, in the event of an involuntary termination without cause or resignation for good reason (as defined in the applicable award agreement), the 2023, 2024, and 2025 LTI awards would be treated as if a qualifying retirement occurred, which permits the NEO to receive the full amount of the award over the full vesting period rather than pro-rata vesting upon a typical termination without cause.

Ms. Chelko has not met the age and service requirements for a qualifying retirement and therefore no values are reported for the “Qualifying Retirement” row. Upon an involuntary termination without cause or resignation for good reason, LTI awards for Ms. Chelko would vest pro-rata based on the portion of the vesting period that elapsed prior to termination.
Mr. Cummings’ retention award forfeits upon his qualifying retirement.
For the 2023 PSUs, the table value in these rows represents the actual value of the PSUs earned for the 2023-2025 performance period. Values in these rows reflect achievement at maximum performance level for the 2024 PSUs and 2025 PSUs over the full performance period (which assumptions are based on performance through December 31, 2025), pro-rated in the case of Ms. Chelko.
(7)
While the Company does not have a change in control plan, the values reported are with respect to the accelerated vesting of outstanding unvested equity awards in the event of a qualifying change in control (as defined in the Jackson OIP) and assume that the awards are not assumed by the successor company in the change in control and that no substitute awards were granted. If the awards are assumed by the successor company and/or substitute awards are granted, no accelerated service vesting would occur without a qualifying termination.

In connection with Mr. Romine’s departure from the Company on August 5, 2025, he received the following pursuant to the terms of the Company’s Severance Plan and the execution and non-revocation of a general release of claims in favor of the Company: 1) a cash severance payment of $2,474,061, 2) an annual bonus of $729,789, prorated for the portion of the performance period prior to his departure and calculated based on actual full year performance, and 3) continued vesting of his outstanding LTI awards, which had an aggregate target value of $7,290,814 based on the closing share price of $86.46 on his separation date, subject to continued compliance with certain restrictive covenants set forth in the award agreements.
As Mr. Smith met the criteria for a qualifying retirement upon his departure from the Company on December 31, 2025, after the execution and non-revocation of a general release of claims in favor of the Company, he received 1) a full-year annual bonus of $2,333,166, calculated based on actual full year performance and 2) continued vesting of his outstanding LTI awards, which had an aggregate target value of $12,001,768 based on the closing share price of $106.65 on his separation date, subject to continued compliance with certain restrictive covenants set forth in the award agreements.
Termination Provisions
RSUs and PSUs granted under the Jackson OIP. Upon the termination of an NEO’s employment by the Company for cause (as defined in the Jackson OIP), or by the NEO in a resignation that is not for good reason or a qualifying retirement (as defined in the applicable award agreement), unvested RSUs and PSUs granted under the Jackson OIP will be immediately
70	2026 PROXY STATEMENT

Executive Compensation Tables
forfeited and canceled. In general, the RSU and PSU award agreements issued under the Jackson OIP provide for the following acceleration or continuation of vesting upon a termination of an NEO’s employment:
•
RSUs: Upon an NEO’s termination due to death or disability (as defined in the Jackson OIP), all RSUs that are unvested will immediately vest, and if the termination of employment is due to disability, the accelerated vesting is conditioned upon the NEO executing and complying with a general release of claims in favor of the Company. Upon the termination of an NEO’s employment by the Company without cause or by the NEO for good reason (as defined in the Jackson OIP), a pro rata portion of the number of RSUs scheduled to vest on the next vesting date will vest, based on the portion that has elapsed, as of the NEO’s termination date, of the period between the most recent vesting date that occurred prior to the NEO’s termination of employment (or the grant date, if no vesting date had yet occurred) and the next scheduled vesting date, subject to the NEO’s execution and non-revocation of a general release of claims in favor of the Company. Upon the termination of an NEO’s employment that meets the criteria for a qualifying retirement (as defined in the applicable RSU award agreement), all RSUs will fully vest on the applicable vesting date, subject to the NEO’s compliance with certain restrictive covenants set forth in the RSU award agreement and his or her execution and non-revocation of a general release of claims in favor of the Company.

•
PSUs: Upon an NEO’s death, the PSUs will immediately vest at target performance levels. Upon a termination due to disability (as defined in the Jackson OIP), a number of the PSUs will be earned and become vested based on the actual achievement of the performance goals during the entire performance cycle (as if the NEO’s employment had continued during the entire performance cycle), subject to the NEO’s compliance with certain restrictive covenants set forth in the PSU award agreement and, for awards granted in 2025, the NEO’s execution and non-revocation of a general release of claims in favor of the Company. Upon a termination of an NEO’s employment by the Company without cause or by the NEO for good reason (as defined in the Jackson OIP), a pro rata portion of the PSUs, based on the portion of the period between the grant date and the vesting date that has elapsed, will become vested based on the actual achievement of the performance goals during the entire performance cycle, subject to the NEO’s execution and non-revocation of a general release of claims in favor of the Company. Upon a termination of an NEO’s employment that meets the criteria for a qualifying retirement (as defined in the applicable PSU award agreement), a number of the PSUs will be earned and become vested based on the actual achievement of the performance goals during the entire performance cycle (as if the NEO’s employment had continued during the entire performance cycle), subject to the NEO’s compliance with certain restrictive covenants set forth in the PSU award agreement and execution and non-revocation of a general release of claims in favor of the Company.

•
Change in Control: No cancellation, acceleration or other payment will occur upon a change in control (as defined in the Jackson OIP) of the Company if, as determined by the Compensation Committee, the equity awards granted under the Jackson OIP are assumed by the successor company in the change in control, provided that the replacement awards must have terms such that if an NEO’s employment is terminated involuntarily by the Company or its successor other than for cause or by the NEO with good reason, in each case within the twenty-four months immediately following a change in control at a time when any portion of the award is unvested, the unvested portion of such award will immediately vest in full and such NEO will receive (as determined by the Board prior to the change in control) either (A) a cash payment equal in value to the fair market value of the stock subject to the award at the date of settlement or (B) publicly-traded shares or equity interests equal in value to the value in clause (A). If the Compensation Committee reasonably determines in good faith prior to the occurrence of a change in control that the equity awards granted under the Jackson OIP will not be assumed, then all unvested awards will vest and become non-forfeitable.

PPM Performance Incentive Award Plan. Under the PIA Plan, in the event of a change in control of the Company, awards that were granted at least one year prior to the date of such change in control will vest immediately. Upon a termination of employment due to disability or approved retirement, awards that were granted at least one year prior to the date of termination will remain outstanding and will vest on their original vesting date to the extent that applicable performance conditions are satisfied. Awards granted less than one year prior to a change in control or a termination for any reason will lapse upon such termination or change in control.
Jackson Annual Bonus Program. The Jackson Annual Bonus Program generally provides that an NEO must be employed with the Company on the payment date to receive the annual bonus, which date usually occurs in March of the subsequent year. However, an NEO is entitled to receive a prorated payment of their earned annual bonus if their employment is terminated during the year due to their death, disability, or qualifying retirement. If the termination of employment due to death, disability or qualifying retirement occurs at or after the end of the year, but prior to the payment date, the NEO is
2026 PROXY STATEMENT	71

Executive Compensation Tables
entitled to receive the full amount of the annual bonus earned (subject to the NEO’s compliance with certain restrictive covenants set forth in the RSU award agreement and his or her execution and non-revocation of a general release of claims in favor of the Company).
Jackson Financial Inc. Severance Plan. The Severance Plan provides for a lump sum cash payment to an NEO in the event of his or her employment termination by the Company without cause or by the participant with good reason (each as defined in the Plan). The amount of the lump sum cash payment for the NEO group is calculated as:
•
for the CEO, a two-times multiple of the “severance compensation basis”; and

•
for the other NEOs, a 1.5 multiple of the “severance compensation basis.”

The “severance compensation basis” includes a participant’s annual base salary, target annual bonus for the year of termination, and the amount required for 12 months of COBRA continuation coverage. The Severance Plan also provides for the payment of a pro-rated annual bonus for the year in which the termination occurs and, if termination occurs before the annual bonus for the immediately prior year is paid, an earned annual bonus for that prior year. The NEO’s receipt of the lump sum cash payment, a pro-rated annual bonus, and, if applicable, an earned annual bonus, is conditioned upon his or her execution and non-revocation of a release of claims in favor of the Company. The foregoing payments are in addition to payments in respect of accrued rights, which include accrued but unpaid base salary, earned but unpaid special compensation (if applicable), and benefits provided under the Company’s employee benefit plans upon a termination of employment.
The Severance Plan also provides that in the event of the NEO’s employment termination due to death or disability, he or she is entitled to receive the accrued rights, a pro-rated annual bonus for the year in which the death or disability occurs, and if the death or disability occurs before a bonus for the immediately prior year is paid, an earned annual bonus for that prior year.
72	2026 PROXY STATEMENT

CEO Pay Ratio
CEO Pay Ratio
Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K require companies to disclose certain information about the annual total compensation of our “median employee” and the annual total compensation of our CEO, Ms. Laura L. Prieskorn.
Median Associate Identification Process
To identify the median employee, we took the following steps:
•
We determined that as of October 1, 2025, our associate population consisted of approximately 3,800 individuals. This population consisted of our full-time, part-time, and temporary associates. Our prior determination was based on the employee population as of October 31. Going forward, October 1 will be used for efficiency and administrative convenience.

•
Since our associates and CEO are located in the United States, we did not exclude any associates or make any cost-of-living adjustments in identifying the median employee.

•
We analyzed this population using the total of annualized base salary, target annual bonus, target special compensation, and target LTI, where applicable, as of October 1, 2025, as consistently applied to all our associates included in the calculation.

Calculation of the Pay Ratio
Once we identified our median employee, we combined all the elements of such associate’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. With respect to the total annual compensation of our CEO, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table presented in this proxy statement.
Pay Ratio
For 2025, our last completed fiscal year:
•
The annual total compensation of our median employee was $98,054; and

•
The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this proxy statement, was $11,478,687.

Based on this information, for 2025 the pay ratio of the annual total compensation of our CEO to our median employee’s annual total compensation was 117 to 1.
The above pay ratio and annual total compensation amount are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. We note that the ratio and total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee and determine that associate’s total compensation, the composition and location of the workforce, and other factors that may vary significantly among companies.
Alternative Pay Ratio Disclosure
We employ a large number of temporary, on-call associates who generally work part-time hours on an as-needed basis. Again for 2025, our last completed fiscal year, we have chosen to provide an alternate disclosure that excludes this temporary, on call population of approximately 700 associates.
•
The annual total compensation of our median employee was $115,239; and

•
The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this proxy statement, was $11,478,687.

Based on this information, for 2025 the alternative pay ratio was 100 to 1.
2026 PROXY STATEMENT	73

Pay vs. Performance
Pay vs. Performance
Provided below is the Company’s “pay versus performance” disclosure as required by Item 402(v) of Regulation S-K for the years ending December 31, 2025, 2024, 2023, 2022 and 2021.
The SEC-defined “Compensation Actually Paid” (“CAP”) data set forth in the table below, like total compensation disclosed in the Summary Compensation Table, does not reflect value actually realized by our executives or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Compensation Committee has not used CAP as a basis for making compensation decisions, nor did it use net income or the total shareholder return of a peer group for purposes of determining incentive compensation for 2021 or 2022. In addition, a significant portion of the CAP amounts shown relate to changes in values of unvested awards over the course of the reporting years. These unvested awards remain subject to significant risk from forfeiture conditions and possible future declines in value based on changes in our stock price. As described in detail in the Long-Term Incentive Awards Granted in 2025 section of our CD&A, our performance equity awards are subject to multi-year performance conditions tied to performance metrics and all of our equity awards are subject to time vesting conditions. The ultimate values actually realized by our NEOs from unvested equity awards, if any, will not be determined until the awards fully vest. Please refer to the CD&A for a discussion of our executive compensation program objectives and the ways in which we align executive compensation with performance.
							Value of Initial Fixed $100 Investment Based On:
YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR CEO (Current)(1)(2) ($)	SUMMARY COMPENSATION TABLE TOTAL FOR CEO (Former)(1)(2) ($)	COMPENSATION ACTUALLY PAID TO CEO (Current)(3) ($)	COMPENSATION ACTUALLY PAID TO CEO (Former)(3) ($)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-CEO NEOs(1)(2) ($)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-CEO NEOs(3) ($)	TOTAL SHAREHOLDER RETURN(4) ($)	PEER GROUP TOTAL SHAREHOLDER RETURN(4) ($)	NET INCOME ATTRIBUTABLE TO JFI COMMON SHAREHOLDERS (in millions)(5)) ($)	NET CASH FLOW TO JFI (in millions)(6) ($)
2025	11,478,687	N/A	22,404,998	N/A	4,542,087	7,043,599	506.17	176.34	(17)	1,000
2024	12,188,324	N/A	33,007,822	N/A	4,425,707	9,904,637	398.78	162.63	902	896
2023	10,975,322	N/A	17,295,316	N/A	4,310,911	6,304,782	226.00	127.55	899	652
2022	9,094,713	N/A	5,599,466	N/A	4,999,825	3,069,991	143.75	113.34	6,186	682
2021	14,454,175	23,748,559	20,073,657	16,838,202	6,816,506	7,994,202	162.50	109.16	3,417	174

(1)
For each year shown, our CEO was Laura L. Prieskorn. In 2021, prior to our demerger from Prudential plc, Michael I. Falcon served as CEO until his separation on February 10, 2021, and Mr. Falcon is therefore included in the table as a former principal executive officer pursuant to SEC rules. In 2025, the additional NEOs were Don W. Cummings, Craig D. Smith, Chris A. Raub, Carrie L. Chelko, and Scott E. Romine. In 2024, the additional NEOs were Don W. Cummings, Craig D. Smith, Scott E. Romine, Carrie L. Chelko, and Marcia L. Wadsten. In 2023, the additional NEOs were Marcia L. Wadsten, Craig D. Smith, Scott E. Romine, and Carrie L. Chelko. In 2022, the additional NEOs were Marcia L. Wadsten, P. Chadwick Myers, Craig D. Smith, and Scott E. Romine. In 2021, the additional NEOs were Marcia L. Wadsten, P. Chadwick Myers, Craig D. Smith, Scott E. Romine, Mark B. Mandich, Andrew J. Bowden, and Axel P. André. Messrs. Bowden and André ceased employment with the Company on February 10, 2021, and Mr. Mandich ceased employment with the Company on May 1, 2021. Compensation and severance amounts in 2021 for Messrs. Falcon, André, Bowden, and Mandich were approved by the compensation committees of Prudential prior to the demerger.

(2)
The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table. See the footnotes to the Summary Compensation Table for further detail regarding the amounts in this column.

(3)
This column is provided in accordance with Item 402(v) of Regulation S-K. CAP for our CEO, our former CEO and Average CAP for our other NEOs, including former NEOs. CAP is defined by the SEC and is computed in accordance with SEC rules by subtracting the amounts in the “Share Awards” column of the Summary Compensation Table for each year from the “Total” column of the Summary Compensation Table and then: (i) adding the fair value as of the end of the reported year of all awards granted during the reporting year that are outstanding and unvested as of the end of the reporting year; (ii) adding the amount equal to the change as of the end of the reporting year (from the end of the prior year) in fair value (whether positive or negative) of any awards granted in any prior year that are outstanding and unvested as of the end of the reporting year; (iii) adding, for awards that are granted and vest in the reporting year, the fair value as of the vesting date; (iv) adding the amount equal to the change as of the vesting date (from the end

74	2026 PROXY STATEMENT

Pay vs. Performance
of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior year for which all applicable vesting conditions were satisfied at the end of or during the reporting year; and (v) subtracting, for any awards granted in any prior year that are forfeited during the reporting year, the amount equal to the fair value at the end of the prior year. The following tables reflect the adjustments made to Summary Compensation Table total compensation to compute CAP:
	2025
	CEO ($)	Average Other NEOs ($)
SUMMARY COMPENSATION TABLE TOTAL COMPENSATION(A)(B)	11,478,687	4,542,087
Minus Summary Compensation Table Stock Awards Value	7,222,172	1,937,677
Plus Value of Unvested Equity Awards Granted in Applicable Year	10,159,615	2,719,859
Plus Change in Value from Prior Year of Unvested Equity Awards	8,871,771	1,873,405
Plus Value of Equity Awards Granted and Vested in Applicable Year	133,538	29,566
Plus Change in Value from Prior Year of Equity Awards Vested in Current Year	-1,016,441	-183,641
Minus Value of Equity Awards that were Forfeited in Applicable Year	—	—
Compensation Actually Paid	22,404,998	7,043,599

(A)
Jackson does not maintain an associate pension program and therefore does not include a line for pension adjustments in the reconciliation.

(B)
The fair value of unvested time-based share awards, as well as the fair value of all share-based awards upon vesting, is based upon the closing sales price for a share of JFI common stock on the NYSE for the applicable date of measurement. The fair value of unvested performance share awards is based upon the probable outcome of the applicable performance conditions at the time of measurement.

(4)
Reflects the cumulative total shareholder return of the Company and the S&P Insurance Select Industry Index, which is an industry peer group reported in the performance graph included in the Company’s 2025 Annual Report on Form 10-K, for the periods ending on December 31, 2021, December 31, 2022, December 31, 2023, December 31, 2024, and December 31, 2025, assuming a $100 investment at the closing price on September 20, 2021 (the date that our Class A common stock commenced regular way trading on the NYSE), and the reinvestment of all dividends, where applicable.

(5)
We adopted Accounting Standards Update (“ASU”) 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts” (“LDTI”), for our fiscal year beginning January 1, 2023, with a transition date of January 1, 2021. The adoption of the standard resulted in increases in net income attributable to Jackson Financial Inc. of $489 million and $234 million for the years ended December 31, 2022 and 2021, respectively, from the amounts reported prior to the adoption of LDTI.

(6)
See Appendix A to this Proxy Statement for a reconciliation of Net Cash Flow to JFI to the most directly comparable financial measure or measures calculated and presented in accordance with U.S. GAAP. This financial performance measure may not be the most important financial measure each year and we may determine a different financial measure for future years.

2026 PROXY STATEMENT	75

Pay vs. Performance
The following graphs are provided to describe the relationship during 2021-2025 between the CAP to our CEO, our former CEO and the average CAP to our Non-CEO NEOs (each as set forth in the table above) to (i) the Company’s cumulative total shareholder return and the cumulative total shareholder return for the S&P Insurance Select Industry Index(1), (ii) our net income attributable to JFI common shareholders, and (iii) our Net Cash Flow to JFI (in each case as set forth in the table above). Please see the Compensation Discussion and Analysis section for more information regarding our compensation philosophy, which is designed to pay for performance.

(1)
This is the same index as used last year, and the same index used in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which includes total shareholder returns.

76	2026 PROXY STATEMENT

Pay vs. Performance
In the Company’s assessment, the following represents the five most important financial performance measures used by the Company to link compensation actually paid to the Company’s named executive officers, for the most recently completed fiscal year, to Company performance. The measures are not ranked:
•
Net Cash Flow to JFI*

•
Pretax Adjusted Operating Earnings*

•
Controllable Costs*

•
Adjusted Operating ROE*

•
Relative Total Shareholder Return

*Please see Appendix A for an explanation, or non-GAAP reconciliation, of this financial measure and adjustments thereto.
The manner in which these financial performance measures, together with certain non-financial performance measures, determine the amounts of incentive compensation paid to our NEOs is described above in the Compensation Discussion and Analysis section.
2026 PROXY STATEMENT	77

Transparency
Transparency
Availability of Governance Documents
Jackson’s key governance documents, including our Corporate Governance Guidelines, Code of Conduct and Business Ethics, Code of Financial Ethics, and each Committee charter, are available to shareholders in the Governance section of the investor relations section of our website at investors.jackson.com/governance. Alternatively, key governance documents are available in print, free of charge, upon request to the Corporate Secretary at Jackson’s headquarters, 1 Corporate Way, Lansing, MI 48951.
Political Activity
Jackson recognizes the importance of supporting governmental officials at the local, state, and federal levels. Jackson’s Political Contributions Policy requires certain associates to pre-clear any proposed political contribution. Further, Jackson maintains two political action committees, which allow Jackson to further its goals of supporting specific candidates. Finally, in 2025, Jackson was a member of various industry trade associations that engage legislators and regulators, including the American Council of Life Insurers, the Insured Retirement Institute, and the Investment Company Institute. All federal contributions made by Jackson’s political action committees are publicly available on the Federal Election Commission website and similarly all political action committee contributions made to state candidates in Michigan are publicly available on the Michigan Bureau of Elections website.
Code of Conduct and Business Ethics / Code of Financial Ethics
The Company’s Code of Conduct and Business Ethics (“Code of Conduct”) applies to the Board of Directors and all officers and associates of the Company. The Company provides training on the Code of Conduct to the Board and all officers and associates.
In addition, the Company’s Code of Financial Ethics (“Code of Financial Ethics”), which supplements the Code of Conduct, applies to the Company’s chief executive officer, the chief financial officer, the principal accounting officer or controller, or persons performing similar functions for the Company, as well as other senior corporate officers with financial, accounting and reporting responsibilities (collectively, the “Senior Financial Officers”). The Code of Financial Ethics incorporates the SEC’s regulatory requirement to adopt written standards reasonably designed to deter wrongdoing and promote a culture of ethical and honest behavior.
Both the Code of Conduct and the Code of Financial Ethics encourage a “speak out” culture to identify and remediate issues early. Both codes are available in the Governance section of the investor relations section of our website at investors.jackson.com/governance.
Insider Trading Policy
JFI’s Insider Trading Policy governs the purchase, sale, and/or other disposition of JFI securities by its directors, officers and associates. The policy is reasonably designed to promote compliance with U.S. federal insider trading laws, rules, and regulations, and applicable NYSE listed company standards. The current version of the JFI Insider Trading Policy is attached as exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Hedging and Pledging Prohibition
Our Insider Trading Policy prohibits all directors and associates (including executive officers) from engaging in hedging or monetization transactions involving the Company’s securities that are designed to, or have the effect of, hedging or offsetting any decreases in the market value of the Company’s securities. The Insider Trading Policy also prohibits directors, executive officers, and senior vice presidents from pledging Company securities or holding shares in a margin account. No directors or executive officers have hedged or pledged any of the Company shares beneficially owned by them.
78	2026 PROXY STATEMENT

Transparency
Director Independence Analysis
Our Board annually assesses the independence of our directors under the NYSE’s independence standards. Those standards are generally aimed at determining whether a director has a relationship which, in the opinion of our Board, would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. Our Board determined that all directors other than Ms. Prieskorn are independent under the NYSE’s independence standards.
As a part of its independence analysis, the Board reviewed certain commercial relationships of Ms. Claffee and Mr. Kandarian, described below. In each case, the Board affirmatively determined that these relationships did not preclude a finding of independence as that term is defined in the NYSE listing standards or represent a material relationship that would impair the applicable directors’ independence.
Mr. Kandarian is a member of the Board of Directors for Neuberger Berman Group LLC (“Neuberger”), a private, independent, employee-owned investment manager. In the usual course of its investment advisory business, our subsidiary, Jackson National Asset Management LLC (“JNAM”), obtains sub-advisory services from Neuberger Berman Investment Advisers LLC and made payments to Neuberger in 2025, which are considered immaterial under the NYSE’s independence standards.
Further, in the ordinary course of business, the Company has purchased publicly-traded debt, collateralized loan obligations, equity, mutual funds or ETFs in, offered, issued, or originated by, Neuberger, ExxonMobil, and OneMain, affiliate entities of certain directors of the Company, and received interest payments and paid management fees in 2025, which combined with the transaction payments, above, are considered immaterial under the NYSE’s independence standards.
Certain Relationships and Related Persons Transactions
Related Persons Transactions Policy
The Board has adopted a written policy for approval of transactions under consideration since the beginning of the Company’s most recently completed fiscal year, or any currently proposed transaction, arrangement or relationship between the Company and its directors, director nominees, executive officers, greater than 5% beneficial owners of JFI common stock, and each of their respective immediate family members (each, a “Related Person”), where the amount involved exceeded or is expected to exceed $120,000 in a single fiscal year, and the Related Person has a direct or indirect material interest in the transaction.
The policy provides that after consultation with management, if a transaction is determined to be a related person transaction and requires further approval, the transaction will be discussed with the Chair of the Audit Committee, who may review or approve the related person transaction in advance of the next scheduled Audit Committee meeting, or request that the entire Audit Committee review and approve the transaction. If the Chair of the Audit Committee is the related person, then action must be taken by a majority of the disinterested members of the Committee or the disinterested members of the full Board. Certain related persons transactions that are deemed pre-approved under the policy do not need to be submitted to the Audit Committee for approval.
In reviewing transactions subject to the policy, the Audit Committee or the Chair of the Audit Committee must consider, among other things, the following:
•
The nature and extent of the Related Person’s interest in the transaction;

•
The approximate dollar value of the transaction or aggregated transactions;

•
The approximate dollar value of the Related Person’s direct or indirect interest in the transaction;

•
Whether the transaction was undertaken in the ordinary course of the Company’s business;

•
The availability of other sources for the products or services;

•
The material terms of the transaction, including whether the Related Person is being treated differently than an unrelated third-party would be treated;

•
Whether the transaction would impair the independence of a non-employee director;

•
Required public disclosure, if any; and

2026 PROXY STATEMENT	79

Transparency
•
Any other information that would be material to the Audit Committee exercising its business judgment, in light of the circumstances of the particular transaction.

Certain categories of Related Persons Transactions have been reviewed by the Board and are deemed pre-approved. Those pre-approved Related Person Transactions are as follows (as defined in the Company’s Related Persons Transactions Policy):
•
Executive officer compensation

•
Director compensation

•
Indemnification and advancement of expenses

•
Awards under compensatory plans to executive officers and directors

•
Director compensation from another company

•
Certain transactions with other companies

•
Transactions where all security holders receive the same or similar proportional benefits

•
Competitive or fixed rates

•
Banking or similar transactions

•
Ordinary course business activities

Transactions with Related Persons
Our Directors and Executive Officers
Several of the Company’s directors and executive officers serve or served as directors or executive officers of other organizations, including organizations with which Jackson has commercial or charitable relationships. The Company does not believe that any director or executive officer had a direct or indirect material interest in any such relationships during 2025 and through the date of this proxy statement.
Ordinary Course Business Activities with Other Related Persons
From time to time, we engage in ordinary course business activities with entities or affiliates of entities that are the beneficial owner of more than 5% of our outstanding common stock. For example, we may invest general account assets in a variety of money market funds, ETFs, public debt, private placements, and collateralized loan obligations offered, issued or originated by BlackRock and Vanguard. Further, Jackson National Asset Management LLC (“JNAM”) mutual funds invest in BlackRock and Vanguard ETFs. We also engage Dimensional Fund Advisors LP and BlackRock affiliates to serve as a sub-adviser or sub-sub-adviser for certain separate account assets of Jackson National Life Insurance Company (“JNL”). Under an investment management agreement, which was terminated on October 8, 2025, BlackRock Investment Management, LLC provided JNL investment management services related to certain infrastructure debt transactions. PPM America, Inc. (“PPM”) is also party to a master services agreement with BlackRock Financial Management, Inc. related to PPM’s use of Aladdin, an end-to-end system solution for portfolio and order management, analytics, and risk reporting. Finally, Dimensional and Vanguard enter fund sponsor agreements with Jackson National Life Distributors LLC (“JNLD”), for JNLD’s support of the distribution and sales relationship. These ordinary course business activities with our more than 5% holders and their affiliates and Jackson entities were arms-length transactions entered into in the ordinary course of business, with management and other fees based on the prevailing rates for non-related persons.
In addition, certain relationships exist with our executive officers or directors. Hilary Cranmore, Vice President, Policy Owner Services, is the sister-in-law of Laura Prieskorn, Chief Executive Officer and Director. Ms. Cranmore is an employee of the Company. For 2025, Ms. Cranmore received approximately $901,194 in base salary, annual bonus and long-term incentive compensation from the Company, and participated in benefit arrangements generally applicable to similarly-situated associates.
Also, executive officers of the Company may invest their personal funds in funds or other investment vehicles or products that we or one or more of our subsidiaries manage or sponsor in the ordinary course of our business, such as annuities or similar products, on terms and conditions generally available in the marketplace with the same discount extended to all associates of the Company. In addition, directors of the Company may invest their personal funds in funds or other investment vehicles or products that we or one or more of our subsidiaries manage or sponsor in the ordinary course of our business, such as annuities or similar products, on the same terms as those extended to third parties in arm’s-length transactions.
80	2026 PROXY STATEMENT

Questions and Answers
Questions and Answers
Vote at the 2026 Annual Meeting of Shareholders
Proxy Materials
What is the purpose of this proxy statement?
This proxy statement relates to the 2026 Annual Meeting of Shareholders of Jackson, to be held on May 21, 2026, and any postponement or adjournment of that meeting to a later date. It contains information to help vote. We sent this proxy statement to you because Jackson’s Board of Directors is soliciting your proxy to vote your shares at the meeting. This proxy statement and other proxy-soliciting materials were first sent or made available to shareholders on or about April 7, 2026.
What does it mean if I receive more than one set of proxy materials?
Receiving multiple sets of proxy-soliciting materials generally means that your JFI shares are held in different names or in different accounts. You must sign, date, and return all proxy forms or voting information cards to ensure you vote all your shares.
Householding. SEC rules allow a single copy of the proxy materials or the Notice to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.
Because we use the SEC’s notice and access rule, we will not household our proxy materials or notices to shareholders of record sharing an address. This means that shareholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our common stock for their customers may household proxy materials or notices. Shareholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or Notices and in the future wish to receive only one copy of these materials per household, or (2) a single copy of our proxy materials or Notice and in the future wish to receive separate copies of these materials. Additional copies of our proxy materials are available upon request by writing to: Corporate Secretary, Jackson Financial Inc., 1 Corporate Way, Lansing, MI 48951.
May I revoke my proxy?
Yes. You may revoke your proxy at any time before the meeting. You can do so in one of the following ways:
•
Deliver to Jackson’s Corporate Secretary timely written notice that you are revoking your proxy; or

•
Provide to Jackson another proxy with a later date (which can be done by telephone, by Internet, or by signing, dating, and returning a proxy form); or

•
Vote during the meeting.

Voting Information
Who is entitled to vote?
Holders of shares of JFI common stock outstanding on Jackson’s books at the close of business on March 24, 2026, the record date for the meeting, may vote. There were 70,413,578 shares of common stock outstanding on that date.
2026 PROXY STATEMENT	81

Questions and Answers
What is the difference between holding shares as “shareholder of record” and as “beneficial owner”?
If your shares are registered directly in your name with Jackson’s transfer agent, Equiniti Trust Company, you are the shareholder of record with respect to those shares and you have the right to instruct us directly how to vote your shares or to vote during the meeting.
If your shares are held in street name by a brokerage firm, bank, or other nominee, you are the beneficial owner of the shares. Your nominee is required to vote your shares according to your direction.
If you do not instruct your nominee how you want your shares voted, your shares cannot be voted for the election of directors or on the non-binding, advisory vote on the compensation of the Company’s Named Executive Officers (the “NEOs”).
Please contact your brokerage firm, bank, or other nominee with instructions to vote your shares for the election of directors, on the advisory vote on the compensation of the Company’s NEOs, and on other matters to be considered at the meeting.
If my shares are held in “street name,” can my broker vote for me?
Unless you have given specific voting instructions to your broker, your broker cannot vote your shares on the election of directors, on the non-binding, advisory vote on executive compensation, or on any non-routine matters.
Does Jackson have majority voting for the election of directors?
Yes. As allowed under Delaware law for the election of directors, and as set forth in the Company’s Amended and Restated By-Laws, the election of directors in an uncontested election is to be decided by a majority vote of the JFI common stock present or represented by proxy and entitled to vote at the Annual Meeting.
What is the voting standard for each Annual Meeting agenda item?
Annual Meeting Agenda Item		Voting Standard	Cumulative Voting?	Effect of Abstentions	Effect of Broker Non-Votes
1.	Election of Directors	Majority Voting	No	None	None
2.	Ratification of Independent Auditor	Majority Voting	No	Same as vote “Against”	N/A
3.	(Non-binding) Advisory Vote on executive compensation	Majority Voting	No	Same as vote “Against”	None
The holders of shares representing a majority of the total combined voting power of the then-outstanding shares of capital stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of any business that comes before the meeting. Abstentions and broker non-votes are counted as “shares present” for purposes of determining whether a quorum exists. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.
82	2026 PROXY STATEMENT

Questions and Answers
How frequently will Jackson conduct an advisory vote on the compensation of its NEOs?
Upon the voting recommendation of our shareholders at the 2022 annual meeting, the Board of Directors has determined to hold an advisory vote on the compensation of the NEOs (“Say-on-Pay”) at every annual meeting of shareholders. Shareholders have an opportunity to cast an advisory vote on the frequency of Say-on-Pay votes at least every six years, meaning the next advisory vote on the frequency of the Say-on-Pay vote will occur at Jackson’s 2028 annual meeting.
What if I don’t indicate my voting choices?
If Jackson receives your proxy in time to permit its use at the meeting, your shares will be voted in accordance with the instructions you indicate. If we have received your proxy and you have not indicated otherwise, your shares will be voted as recommended by Jackson’s Board. Specifically, your shares will be voted:
•
FOR the election of the nine director nominees;

•
FOR the proposal to ratify the appointment of the independent auditor; and

•
FOR the approval of the non-binding advisory vote on the compensation of the Company’s NEOs.

If you are a beneficial owner and the shares you own are held in street name by a brokerage firm, bank, or other nominee you must specifically instruct your nominee how you want your shares voted for the election of directors and on the non-binding advisory resolution on the compensation of the Company’s NEOs; otherwise, your nominee is not allowed to vote your shares. Please contact your brokerage firm, bank, or other nominee with instructions to vote your shares for the election of directors and on other matters to be considered at the meeting.
How does discretionary voting apply?
Jackson is unaware of any matter not described in this proxy statement that will be presented for consideration at the meeting. If another matter is properly presented, and you have submitted an unrevoked proxy in the manner described in this proxy statement, your shares will be voted on the matter in accordance with the judgment of the person or persons voting the proxy unless your proxy withholds discretionary authority.
What constitutes a quorum at the meeting?
A majority of the total combined voting power of the then-outstanding shares of capital stock entitled to vote on a matter must be present or represented by proxy at the annual meeting of shareholders to constitute a quorum for consideration of that matter at the meeting. Abstentions and broker non-votes are counted as “shares present” for purposes of determining whether a quorum exists. A quorum is necessary for valid action to be taken at the meeting. Your shares will be present by proxy and count toward the quorum if you give us your proxy by Internet, by telephone, or by signing and returning a proxy form.
Attending the Annual Meeting
Attendance at our Annual Meeting is limited to shareholders of record and beneficial owners of JFI shares, as of the record date.
•
If you attend the Annual Meeting, you will be asked to present a valid, government-issued photo identification, such as a driver’s license; and

•
If you are a shareholder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket; or

•
If you hold your shares in street name (i.e., the beneficial owner of shares), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must obtain a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.

Each shareholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.
2026 PROXY STATEMENT	83

Questions and Answers
Where can I find the voting results?
We will report the voting results on a Current Report on Form 8-K within four business days following the end of our Annual Meeting.
How can I submit a Shareholder Proposal?
Under Rule 14a-8 under the Exchange Act, a shareholder who intends to present a proposal at our 2027 annual meeting of shareholders and who wishes the proposal to be included in our proxy materials for that meeting must submit the proposal in writing to our Corporate Secretary at the address on the notice of annual meeting of shareholders accompanying this proxy statement. These proposals must be received no later than December 8, 2026. The proposal and its proponent must satisfy all applicable requirements of Rule 14a-8, and Jackson’s Amended and Restated By-laws.
With respect to shareholder nominees for director election at our 2027 annual meeting (including those submitted pursuant to Rule 14a-9 under the Exchange Act) and shareholder proposals for consideration at our 2027 annual meeting that are not submitted for inclusion in our proxy materials under Rule 14a-8, written notice of nominations and proposals must be provided by the shareholder proponent to Jackson in accordance with our Amended and Restated By-Laws. The proponent’s notice must be delivered in writing to our Secretary no earlier than January 21, 2027, and no later than February 20, 2027, and must comply with all applicable provisions of our Amended and Restated By-Laws.
A copy of our Amended and Restated By-Laws is available under Governance in the investor relations section of our website at investors.jackson.com/governance or may be obtained free of charge on written request to the Corporate Secretary at the address on the Notice of 2026 Annual Meeting of Shareholders accompanying this proxy statement.
Information not Incorporated into this Proxy Statement
The information on our website, jackson.com including investors.jackson.com, is not and shall not be deemed to be a part of this proxy statement by reference or otherwise incorporated into any other filings we make with the SEC, except to the extent we specifically incorporate it by reference.
84	2026 PROXY STATEMENT

APPENDIX A
APPENDIX A
Definitions and Non-GAAP Financial Measures
Certain of the target metrics used in our incentive programs are based upon financial measures that are not determined in accordance with U.S. GAAP. These target metrics may include limited discretionary adjustments, as described below, to maintain the pay-for-performance link and preserve the original economic intent of the incentives as reasonably determined by the Compensation Committee. Although these non-GAAP financial measures should not be considered substitutes for U.S. GAAP measures, our management and Board consider them important performance indicators and have employed them as well as other factors in determining senior management and associate incentive compensation.
We discussed under “Non-GAAP Financial Measures” in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2025 (“2025 10-K MD&A”), the non-GAAP financial measures listed below that we use in evaluating performance under our incentive programs described in this proxy statement. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition, and the underlying performance drivers of our business. The definitions for these non-GAAP financial measures and how they may be calculated from the most directly comparable U.S. GAAP financial measures, can be found in our 2025 10-K MD&A.
•
Adjusted Book Value Attributable to Common Shareholders

•
Adjusted Operating Earnings

•
Adjusted Operating Return on Equity (“ROE”) Attributable to Common Shareholders

•
Pretax Adjusted Operating Earnings

•
Free Cash Flow

This proxy statement also references other financial measures that our management and Board consider important performance indicators, along with other factors, in determining senior management and associate incentive compensation. The following discussion explains how financial measures are calculated and how they are, or may be, adjusted.
2025 Short-Term Incentive Performance Metrics
Pretax Adjusted Operating Earnings begins with the amount calculated as described in our 2025 10-K. The Compensation Committee is empowered to make additional adjustments to enable the evaluation of actual performance on a basis relatively consistent with the assumptions underlying the projected performance used to set the original target. Those additional adjustments may result in the exclusion of the following:
a.
the net impact of equity market total returns over the period outside a corridor of 7% above or below the equity market total return assumption under Jackson’s business plan;

b.
the impact on spread earnings resulting from movement in the 10-year Treasury rate, relative to the beginning of year rate of more than 2%;

c.
the impact on net investment income resulting from increases (or decreases) in general account assets resulting from net gains (or losses) on hedging instruments in excess of $2 billion; and

d.
the impact related to annual actuarial assumption unlocking.

Other examples include the impact of significant events not contemplated in setting the original target, including new business investment, business continuity disruptions, restructuring initiatives, mergers and acquisitions, impacts of goodwill and other intangibles, guarantee fund assessments in the event of insurance company liquidations, material litigation and regulatory matters, and legislative, tax, regulatory, or accounting changes.
Pretax Adjusted Operating Income, adjusted as described above, is measured relative to the plan projection of Pretax Adjusted Operating Income for the year (with interest rates as implied by the forward rate curve as of the beginning of the year). For the actual short-term incentives for 2025 metric, the Pretax Adjusted Operating Income measure described in our 2025 10-K MD&A was further adjusted as follows:
2026 PROXY STATEMENT	A-1

APPENDIX A
Pretax Adjusted Operating Earnings
Year Ended December 31,
2025
(in millions)
Pretax adjusted operating earnings(1)	$1,882
Net impact of equity market total returns in 2025 outside of a pre-defined corridor	4
Net impact of the Company’s annual actuarial assumptions review	(18)
Other	11
Pretax adjusted operating earnings, adjusted as described above	$1,879

(1)
See Item 8. Financial Statements and Supplementary Data — Note 3 — “Segment Information” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025 for information regarding our pretax adjusted operating earnings non-GAAP financial measure and reconciliations to the most comparable U.S. GAAP measure.

Controllable Costs represents general and administrative expenses as reported in Item 8. Financial Statements and Supplementary Data — Note 21 — “Operating Costs and Other Expenses” in our Annual Report on Form 10-K for the year ended December 31, 2025, adjusted to exclude the following items, which may vary significantly during a period based on factors outside of management control or overall incentive funding levels:
a.
Costs related to nonqualified deferred compensation plans, which vary based on performance of underlying notional investments selected by participants;

b.
Costs of PPM related to investment management fees paid by third parties, which vary based on the value of assets under management; and

c.
Compensation expense related to annual bonuses and long-term incentive awards, the inclusion of which could cause misalignment between overall Company performance and funding outcomes for this metric.

Other examples include adjustments for unplanned costs relating to significant events including new business investment, business continuity disruptions, restructuring initiatives, mergers and acquisitions, impacts of goodwill and other intangibles, guarantee fund assessment in the event of insurance company liquidations, material litigation and regulatory matters, and legislative, tax, regulatory, or accounting changes.
Controllable Costs is general and administrative expenses, adjusted as described above, measured relative to the plan projection of Controllable Costs for the year, as shown in the table below:
Controllable Costs
Year Ended December 31,
2025
(in millions)
General and administrative expenses per 10-K(1)	$1,067
Costs related to nonqualified deferred compensation plans	(23)
Costs of PPM related to investment management fees paid by third parties	(73)
Compensation expense related to annual bonuses and long-term incentive award	(196)
Other	(11)
Total Controllable costs	$764

(1)
See Item 8. Financials Statements and Supplementary Data — Note 22 — “Operating Costs and Other Expenses” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

Risk-Based Capital requirements are insurance company statutory capital requirements based on rules published by the National Association of Insurance Commissioners (“NAIC”). The NAIC has developed certain risk-based capital (“RBC”)
A-2	2026 PROXY STATEMENT

APPENDIX A
requirements for life insurance companies. Under the NAIC requirements, compliance is determined by a ratio of a company’s total adjusted capital to its authorized control level RBC, as each is calculated in the manner prescribed by the NAIC.
We use RBC to measure the Company’s balance sheet health by achieving operating company RBC levels above our target minimum of 425%, based on total adjusted capital to the company action level amount, as managed within our risk framework.
2025 Long-Term Incentive Performance Metrics
Net Cash Flow to JFI is a financial measure that the Company uses to facilitate an understanding of its ability to generate cash at the holding company for reinvestment into its business or use in non-mandatory capital actions, such as dividends. We define Net Cash Flow to JFI as the sum of cash flows to Jackson Financial Inc. from its operating subsidiaries in the form of (i) dividends, (ii) return of capital distributions, (iii) interest payments on intercompany surplus notes, (iv) payments related to expense or tax sharing arrangements, and (v) other similar payments, less capital contributions made by JFI to the operating subsidiaries. Net Cash Flow to JFI is distinct from any JFI capital actions, such as common stock dividends and repurchases, debt reduction payments, and mergers and acquisitions.
The Committee is permitted to adjust Net Cash Flow to JFI as described above for the impact of unusual and nonrecurring significant events, including, major market dislocations impacting statutory capital levels (i.e., global financial crisis, pandemic, etc.); new business investment; business continuity disruptions; restructuring initiatives; mergers, acquisitions, and divestitures, including impacts of goodwill and other intangibles; guarantee fund assessments in the event of insurance company liquidation; material litigation and regulatory matters; operating company dividends and distributions well above or below expected levels due to regulatory or other extenuating factors; and legislative, tax, regulatory, or accounting changes, in such manner as reasonably determined by the Committee to preserve the original economic intent of the award.
Net Cash Flow to JFI, adjusted as described above, is measured relative to the plan projections of Net Cash Flow to JFI for the period.
Adjusted Operating ROE Attributable to Common Shareholders begins with the amount calculated as described in our 2025 10-K MD&A. The Committee is empowered to adjust that amount further to reflect situations such as the following:
a.
The actual Adjusted Operating Earnings for each of the three years that is used in the calculation of Adjusted Operating ROE Attributable to Common Shareholders may be adjusted to exclude:

i.
the net impact of equity market total returns over the period outside a corridor of 7% above or below the equity market total return assumption under our business plan;

ii.
the impact on spread earnings resulting from movement in the 10-year Treasury rate, relative to the beginning of year rate, of more than 2%; and

iii.
the impact on net investment income resulting from increases (or decreases) in general account assets resulting from net freestanding derivatives gains (or losses) in excess of $2 billion.

b.
For significant movements arising from the interaction of path dependent rate or equity movements and the risk framework in place during the period, the Compensation Committee may assess the performance of the hedging program and adjust the average Adjusted Book Value Attributable to Common Shareholders outcome used in the calculation.

Other examples could include events not contemplated in setting the original target, such as new business investment, business continuity disruptions, restructuring initiatives, mergers and acquisitions, guarantee fund assessments in the event of insurance company liquidations, material litigation and regulatory matters, and legislative, regulatory, or accounting changes.
Adjusted Operating ROE Attributable to Common Shareholders is measured relative to the plan projections of Adjusted Operating ROE Attributable to Common Shareholders for the period (with interest rates as implied by the forward rate curve as of the beginning of the period).
2026 PROXY STATEMENT	A-3

APPENDIX A
2023 Long-Term Incentive Performance Metrics Vested in 2025
Generation of Net Cash Flow Available to JFI is a financial measure that the Company uses to facilitate an understanding of its ability to generate cash for reinvestment into its business or use in non-mandatory capital actions, such as dividends. We define Net Cash Flow Available to JFI as the sum of cash flows, to or available to, Jackson Financial Inc. from its operating subsidiaries in the form of (i) dividends, (ii) return of capital distributions, (iii) interest payments on intercompany surplus notes, (iv) payments related to expense or tax sharing arrangements, (v) other similar payments, and (vi) unremitted cash representing capital in excess of the stated target RBC ratio of 425%, less capital contributions to the operating subsidiaries. This measure considers cash flows related to performance in calendar year periods that may take place in the following calendar year (i.e., dividends from operating companies pertain to excess capital development over a calendar year period but are likely to be remitted in the first quarter of the following year to allow for the regulatory approval process). Net Cash Flow Available to JFI is distinct from any JFI capital actions, such as common stock dividends and repurchases, debt reduction payments, and mergers and acquisitions.
As provided under the long-term incentive (“LTI”) program, Net Cash Flow Available to JFI may, at the Compensation Committee’s discretion, be adjusted to reflect situations such as the following:
a.
For material movements in interest rates or equity levels during the three-year period, the plan sensitivities for impacts on Net Cash Flow Available to JFI can be used to adjust the planned level for the period. For example, in the event of a down 20% equity movement during the period, the down 20% sensitivity could be applied and the change in Net Cash Flow Available to JFI could be adjusted accordingly.

b.
For significant movements arising from the interaction of path dependent rate or equity movements and the risk framework in place during the period, the Committee may assess the performance of the hedging program to adjust the final outcome.

Other examples could include events not contemplated in setting the original target, such as new business investment, business continuity disruptions, restructuring initiatives, mergers and acquisitions, guarantee fund assessments in the event of insurance company liquidations, material litigation and regulatory matters, and legislative, regulatory, or accounting changes.
Net Cash Flow Available to JFI, adjusted as described above, is measured relative to the plan projections of Net Cash Flow Available to JFI for the period.
Generation of Net Cash Flow Available to JFI, adjusted as described above, is shown in the table below:
Generation of Net Cash Flow Available to JFI
	Years Ended December 31,
	2025	2024	2023	Cumulative
	(in millions)
Generation of Net Cash Flow Available to JFI, before Market and Other Adjustments	$1,013	$506	$1,119	$2,638
Market and Other Adjustments	829	368	(443)	754
Total Generation of Net Cash Flow Available to JFI, after Market and Other Adjustments	$1,842	$874	$676	$3,392
A-4	2026 PROXY STATEMENT

APPENDIX A
Adjusted Operating ROE Attributable to Common Shareholders, adjusted as described above, is shown in the table below:
Adjusted Operating ROE Attributable to Common Shareholders
	Years Ended December 31,
	2025	2024	2023	3-year average
	(in millions, except percentages)
Adjusted Operating Earnings(1)	$1,614	$1,443	$1,073
Average Adjusted Book Value Attributable to Common Shareholders(1)	10,978	11,213	10,152
Adjusted Operating ROE Attributable to Common Shareholders on Average Equity	14.7%	12.9%	10.6%	12.7%

Adjustments to Adjusted Operating Earnings:
Market Adjustments	(293)	(104)	57
Adjusted Operating Earnings Post-Adjustments	1,321	1,339	1,130

Adjustments to Average Adjusted Book Value Attributable to Common Shareholder:
Market Adjustments	(6,668)	(4,258)	(1,687)
Average Adjusted Book Value Attributable to Common Shareholders Post-Adjustments	4,310	6,955	8,465
Adjusted Operating ROE Attributable to Common Shareholders on Average Equity Post-Adjustments	30.6%	19.3%	13.3%	21.1%

(1)
See the “Non-GAAP Financial Measures” in Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K for the year ended December 31, 2025 for information regarding our non-GAAP financial measures and reconciliations to the most comparable U.S. GAAP measures.

2026 PROXY STATEMENT	A-5

Jackson Financial Inc.
1 Corporate Way
Lansing, Michigan 48951
www.jackson.com

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYJACKSON FINANCIAL INC. 1 CORPORATE WAY LANSING, MI 48951 UNITED STATESVOTE BY INTERNET - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it at least one week before the annual meeting in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.For Against AbstainFor Against Abstain2. Ratification of the Appointment of KPMG LLP as Jackson Financial Inc.’s independent auditor for 20263. Non-binding, Advisory Vote to approve executive compensationNOTE: Such other business as may properly come before the meeting and any postponements and adjournments thereof.The Board of Directors recommends you vote FOR proposal 2:The Board of Directors recommends you vote FOR proposal 3:Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.JACKSON FINANCIAL INC. Nominees:1. Election of DirectorsThe Board of Directors recommends you vote FOR each of the 9 nominees:1a. Lily Fu Claffee1b. Gregory T. Durant1c. Steven A. Kandarian1d. Derek G. Kirkland1e. Drew E. Lawton1f. Martin J. Lippert1g. Russell G. Noles1h. Laura L. Prieskorn1i. Esta E. StecherFor Against AbstainV86806-P45572! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !SCAN TO VIEW MATERIALS & VOTE w

V86807-P45572Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report are available at www.proxyvote.com.Continued and to be signed on reverse sideJackson Financial Inc.Annual Meeting of ShareholdersMay 21, 2026 9:30 A.M. Eastern Daylight Time This proxy is solicited by the Board of DirectorsThe undersigned shareholder(s), revoking all prior proxies given with respect to the Annual Meeting described herein, hereby appoint(s) Laura L. Prieskorn and Andrea Goodrich, and each of them, as proxies, each with the full power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Jackson Financial Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:30 A.M. Eastern Daylight Time on May 21, 2026, at 1 Corporate Way, Lansing, Michigan, and any adjournment or postponement thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.The undersigned hereby authorizes and instructs each of said proxies to vote in accordance with their best judgment in connection with such other business (including, in the event that any director nominee named in the proxy card is unwilling or unable to serve, the election of any substitute therefor designated by either of said proxies) as may properly come before the Annual Meeting.